As filed with the Securities and Exchange Commission on March 17, 2010

Registration No. 333-162589

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Audience Productions, Inc.

(Exact name of registrant as specified in its charter)

Washington	7812	26-3071343
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

2311 N. 45th Street, Suite 310, Seattle, WA 98103

(888) 463-4308

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

300 Deschutes Way SW, Suite 304, Tumwater, WA 98501

(800) 927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Beacon Law Advisors

801 Second Avenue, Suite 614

Seattle, WA 98104

ATTN: Noel Howe

Fax: 206-749-9261

[MM/DD/YYYY]. (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer Accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Shares to be Registered	Offering Price per Share	Aggregate Offering Price	Selling Commissions	Amount of Registration Fee[1,2]
Series A Preferred Shares as defined in the Prospectus	800,000	$10.00	$8,000,000.00	$0.00	$446.40

1.	Determined pursuant to Section 6(b) of the Securities Act of 1933 and subsequent releases regarding annual adjustments to applicable fees.
2.	Paid with initial filing on October 20, 2009.

The registrant hereby amends this registration statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “33 Act”) or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus

March 17, 2010

800,000 Shares

Audience Productions, Inc.

Series A Preferred Shares

Audience Productions, Inc., a Washington corporation, is offering 800,000 Series A Preferred Shares to raise production funds for the feature film “Lydia Slotnick Unplugged.” This offering is self underwritten and the Series A Preferred Shares will be offered and sold by us on an all or none and best efforts basis. This means that the offering will not be complete unless all of the Series A Preferred Shares are sold. However, will use our best efforts to sell all of the securities offered. The offering will commence on [MM/DD/YY] and end on [MM/DD/YY]. All proceeds from the offering will be placed into an impound account until the offering amount is met. Throughout the Offering Period, investor funds in the impound account will not earn any interest. If all of the Series A Preferred Shares are not sold by [MM/DD/YY], sales of the Series A Preferred Shares shall cease and all subscription funds will be returned to the investors within five business days. The offering price is $10 per Series A Preferred Shares, with a minimum purchase of two Series A Preferred Shares, and there are no selling shareholders.

Following this offering we will have two classes of authorized stock, Series A Preferred Shares and three Common Shares, which have already been issued to the company’s officers. The rights of the Series A Preferred and Common Shareholders are not the same. Each Series A Preferred Share is entitled to one vote and a preferred return of 5% beyond each investor’s original investment of $10 per share. The Common Shares have no voting rights. Furthermore, the 5% preferred return must be paid prior to any cash distribution to the Common Shareholders.

Our Series A Preferred Shares will not be listed on any national securities exchange or the NASDAQ Stock Market. There will be no public market for our Series A Preferred Shares and transferability of the shares is restricted, except by operation of law.

Investing in our Series A Preferred Shares involves a high degree of risk. See “Risk Factors” beginning on page 5.

Price: $10.00 Per Share, Minimum Purchase Two Shares

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per Share	$10.00	--	$10.00
Total	$8,000,000	--	$8,000,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have only undertaken efforts to qualify this offering for offers to individual investors in the following jurisdictions: CA, CO, CT, FL, GA, HI, IL, IN, LA, MN, NJ, NY, UT, WI, WY; therefore, individual investors located outside of these jurisdictions should not expect to be eligible to participate in this offering.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information you should consider in making your investment decision. Each prospective investor is urged to carefully read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this Prospectus and its exhibits. You should carefully consider, among other things, the matters discussed in “Risk Factors” beginning on page 5.

Audience Productions, Inc.

Audience Productions, Inc. (“API”) is a Washington corporation formed in July 2009 to engage in the business of developing, financing, producing, marketing, and selling the full length motion picture, “Lydia Slotnick Unplugged” (the “Film”). The Film tells the story of a hip, thirty something music executive that has to prove she still has an edge. So, she digs up dirt on a has-been rocker, but uncovers a bigger story. The full script is attached to this Prospectus as Appendix II. We will attempt to sell the Film to a distributor, however, there are no plans or arrangements with any distributors currently in place. Also, there is no guarantee that we will be able to sell the Film to any distributor. The budgetary information described in this Prospectus, does not include costs for distributing the Film. From API’s inception to January 31, 2010, the company has earned no revenue, has a net loss of $89,733, and has total assets of $1,467

API has three officers, Jay T. Schwartz (President), George Brumder (Treasurer), and Julie Chase (Secretary), together known as the “Officers.” API is offering 800,000 Series A Preferred Shares, at $10.00 per share, to raise the Film’s $8,000,000 production budget (the “Offering Amount”). The offering will commence on [MM/DD/YY] and end on [MM/DD/YY]. If all of the Series A Preferred Shares are not sold by [MM/DD/YY], sales of Series A Preferred Shares shall cease and all subscription funds will be returned within five business days. The time period that the Series A Preferred Shares will be available for sale is known as the “Offering Period”, and the $8,000,000 we are attempting to raise is known as the “Offering Amount”. The price to the public is $10.00 per Series A Preferred Share, with a minimum purchase of two Series A Preferred Shares, plus a $0.50 per share debit/credit card payment processing fee. All of the proceeds of the offering will be impounded at Banner Bank, located at 3405 188th St. SW, Suite 301, Lynnwood, WA 98037 in accordance with the Impound of Funds Agreement between Banner Bank and API (see Exhibit 10.1). This means that API will not have access to the funds unless the Offering Amount is raised within the Offering Period. Only Series A Preferred Shares will have voting rights and are also the only shares entitled to a priority return, equal to the purchase price of the Series A Preferred Shares plus 5% of each investor’s original investment of $10 per Series A Preferred Share. This is known as the “Series A Preferred Priority Return.” The Officers will personally fund API’s operations during the Offering Period with loans to cover its costs, including those related to 34 Act filings and internet marketing efforts (see Exhibit 10.8). We anticipate that the total cost to fund API’s operations prior to and throughout the Offering Period will not exceed $50,000. However, API’s agreement with the Officers covers loans up to $100,000. The Officers are contractually obligated to make loans as requested by API. The rate of interest, which shall apply to all loans made by the Officers, is five percent (5%) per annum (based on a 360 day year, a 5.127% APR). The loans are to be repaid with proceeds of the Offering.

Significant restrictions have been placed on the transferability of Series A Preferred Shares. Series A Preferred Shareholders shall not sell, transfer, assign, pledge, hypothecate, encumber, subject to a security interest, or otherwise dispose of their Series A Preferred Shares, or any part thereof, except by operation of law. It should also be noted that Series A Preferred Shareholders are unlikely to receive any cash distribution unless the Film is sold to a distributor. “Distributable Cash” distributions are derived from and attributable to the operations of API, including the sale of the Film and proceeds of insurance to compensate for covered losses, less the sum of: (a) debt service; (b) current operating expenditures; (c) capital improvements and replacements; and (d) a reasonable reserve for the operation of the business or winding up of API, as determined by the Board of Directors.

API currently has limited operations and assets, and is considered a “Shell Company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “34 Act”). Since API has had limited operations and has no established source of revenue, our auditors have stated that this raises substantial doubt about our ability to continue as a going concern.

We are a corporation whose Officers are the sole owners of the “Common Shares” (as defined in the “SERIES A PREFERRED SHARE OWNERSHIP” Section) of API. The company’s three Common Shares are owned equally by the Officers. Prior to the issuance of Series A Preferred Shares (as defined in the “SERIES A PREFERRED SHARE OWNERSHIP” Section) pursuant to this offering, the Officers are the sole owners of API. The material provisions contained within the Articles of Incorporation (the “Articles”) and Bylaws can be found in the “DESCRIPTION OF SECURITIES TO BE REGISTERED - Material Provisions Contained Within the Articles and Bylaws” Section. The Articles and Bylaws can be found in Exhibits 3(i) and 3(ii) respectively.

Upon successfully raising the Offering Amount within the Offering Period, API will engage in the production of the Film. However, there is a risk that the proceeds of the offering may not be sufficient to complete the Film unless we obtain a completion bond (see “USE OF PROCEEDS” Section). Although we see nothing preventing us from securing a completion bond, the bond can only be purchased from a third party guarantor once the Offering Amount has been raised. While we have comprised a budget that we believe is appropriate for completion of the film, if we do not obtain a completion bond, there is a risk that if certain unforeseeable events (such as illness or death of key talent, civil strife, or natural disaster) occur, the costs associated with these events might exceed the contingency amount set aside in the budget, placing the entire production at risk.

There are conflicts of interest that may arise. If the Officers are unable to sell the completed Film, then the Officers may purchase the Film, in cash, for fair market value, upon approval by the holders of a majority of the Series A Preferred Shares. If the Officers seek to purchase the Film, they must contract with, at their own personal expense, at least two independent third party film industry evaluators. These evaluators will be identified if such a transaction arises to determine the fair market value of the Film. The Officers will accept the greatest of the evaluations as the fair market value. Fair market value will be determined on the basis of, and will be equal to the amount, in each evaluator’s opinion, which would be obtained in an arm’s length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell. It is entirely possible that the Film will be worthless and that the fair market value will be zero.

The Officers may engage in other businesses in the future. These businesses may be in competition with API. The Officers may utilize independent third party consultants to assist with the production and marketing of the Film. A conflict of interest may arise since these consultants may also be performing services for other entertainment companies and may not be devoting their time exclusively to API’s business. It is possible that the consultants may advise actions that are not advantageous to API’s investors, which could have a negative impact on the investors’ investment.

The Officers will each earn $200,000 (the “Production Management Fee”) from API, in accordance with the Production Management Fee Payment Schedule found in the “MANAGEMENT COMPENSATION” Section, and the Services Agreements found in Exhibits 10.2, 10.3, and 10.4, in exchange for providing the following services: (1) managing the day-to-day activities related to production of the Film, such as (a) disbursement of production funds to third parties, (b) daily review of Film project deliverables and milestones, (c) approving any changes to the shooting schedule or budget, (d) engaging and contracting with necessary third parties in addition to the production company (e.g., graphic artists or web developers), (e) managing third parties to ensure API’s contractual requirements are met, and (f) negotiating contract amendments or resolving disputes with third parties; (2) providing updates on the progress of the Film project so that API can correspond with Series A Preferred Shareholders regarding such progress, (3) marketing of the Film for eventual sale or distribution; (4) drafting and negotiation of sale or distribution terms and conditions; and (5) calculation of proceeds to be distributed by API from the sale of the Film or other distribution to Series A Preferred Shareholders. If the Offering Amount is not raised then no Production Management Fee shall be paid to the Officers. The Production Management Fee shall only be paid after the Offering Amount is raised and the offering proceeds are released from API’s impound account.

Upon the purchase of a Series A Preferred Share, each investor becomes a Series A Preferred Shareholder of Audience Productions, Inc. Series A Preferred Shareholders will have the following rights and obligations as further described in the “DESCRIPTION OF SECURITIES TO BE REGISTERED - Material Provisions Contained Within the Articles and Bylaws” Section and the Articles and Bylaws found in Exhibits 3(i) and (ii) of this Prospectus.

1.	Series A Preferred Share Voting Rights

Three Common Shares have been issued to the Officers, and 800,000 Series A Preferred Shares will be issued to the investors upon successful completion of this offering. Only Series A Preferred Shares will have voting rights, one vote per share. The matters that the Series A Preferred Shares are authorized to vote on are set forth in the Washington Business Corporation Act and API’s Articles, which include, but are not limited to:

•	Certain amendments to API’s Articles;

•	The approval of a merger of API into another entity;

•	Any additional sales of equity securities of API;

•	An election to dissolve or cessation of all or a substantial part of API’s business;

•

The power to approve and make all final decisions and determinations regarding the selling, exchanging, or otherwise disposing of substantially all of API’s assets, including distribution arrangements;

•	Election and removal of any director; and

•	Approval of a sale of the Film for fair market value to the Officers

2.	Control of Audience Productions, Inc.

API is a Washington corporation and the Officers of API are Jay T. Schwartz (President), George Brumder (Treasurer), and Julie Chase (secretary). The Officers have the authority to operate the business of API on a day-to-day basis in accordance with the terms of the Services Agreements between the parties (see Exhibits 10.2, 10.3, and 10.4) and the Bylaws (see Exhibit 3(ii)). The Officers have the authority to execute all contracts, agreements, licenses and other documents, and to make withdrawals from API’s checking, savings, and similar accounts.

3.	Economic Rights

In accordance with the Articles (see Exhibit 3(i)), API will pay out Distributable Cash (meaning cash distributions derived from and attributable to the operations of API, including the sale of the Film and proceeds of insurance to compensate for covered losses, less the sum of: (a) debt service; (b) current operating expenditures; (c) capital improvements and replacements; and (d) a reasonable reserve for the operation of the business or winding up of API, as determined by the Board of Directors) as follows:

•

The Series A Preferred Shareholders are entitled to the Series A Preferred Priority Return (equal to the amount of their original investment of $10 per Series A Preferred Share, plus 5%). Until the Series A Preferred Priority Return has been satisfied, 100% of API’s Distributable Cash will be paid to the Series A Preferred Shareholders, pro-rata.

•	Once the Series A Preferred Priority Return has been satisfied, API’s Distributable Cash, if any, will be paid 50% to the Series A Preferred Shareholders and 50% to the Common Shareholders, pro-rata.

4.	Restrictions on Transfer of Series A Preferred Shares

Significant restrictions have been placed on the transferability of Series A Preferred Shares, as further described in the Bylaws (see Exhibit 3(ii)). Series A Preferred Shares should be purchased only by persons with the financial ability to acquire and hold the Series A Preferred Shares as a long-term investment. Series A Preferred Shareholders shall not sell, transfer, assign, pledge, hypothecate, encumber, subject to a security interest, or otherwise dispose of their Series A Preferred Shares, or any part thereof, except by operation of law.

5.	Election of Future Directors

Series A Preferred Shareholders will have the authority to remove the current and elect future directors (the “Directors”) of API.

Summary Financial Information

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. We have prepared our financial statements contained in this Prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Prospectus.

Income Statement	For the Period July 6, 2009 (date of inception) to January 31, 2010
Revenue	$0
Expenses	$89,733
Net Loss	$(89,733)

Balance Sheet	January 31, 2010
Total Assets	$1,467
Total Liabilities	$91,170
Shareholders’ Equity (Deficit)	$(89,703)

The Offering

API is offering 800,000 Series A Preferred Shares, with a minimum purchase of two Series A Preferred Shares, in accordance with the “SERIES A PREFERRED SHARE OWNERSHIP” Section of this Prospectus. This is an all or none offering. All subscription funds which are accepted will be deposited directly into API’s segregated impound account at Banner Bank. Subscription funds placed in the impound account may only be released once the Offering Amount is raised and in accordance with the terms of the Impound of Funds Agreement between Banner Bank and API (see Exhibit 10.1). No investor may purchase more than 250 Series A Preferred Shares ($2,500) in this offering, as set forth in the Form of Subscription Agreement (see Exhibit 99.1). The purchase price for the Series A Preferred Shares is $10, with a minimum purchase of two Series A Preferred Shares, plus a $.50 per Series A Preferred Share debit/credit card processing fee, and will be payable in full upon subscription. The debit/credit card processing fees are strictly pass-through. API does not make any money in these transactions. The processing fees are collected by Banner Bank and are subtracted from each payment prior to the funds being deposited into API’s impound account. None of the debit/credit card payment fees are associated with API’s impound account in any way. For example, a purchase of 10 Series A Preferred Shares would equal $100 + $5.00 = $105 paid by the investor. $5.00 is collected by Banner Bank to cover the processing fee, which is distributed to the applicable debit/credit card network (i.e., Visa or MasterCard) and the investor’s issuing debit/credit card bank, and $100 would be placed in API’s impound account. If the Offering Amount is raised, then the total amount paid by the investors would be $8,400,000 of which $400,000 would have been collected by Banner Bank, and distributed as described above, with $8,000,000 as the gross proceeds to API. The debit/credit card processing fees are mandated by Visa and MasterCard and must be paid when utilizing those networks for payment transactions. We will only accept Visa and MasterCard payments and therefore each investment transaction is subject to the fees. If API does not sell all of the Series A Preferred Shares by the close of the Offering Period, all proceeds raised to that point will be returned, within five business days, to subscribers of Series A Preferred Shares, pro-rata, with interest, if any. However, the $0.50 per Series A Preferred Share debit/credit payment transaction fee paid upon the purchase of the Series A Preferred Shares shall not be refunded.

API acknowledges that Banner Bank is performing the limited functions of a “Depository”, as that term is defined in the “Impound of Funds Agreement” (see Exhibit 10.1), and that this fact in no way means the Depository has passed in any way upon the merits or qualifications of, or has recommended, or given approval to any person, security, or transaction.

You are urged to read the Articles and Bylaws carefully (see Exhibits 3(i) and (ii)), as they contain important provisions related to voting, control, and the economic rights and obligations of API’s investors. This Prospectus contains a description of such material provisions of the Articles and Bylaws (see “DESCRIPTION OF SECURITIES TO BE REGISTERED - Material Provisions Contained Within the Articles and Bylaws” Section).

Suitability Standards

The investing section of API’s website will be coded to only allow access to those prospective investors that reside in jurisdictions where the offering is registered and meet any state-specific investor suitability standards, such as income, asset, or maximum investment limitations. The maximum investment for any individual investor in any jurisdiction is $2,500 or 250 Series A Preferred Shares (as further described in the “PLAN OF DISTRIBUTION” Section). Once we finalize the states in which we are going to sell our securities, the Prospectus will be amended to reflect the applicable state investor suitability requirements.

RISK FACTORS

The following factors are listed in the order API considers to be the most substantial risks to an investor in this offering in view of all of the facts and circumstances or which otherwise make the offering one of high risk or speculative (i.e., those factors which constitute the greatest threat that the investment will be lost in whole or in part).

The purchase of the Series A Preferred Shares involves a high degree of risk and no prospective investor should purchase any Series A Preferred Shares unless he can afford to lose his entire investment in API. Each prospective investor should carefully consider the following risk factors associated with this investment, and is encouraged to consult with his own legal and financial advisors.

Cautionary Statements. The discussions and information in this Prospectus may contain both historical and forward-looking statements. To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects or any other aspect of API, please be advised that API’s actual financial condition, operating results and business performance may differ materially from that projected or estimated by API in forward-looking statements.

1.	API has negative shareholders’ equity and may not be able to continue as a going concern.API has not generated revenue or positive cash flows from operations to date and has an accumulated deficit and negative shareholders’ equity at January 31, 2010 in the amount of $89,703. Our auditors have issued an opinion stating that these conditions raise substantial doubt about our ability to continue as a going concern.

2.	API may not be able to absorb the costs of being a public company. There are substantial costs associated with being a public company and there is a risk that API may not be able to absorb those costs. Our estimated annual cost of public company compliance is $20,650 (see the “BUDGET” table in the “USE OF PROCEEDS” Section.)

3.	API has no operating history, it is a new business and there is no assurance that API will ever earn revenue. API has recently been formed to develop, finance, produce, market, and sell the Film. API does not have any earnings or gross revenues to date; and given the nature of its structure and purpose, would not have any revenues prior to the Film being sold. API currently has no assets or working capital. There is no assurance that API will be profitable or will earn revenues from its planned sale of the Film.

4.

Investments would be in a speculative and competitive business where investors could lose their entire investment. The entertainment industry is extremely competitive and the commercial success of any motion picture is often dependent on factors beyond the control of API, including but not limited to audience preference and exhibitor acceptance. There is no assurance that the Film will be acquired, produced, or distributed. API or its designees may not be able to engage or retain qualified talent for the Film, including actors, directors, film editors and other production personnel. If we are unable to obtain a completion bond (see the “USE OF PROCEEDS” Section), we may experience substantial cost overruns in developing, producing, and marketing the Film and may not have sufficient capital to successfully complete the Film. Competent distributors or other personnel may not be available to assist API in its financing and marketing efforts for the Film. API may not be able to sell or license the Film because of industry conditions, general economic conditions, competition from other producers, or lack of acceptance by studios, distributors, exhibitors, and audiences. API may also incur uninsured losses for liabilities which arise in the ordinary course of business in the entertainment industry, or which are unforeseen, including but not limited to copyright infringement, product liability, and employment liability. There is no assurance that the Series A Preferred Shareholders (as defined in the “SERIES A PREFERRED SHARE OWNERSHIP” Section) will not lose their entire investment in API.

5.	API is under capitalized and the public investors will be providing most of the capital for the business. The investors will be responsible for providing API with the majority of its capital and will therefore bear most of the economic risk. It is possible that investors could lose their entire investment and investing in API should only be made by those investors who can afford to lose their entire investment.

6.	There is no assurance that the Film will be profitable or provide any return to investors. There is no assurance as to whether API will be profitable or earn revenues, or whether API will be able to return any investment funds, to make cash distributions, or to meet its operating expenses.

7.	There are inherent risks in motion picture production, which could lead to cost overruns and substantial risk that the production funds raised from the offering are insufficient. The production of motion pictures involves a substantial degree of risk. Production costs are often miscalculated and may be higher than anticipated due to reasons or factors beyond the control of API (such as delays caused by labor disputes, illness, accidents, strikes, faulty equipment, death or disability of key personnel, destruction or damage to the Film itself, or bad weather). If we are unable to obtain a completion bond (see the “USE OF PROCEEDS” Section), API may require funds in excess of the Film’s anticipated budget in order to complete production. API will seek to obtain favorable production contract terms and conditions to protect API against some of these risks, including dealing with bondable entities, meaning third parties that are capable of obtaining insurance for their services. However, investors will bear substantial risk if we are unable to obtain a completion bond and certain events occur, as described above, where we may not have sufficient funding to complete production.

8.

The Officers do not have experience managing a public company, and as a result the business may be harmed.Since the Officers do not have experience managing a public company, they may not be able to appropriately understand the costs and reporting requirements of the SEC and other state and provincial regulatory agencies.

9.

There is no public market for the securities and transferability of the Series A Preferred Shares is restricted. Investors will not be able to liquidate their investment and the Series A Preferred Shares should be considered a long term investment. Significant restrictions have been placed on the transferability of Series A Preferred Shares, as further described in the Bylaws (see Exhibit 3(ii)). Series A Preferred Shares should be purchased only by persons with the financial ability to acquire and hold the Series A Preferred Shares as a long-term investment. There is no public market for the Series A Preferred Shares. Investors cannot sell, transfer, assign, pledge, hypothecate, encumber, subject to a security interest or otherwise dispose of their Series A Preferred Shares, or any part thereof, except by operation of law. For example, if an investor dies without a will, his heirs are determined by operation of law and such heirs will receive his Series A Preferred Shares. Similarly, if an investor marries or has a child after his will has been executed, in some jurisdictions the law writes the spouse or child into the will and such spouse or child may receive the investor’s Series A Preferred Shares upon his death. Consequently, the investors will not be able to liquidate their investment in API if such liquidation should become necessary or desired.

We are not applying to have our securities traded on any national securities exchange or over the counter trading market. Furthermore, it is anticipated that if we meet our business plan, the Film will be sold and API liquidated in a relatively short period of time and therefore it would not benefit the Series A Preferred Shareholders to have the Series A Preferred Shares transferrable. Lastly, there are substantial costs associated with accommodating trading and managing the transfer of securities and we believe it is in the best interest of the company to avoid these costs.

10.	API has no distribution contracts in place and there is no assurance that the Film will ever be sold. Even if the Film is distributed, there is no assurance that it will be economically successful, which could lead to loss of the investors’ entire investment. If the Film is completed, there is no assurance that API will be successful in securing one or more distributors to distribute it. Furthermore, even if a distributor distributes the Film, there is no assurance that the Film will be an economic success, even if it is successful critically or artistically. While it is the intent of API that any sale of distribution rights will be for fair value and in accordance with the standards and practices of the motion picture industry, no assurance can be given that the terms of such agreement will ultimately be advantageous to API. Distribution agreements generally give a distributor significant flexibility in determining how a film will be exhibited. Depending on the distribution contract, there can be no assurance that the distributor will not limit the Film’s run, limit the territories in which the Film is exhibited, or otherwise fail to actively promote the Film. Any such action by the distributor could have a material adverse effect on the economic success of the Film and revenues received by API. There can be no assurance of ancillary or foreign sales of the Film. In any event, Distributable Cash from the sale of the Film cannot be realized, if at all, until after API’s expenditure for the Film. API may attempt to retain a sales agent to sell the foreign rights to the Film. No assurance can be given that the Officers will actually be able to obtain a sales agent, that a sales agent, if obtained, would be able to sell any rights to the Film, or that if such rights are sold they will be on terms advantageous to API.

11.

There are economic risks associated with distribution. Even if API secures a distribution arrangement, there is no assurance that the Film’s revenues will exceed its production costs. If not, investors could lose all of, or at least a substantial portion of, their investment. If a third party distributor is obtained for the Film, the success of such distribution will depend on a number of factors over which API will have little or no control. Even if all territories, both domestic and foreign, are sold, there can still be no assurance that the Film will succeed on an economic level. If the total production costs exceed the total worldwide minimum guarantees or minimum advances, if any, there may be problems which could adversely affect the Film’s ultimate profitability, including: public taste, which is unpredictable and susceptible to change; competition for theaters; competition with other films and other leisure activities; advertising costs; uncertainty with respect to release dates; and the failure of other parties to fulfill their contractual obligations and other contingencies. Distribution agreements generally give a distributor significant flexibility in determining how a film will be exhibited. There can be no assurance that a distributor will not limit the Film’s run, limit the territories in which the Film is exhibited, or otherwise fail to promote the Film actively. Any such action by the distributor could have a material adverse effect on the economic success of the Film and revenues received by API. In the event that the Film is distributed in foreign countries, some or all of the revenues derived from such distribution may be subject to currency controls and other restrictions which would restrict the available funds.

12.	There is intense competition in the entertainment industry and virtually all other competitors have greater assets, experience, and resources than API. Therefore, API may not be able to secure an arrangement that will provide any return to investors and investors may also lose their entire investment. The entertainment industry is characterized by intense competition. API will be subject to competition from other producers and distributors including major studios, most of which have greater financial resources and management experience and expertise than API. All aspects of the motion picture industry are highly competitive. API faces competition from major studios and other independent motion picture companies and television production companies not only in attracting creative business and technical personnel for the production of the Film, but also in distributing the Film. Virtually all of these competitors have substantially greater experience, assets, and financial and other resources than API, and have worldwide distribution organizations in place. The Film will also be subject to extensive competition from other forms of entertainment, including but not limited to television programming, cable television, and other entertainment. There is no assurance that API will be able to provide a return to investors; and it is possible that investors will lose their entire investment.

13.	If API is unable to obtain a completion bond, then there are risks which may cause cost overruns. If cost overruns occur, the Film project might be halted, which could result in a complete loss of the investment. Additional funds may also be sought by API, resulting in dilution of the investors’ ownership. If API is unable to obtain a completion bond (see “USE OF PROCEEDS” Section), we may incur substantial cost overruns in the development, production, and sale of the Film. API and its management are not responsible for cost overruns incurred in API’s business and are not obligated to contribute capital to API. Unanticipated costs may force API to substantially dilute Series A Preferred Shareholder ownership and control by requiring us to obtain additional capital or financing from other sources. The Series A Preferred Shareholders could lose their entire investment in API if we are unable to obtain the additional funds necessary to complete the production and marketing of the Film. There is no assurance that API will be able to obtain sufficient capital to successfully implement its business plan. If a greater investment is required in the Film because of cost overruns, the probability of earning a profit or a return of the Series A Preferred Shareholders’ investment in API is diminished.

14.	Funds raised from the offering may be inadequate to complete the Film, and if API cannot sell or raise additional funds to complete the Film, investors may lose their entire investment. API will have limited capital available to it; such capital will be limited to the amount that API raises from this offering. If API’s entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then API may sell all or a portion of its interest in the Film, if possible. Furthermore, a shortage of funds may prevent or delay API from completing the production and selling the Film. There is no assurance that API will have adequate capital to conduct its business.

15.	If additional financing for production of the Film is sought, there is no assurance that such additional funding will be available. In the event the Film’s production costs exceed the amount raised by API, API may seek outside funding, subject to the Series A Preferred Shareholder voting requirements (See “BUSINESS — Securities Offered”), to finance the remainder of the costs. There can be no assurance that such outside funding will be available or if available that such funding will be on terms that are not disadvantageous to API.

16.	There is no assurance of any cash distributions to investors. There is no assurance as to when or whether cash will be available for distribution to the Series A Preferred Shareholders. API is responsible for paying direct and any indirect expenses incurred by all third parties in connection with making the Film. The costs of making and marketing the Film must be paid before any cash distributions are made by API. API must pay these expenses, as well as operating expenses and other costs, prior to distributing cash to the Series A Preferred Shareholders. Even if cash distributions are made, API may not be profitable. API, in its discretion, may retain funds for working capital purposes.

17.	There is a substantial risk that without the Officers (Jay T. Schwartz, George Brumder, and Julie Chase), API may not be able to achieve its business objectives. API’s future success will depend substantially upon the ability of the Officers to implement the business strategy. The loss of the Officers or the inability to attract and retain other talented personnel could have a material adverse effect on API’s ability to conduct its business.

18.	API does not have independent Directors and decisions affecting the company are not ratified by disinterested directors. The Board of Directors of API is not independent. Therefore, decisions affecting the disposition of the company are not ratified by independent directors. There is a risk that the interests of the investors and the board members are not aligned, which could negatively impact the value of the investors’ investment.

19.	The Series A Preferred Shares were priced arbitrarily and the actual value may be less than the price paid. There is no established market for the Series A Preferred Shares. We established the offering price without an independent valuation of the Series A Preferred Shares. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. This valuation may bear no relation to the actual value of the Series A Preferred Shares, which may be substantially less than the price paid by investors.

20.	API does not have independent audit and compensation committees. API does not have independent audit and compensation committees, which means that API’s accounting practices and management compensation have not been reviewed nor ratified by independent Directors. There is an increased risk that API’s accounting practices will not be GAAP compliant and that the Officer’s compensation is overstated.

21.	Cash distributions to investors, if any, typically may take a year or longer. Typically, investors cannot expect to receive a return on their investment prior to the elapse of approximately one year after the completion of the principal photography. Investors should only invest in API as a long term investment and understand there is a high risk that they may lose their entire investment.

22.

Conflicts of interest may exist that could have a negative impact on the investors’ investments. If API is unable to sell the completed film, the Officers may purchase the Film, in cash, for fair market value, upon approval by the Series A Preferred Shareholders. If the Officers seek to purchase the Film, they must contract with, at their own personal expense, at least two independent third party film industry evaluators. These evaluators will be identified if such a transaction arises to determine the fair market value of the Film. The Officers will accept the greatest of the evaluations as the fair market value. Fair market value will be determined on the basis of, and will be equal to the amount, in each evaluator’s opinion, which would be obtained in an arm’s length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell. It is entirely possible that the Film will be worthless and that the fair market value will be zero.

The Officers may participate in other entities (film projects) which engage in activities similar to those of API, such as developing, financing, producing, marketing, and selling other full length motion pictures. Some Officers may allocate management time and resources to future projects, to the possible detriment of API. The Officers may from time to time form new entities and engage in other businesses in the future. Other businesses owned and managed by the Officers may be in competition with API.

API may utilize independent third party consultants, unaffiliated with API, to assist with the production and marketing of the Film. A conflict of interest may arise since these consultants may also be performing services for other entertainment companies or affiliates of API and may not be devoting their time exclusively to API’s business. It is possible that the consultants may advise actions that are not advantageous to API’s investors, which could have a negative impact on the investors’ investment.

23.	The Officers have broad discretion in operating the business and applying the gross proceeds of the offering with limited investor input. Under API’s Bylaws (see Exhibit 3(ii)), the Officers are given the exclusive authority to manage API’s business. The Officers will negotiate, or assign the responsibility to negotiate, all third party contracts on behalf of API. Investors must rely on the Officers for the operation of API. The Officers have broad discretion to manage API and apply the gross proceeds of the offering of the Series A Preferred Shares to developing the Film.

24.	The Directors and Officers will be held harmless against certain claims, which could reduce AP’s assets or ability to make a distribution to the Series A Preferred Shareholders. API will, to the greatest extent allowed under Washington law, hold the Directors and Officers harmless against certain claims arising from either their or API’s activities. If API were called upon to perform under the indemnification agreements it has with each of its Directors and Officers, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Film, or for distributions to the Series A Preferred Shareholders, if any.

25.	The Officers have limited resources and may not have other sources for additional working capital if API needs it. In the event this occurs, the investors’ investment will be at risk. The Officers have up to $100,000 that they are able to loan API prior to the close of the Offering. However, it is not anticipated that the Officers will have the financial resources or the liquidity to loan API more than $100,000, in the event that the company needs additional working capital.

26.	There is a risk that API’s advertising, if inappropriate, could create liabilities for the company, its Officers, or Directors.If any of API’s advertising (e.g., Google Adwords, Yahoo! Sponsored Links, and advertisements on third part web sites) is found to be in violation of Sections 5 or 12 of the 33 Act, it is possible that liabilities may arise for API, its Officers, or Directors. For instance, if an advertisement (on a third party website or otherwise) for the Series A Preferred Shares fails to be accompanied by a link to the Prospectus, contains an untrue statement, or omits a material fact, this may be deemed a violation of Sections 5 or 12 triggering certain liabilities for the Officers or Directors. Such liabilities may include rescission to recover the price paid for the Series A Preferred Shares, plus interest.

27.	API will not repurchase any Series A Preferred Shares. Regardless of whether the Film is a financial success, API will not purchase any of the Series A Preferred Shares and Series A Preferred Shareholders will not have any rights to require API to purchase their shares.

28.	The piracy landscape for motion pictures could negatively impact the value of the Film. Motion picture piracy is an international as well as a domestic problem. Motion picture piracy is extensive in many parts of the world, including South America, Asia (including Korea, China, and Taiwan), the countries of the former Soviet Union and the former Eastern bloc countries. The United States government has publicly considered trade sanctions against specific countries which do not prevent copyright infringement of United States produced motion pictures. Such actions could impact the amount of revenue that API realizes from the international distribution of the Film, if any, depending upon the countries subject to such action and the duration of such action.

FORWARD LOOKING STATEMENTS

Information in this Prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The matters herein constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

DETERMINATION OF OFFERING PRICE

There is no established market for our Series A Preferred Shares. We established the offering price without an independent valuation of the Series A Preferred Shares. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria.

Evaluation of the project by Eugene Mazzola and the rest of our advisory board led us to the budgetary information found in the “USE OF PROCEEDS” Section.

Eugene Mazzola (www.eugenemazzola.com) is a film and television producer and his company, Bridge Productions, Inc. has been selected as the producer of the Film. In the Officers’ view, Bridge Productions represented the best value based on their experience, reputation, knowledge of the project, potential to obtain a completion bond, and Seattle area location. The Production Services Agreement between Bridge Productions and API was executed on July 20, 2009 (see the "USE OF PROCEEDS" Section and Exhibit 10.7.

A completion bond is a form of insurance, for which we have budgeted that guarantees that a film will be completed and delivered on schedule and within budget. The completion bond provides protection against over budget costs and is supplied by a third party guarantor. Although we see nothing preventing us from securing a completion bond, the bond can only be purchased from a third party guarantor once the Offering Amount has been raised. If we are unable to obtain a completion bond, then the money budgeted for the bond will be placed into the contingency reserve for the Film (see the “USE OF PROCEEDS” Section). In the event there are contingency funds remaining once the Film is complete, then those funds will be distributed, pro-rata, among the Series A Preferred Shareholders.

PROMOTER’S INTANGIBLE ASSET CONTRIBUTIONS AND

TANGIBLE BOOK VALUE

Promoter’s Intangible Asset Contributions

The Officers, who are also promoters (as defined in Rule 405 of the 33 Act, as amended), have contributed the services listed in the table below related to the development of API and the Film to date. The Officers have not and will not receive any compensation in exchange for contributing such services. The basis for the value of the promoter’s intangible asset contributions listed below was the Officers’ research of the fair market value of similar services in the Seattle, WA market. Hourly costs for legal services in the Seattle market range from $250 to $500 for partners and $125 to $250 for associates. Beacon Law Advisors’ (the lawyers that have written the legal opinion within this Prospectus) rates are $395 and $195, respectively. Beacon has said that the creation of an S-1 filing would take anywhere from 40% to 60% of a partner’s time, the rest of the work being done by an associate. According to the United States Office of Management and Budget, the estimated average burden to complete an S-1 is 1,176 hours. The consulting rates for the non-legal services indicated below in Seattle range from $200 to $300 per hour. Even though the Officers will not be reimbursed for their intangible asset contributions, they will receive compensation in the form of the Production Management Fee of $200,000 each (in accordance with the Production Management Fee payment schedule contained within the Services Agreements between the Officers and API as further described in Exhibits 10.2, 10.3, and 10.4) and contingent compensation in their capacities as the Common Shareholders. Each of these forms of compensation are further described in the “MANAGEMENT COMPENSATION” Section.

	Jay Schwartz	George Brumder	Julie Chase	Total
Hourly Rate	$300	$200	$200

Establish Audience Productions, Inc.	3	3	1	$1,700

Create and file all offering related documents.	924	300	20	$341,200

Create online marketing plan and design web pages.	20	40	90	$32,000

Draft and manage all third party agreements.	50	5	0	$16,000

Code offering documents for submission to EDGAR.	12	200	15	$46,600

Total	1,009	548	126	$437,500

Tangible Book Value

Prior to the offering commencing, API has a tangible book value (“TBV”) of ($89,703) and has three Common Shares outstanding. In the event that API successfully raises the Offering Amount, API expects to have a TBV of approximately $7,910,297, have three Common Shares and 800,000 Series A Preferred Shares outstanding, and the TBV of each share (Common and Series A Preferred) will be $9.89.

PLAN OF DISTRIBUTION

The Series A Preferred Shares are self underwritten and are being offered and sold by API on an all or none and best efforts basis. No compensation will be paid to API, including its Officers and Directors, or any affiliated company or party with respect to the sale of the Series A Preferred Shares. This means that no compensation will be paid with respect to the sale of the Series A Preferred Shares to Jay T. Schwartz, George Brumder, or Julie Chase. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction.

Neither API, Jay T. Schwartz, George Brumder, nor Julie Chase conduct any activities that fall outside of Rule 3a4-1 and are not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into API’s segregated impound account at Banner Bank (see Exhibit 10.1, Impound of Funds Agreement). Subscription funds placed in the impound account may only be released, if the Offering Amount is raised within the Offering Period, in accordance with the Impound of Funds Agreement between Banner Bank and API. No investor may purchase more than 250 Series A Preferred Shares ($2,500) in this offering. The purchase price for the Series A Preferred Shares is $10, with a minimum purchase of two Series A Preferred Shares, plus a $0.50 per Series A Preferred Share debit/credit card payment processing fee, and will be payable in full upon subscription. The debit/credit card payment processing fees are strictly pass through. API does not make any money in these transactions. The processing fees are collected by Banner Bank and are subtracted from each payment prior to the funds being deposited into API’s impound account. For example, a purchase of 10 Series A Preferred Shares would equal $100 + $5.00 = $105 paid by the investor. $5.00 is collected by Banner Bank to cover the processing fee, and $100 would be placed in API’s impound account. If the Offering Amount is raised within the Offering Period, then the total amount paid by the investors would be $8,400,000, of which $400,000 would have been collected by Banner Bank with $8,000,000 as the gross proceeds to API. If API does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be returned, within five business days, to subscribers of Series A Preferred Shares pro-rata, with interest, if any. However, the $0.50 per Series A Preferred Share debit/credit card payment transaction fee paid upon the purchase of the Series A Preferred Shares shall not be refunded.

Once this Registration Statement is declared effective by the SEC, API, subject to the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. API plans to solicit investors using the Internet through a variety of existing Internet advertising mechanisms, such as search based advertising and search engine optimization. Please note that API will not communicate any information to prospective investors without providing access to the Prospectus. Prospective investors will have continuous access to the Prospectus, 24 hours per day 7 days per week, via the URL www.YourMovieShares.com or by clicking on hyperlinks contained within emails or online advertisements. We will not orally solicit investors and no offers or sales of securities will be made prior to this Registration Statement being declared effective by the SEC. The screens within the API website may include the “Home,” “How API Works,” “Invest,” “Blog,” and “FAQ” pages. The site will also include policies, management, and contact sections. Series A Preferred Shares will be offered to the public as follows. On API’s homepage, prospective investors can view the Prospectus by clicking on the Prospectus link. After the prospective investors have had the opportunity to review the Prospectus (they will also have the ability to print or download a PDF), they may select from the navigation bar that they would like to purchase Series A Preferred Shares in API. If this is the case, they will then be asked if they reside in a jurisdiction where the Series A Preferred Shares are registered. If so, the prospective investor will enter the number of Series A Preferred Shares they would like to purchase (between 2 and 250, not to exceed $2,500) and agree to the terms and conditions of the Subscription Agreement that is also available for downloading and printing, including any state-specific suitability requirements. Investments will be processed on a first come, first served basis, up to the Offering Amount of $8,000,000. After that, the investment system will automatically shut down and no other prospective investors will be permitted to enter the investment area of API’s website. All investment payments will be made via debit/credit card.

The Offering Period will commence on [MM/DD/YYYY]. The investing section of API’s website will be coded to only allow access to those prospective investors that reside in jurisdictions where the securities are registered and meet any state-specific investor suitability standards, such as income, asset, or maximum investment limitations. Prospective investors must provide their addresses and zip codes. If a zip code does not match that of a jurisdiction where sales are permitted, access is denied. Once the prospective investor determines that they want to invest in API, a cross reference is done with the billing address used for the debit/credit card and the address originally provided. If the addresses do not match, then the transaction is cancelled. API’s website must also be able to reliably accept payments from investors. Once the offering is declared effective, API will implement its payment capabilities, which will be similar to most electronic commerce sites that accept debit/credit card payments for merchandise.

Online marketing will be used in API’s efforts to sell the Series A Preferred Shares. The online marketing that will be conducted by API covers the following areas. First, Google Adword and Yahoo! Sponsored Link optimization will be used as described below. Second, we will research which email lists are available for purchase. Third, API will use Constant Contact, Inc. (“Constant Contact”) a third party email distribution company, to distribute email communication on API’s behalf. Constant Contact is a provider of third party email distribution services and using Constant Contact will allow API to efficiently update investors on events related to the Film. For further information on Constant Contact visit www.constantcontact.com. Our contract with Constant Contact will be a monthly subscription terminable at any time by us. API does not consider its agreement with Constant Contact a material contract.

Internet Advertising

Once the offering is declared effective by the SEC and target states, API is permitted to generally solicit investors who reside in those states by use of various advertising mediums, such as print, radio, TV, and the Internet, so long as each such communication is accompanied or preceded by a Section 10 prospectus. API plans to primarily use the Internet through a variety of existing Internet advertising mechanisms, such as Google Adwords and search engine optimization (e.g., placement on Yahoo! and Google) and possibly advertising on third party websites. As a result, it is anticipated that Internet traffic will arrive at API’s website where prospective investors, who must register on API’s website and live in jurisdictions where the Series A Preferred Shares are permitted to be offered and sold, can find additional information on the production of the Film and may initiate a purchase of Series A Preferred Shares in compliance with the Subscription Agreement. Prospective investors who click on an API sponsored link or advertisement will be directed to the API website at www.YourMovieShares.com. The investing section of API’s website will be coded to only allow access to those prospective investors that reside in jurisdictions, and meet the applicable state-specific suitability standards, where the offering is registered. Prospective investors must provide their addresses and zip codes. If a zip code does not match that of a jurisdiction where the offering and sale of the securities is permitted, access is denied. Once the prospective investor determines that they want to invest in API, a cross reference is done with the billing address used for the debit/credit card and the address originally provided. If the addresses do not match, then the transaction is cancelled.

API’s online marketing will function primarily through a combination of Google Adwords, Yahoo! Sponsored Links, and advertising on third party websites, which have yet to be identified and will not be until after this offering has been declared effective. The Google Adwords and Yahoo! Sponsored Links must be chosen and managed, since the availability and pricing for various key words and phrases constantly changes as people bid on them. Generally, the more popular a search term, the more expensive it will be. It should be noted that no matter how the availability and price of these Adwords and Sponsored Links change, we will endeavor to ensure that the content of API’s associated advertisements always complies with the 33 Act. Furthermore, Google and Yahoo! provide customers with the ability to restrict and test searches within specific jurisdictions. In API’s case, search terms will be restricted to those jurisdictions where the securities are registered. API may also purchase select email distribution lists that cover film enthusiasts, however, no lists have been either identified or purchased and will not be until after this offering has been declared effective. API will use Constant Contact as its email distribution vendor. There is no written agreement between Constant Contact and API. Constant Contact is a subscription service that charges a monthly fee for email communications. API plans to drive traffic to its website via its use of Google and Yahoo!’s Adwords and Sponsored Links, advertising on third party websites, and email distribution via Constant Contact. Once traffic arrives at API’s site, prospective investors will be able to review the site contents, including the ability to view and download the entire Prospectus, and purchase Series A Preferred Shares if they so desire and meet the requirements of the Subscription Agreement. API plans to spend approximately $15,000 on internet advertising throughout the Offering Period.

The Prospectus will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on API’s website.

Non-Production Activities Costs Prior to Commencement of the Offering

API is a development stage company and lacks any historical operating income or expense. The non-production activities costs that were incurred prior to the commencement of the offering are:

Description	Amount ($)
Legal	82,413
Accounting	4,987
General and Administrative	1,115
Securities Registration Fees	446
Marketing	439
Story and Other Rights	200
Interest Expense	133

Total	89,733

The total non-production costs incurred prior to commencement of the offering were $89,733. Of that amount, $82,000 is due to Beacon Law Advisors, $37 is due to a related party, and $7,733 is due to the Officers. The Officers are also owed an additional $1,400, an amount which, as of January 31, 2010, is classified as cash. These costs are only recoverable if API raises the Offering Amount within the Offering Period, which means that they are at-risk to the Officers until such time.

DESCRIPTION OF SECURITIES TO BE REGISTERED

API is offering 800,000 Series A Preferred Shares at a purchase price of $10.00 per Series A Preferred Share, with a minimum purchase of two Series A Preferred Shares, in accordance with the “SERIES A PREFERRED SHARE OWNERSHIP” Section of this Prospectus. The purchase price for the Series A Preferred Shares will be payable in full upon subscription. All subscription funds which are accepted will be deposited directly into API’s segregated impound account at Banner Bank (as defined in the “PROSPECTUS SUMMARY—Audience Productions, Inc.” Section). Subscription funds placed in the impound account may only be released once the Offering Amount is raised, in accordance with the Impound of Funds Agreement between Banner Bank and API (see Exhibit 10.1). The maximum amount for investment in this offering by any individual investor is $2,500. The Officers have the right, but not the obligation, to enable API to meet the minimum capitalization amount, subject to the individual investor limitation of $2,500. There is no public market for the Series A Preferred Shares and transferability of the Series A Preferred Shares is prohibited unless via operation of law, as further described in the Bylaws (see Exhibit 3(ii)).

Material Provisions Contained Within the Articles and Bylaws

API, and the relative rights and obligations of its Series A Preferred Shareholders, are governed by applicable law and API’s Articles and Bylaws found in Exhibits 3(i) and (ii) of this Prospectus. The material provisions contained within the Articles and Bylaws pertain to the following:

1.	Series A Preferred Share Voting Rights

Three Common Shares have been issued to the Officers, and 800,000 Series A Preferred Shares will be issued to the investors upon successful completion of this offering. Only Series A Preferred Shares will have voting rights, one vote per share. The matters that the Series A Preferred Shares are authorized to vote on are as set forth in the Washington Business Corporation Act and API’s Articles, which include, but are not limited to:

•	Certain amendments to API’s Articles;

•	The approval of a merger of API into another entity;

•	Any additional sales of equity securities of API;

•	An election to dissolve or cessation of all or a substantial part of API’s business;

•

The power to approve and make all final decisions and determinations regarding the selling, exchanging, or otherwise disposing of substantially all of API’s assets, including distribution arrangements;

•	Election and removal of any director of API; and

•	Approval of a sale of the Film for fair market value to the Officers.

As set forth in the Bylaws (see Exhibit 3(ii)), except as described above, those activities of API not requiring Series A Preferred Shareholder approval are left to the Officers’ discretion, such as:

•	Selection of and contracting with any third parties for goods and services related to production of the Film;

•	Managing day-to-day production and;

•	Employment decisions

In the event a Series A Preferred Shareholder vote is required, API will file a proxy with the SEC and solicit electronic proxies from the Series A Preferred Shareholders.

2.	Control of Audience Productions, Inc.

API is a Washington corporation and is managed by its Officers, Jay T. Schwartz (President), George Brumder (Treasurer), and Julie Chase (Secretary), who are also the Common Shareholders. The Officers have the authority to operate the business of API on a day-to-day basis in accordance with the Bylaws (see Exhibit 3(ii)). The Officers, on behalf of API, have the authority to execute all contracts, agreements, licenses and other documents, and to make withdrawals from API’s checking, savings and similar accounts. The Officers also have the following rights and powers which it may exercise at the cost, expense and risk of API:

A.	To expend the capital and income of API, if any, in the furtherance of API’s business;

B.	To execute and deliver promissory notes, checks, drafts, and other negotiable instruments on behalf of API;

C.	To hire or engage on behalf of API such employees, independent contractors and personnel as the Officers deem necessary or appropriate, including but not limited to affiliates of API, in order to conduct API’s business;

D.	To employ such attorneys, accountants and other persons, subject to the terms otherwise stated herein, as the Officers deem necessary or advisable to carry out the purposes of API;

E.	To purchase from or through others, casualty and other insurance which the Officers deem advisable, appropriate, convenient, or beneficial to API;

F.	To delegate or assign all or any of its duties, rights or obligations and employ, or contract with any person deemed in its discretion necessary or desirable for the transaction of the business of API; and

G.	To execute and deliver any and all other instruments to carry out the purposes of the business.

3.	Economic Rights

The ownership of API shall be in the form of two classes of share, three Common Shares and 800,000 Series A Preferred Shares (collectively, the “Shares”). API is authorized to issue 800,003 total Shares. Only Series A Preferred Shares are being offered in this offering; no further issuances of Common Shares will be made.

A.	The Series A Preferred Shareholders are entitled to a priority return equal to the amount of their original investment of $10 per Series A Preferred Share plus 5% (the “Series A Preferred Priority Return”). Until the Series A Preferred Priority Return has been paid, distributions of Distributable Cash will be made 100% to the Series A Preferred Shareholders pro-rata.

Once the Series A Preferred Priority Return has been satisfied, all distributions of Distributable Cash will be made 50% to the Series A Preferred Shareholders (pro-rata amongst the class), and 50% to the Common Shareholders (pro-rata amongst the class).

B.	For example, if the Series A Preferred Shareholders have collectively invested $8,000,000 of cash in API, and API then sells the Film for $10,000,000, API would distribute (plus or minus API’s net worth at the time of the sale):

•	$8,000,000 to the Series A Preferred Shareholders (i.e., equaling a return of their invested cash); then

•	$400,000 to the Series A Preferred Shareholders (i.e., equaling the Series A Preferred Priority Return—5% of $8,000,000); then

•	$800,000 (50% of the remaining $1,600,000) pro-rata amongst the Series A Preferred Shareholders; and $800,000 pro-rata amongst the Common Shareholders.

PLEASE NOTE THAT THE FOREGOING IS JUST AN EXAMPLE OF A POTENTIAL SCENARIO; NOTHING IN THIS EXAMPLE SHOULD BE CONSTRUED TO PREDICT OR PROMISE AN ACTUAL RESULT.

C.	Although we see nothing preventing us from securing a completion bond (see “USE OF PROCEEDS“ Section), the bond can only be purchased from a third party guarantor once the Offering Amount has been raised. If API is unable to obtain a completion bond , we may incur substantial cost overruns in the development, production, and sale of the Film. Unanticipated costs may force API to substantially dilute Series A Preferred Shareholder ownership and control by requiring us to obtain additional capital or financing from other sources. The Series A Preferred Shareholders could lose their entire investment in API if we are unable to obtain the additional funds necessary to complete the production and marketing of the Film. There is no assurance that API will be able to obtain sufficient capital to successfully implement its business plan. If a greater investment is required in the Film because of cost overruns, the probability of earning a profit or a return of the Series A Preferred Shareholders’ investment in API is diminished.

4.	Restrictions on Transfer of Series A Preferred Shares

Significant restrictions have been placed on the transferability of Series A Preferred Shares, as further described in the Bylaws (see Exhibit 3(ii)). Series A Preferred Shares should be purchased only by persons with the financial ability to acquire and hold the Series A Preferred Shares as a long-term investment. Series A Preferred Shareholders shall not sell, transfer, assign, pledge, hypothecate, encumber, subject to a security interest or otherwise dispose of their Series A Preferred Shares, or any part thereof, except by operation of law. For example, if an investor dies without a will, his heirs are determined by operation of law and such heirs will receive his Series A Preferred Shares. Similarly, if an investor marries or has a child after his will has been executed, in some jurisdictions the law writes the spouse or child into the will and such spouse or child may receive the investor’s Series A Preferred Shares upon his death.

We are not applying to have our securities traded on any national securities exchange or over the counter trading market. Furthermore, it is anticipated that if we meet our business plan, the Film will be sold and API liquidated in a relatively short period of time and therefore it would not benefit the Series A Preferred Shareholders to have the Series A Preferred Shares transferrable. Lastly, there are substantial costs associated with accommodating trading and managing the transfer of securities and we believe it is in the best interest of the company to avoid these costs.

5.	API will be dissolved and the assets liquidated upon the earlier of:

A.	Failing to raise the Offering Amount within the Offering Period; or

B.	An election to dissolve API approved by the Series A Preferred Shareholders; or

C.	An election to sell, exchange, or otherwise dispose of all or substantially all of the assets of API, approved by the Series A Preferred Shareholders, as further described in the Articles (see Exhibit 3(ii)).

6.	Election of Future Directors of API

Series A Preferred Shareholders will have the authority to remove the current and elect future Directors of API.

7.	Board of Directors

The Board of Directors of API, Jay T. Schwartz, George Brumder, and Julie Chase, is responsible for appointing the officers. The Officers of API are Jay T. Schwartz (President), George Brumder (Treasurer), and Julie Chase (Secretary).

8.	Investing

You are urged to read the Articles and Bylaws (see Exhibits 3(i) and (ii)) carefully, as they contain important provisions related to voting, control, and the economic rights and obligations of API’s Shareholders. This Prospectus contains those material provisions described in the Articles and Bylaws.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect ownership interest in API.

USE OF PROCEEDS

Proceeds. The maximum gross proceeds to API from the sale of the Series A Preferred Shares are $8,000,000. Funds generated from this offering will be used to develop, produce, market, and sell the Film, the detail of which is further discussed in the Film Production Budget table below. The Series A Preferred Shares are being offered by API on an all or none basis. All subscription funds that are accepted will be deposited directly into API’s segregated impound account at Banner Bank. Subscription funds placed in the impound account may only be released, once the Offering Amount is raised, in accordance with the Impound of Funds Agreement between Banner Bank and API (see Exhibit 10.1). No investor may purchase more than 250 Series A Preferred Shares ($2,500) in this offering. The price to the public is $10.00 per Series A Preferred Share, with a minimum purchase of two Series A Preferred Shares, plus a $0.50 per share debit/credit card payment processing fee. These processing fees are collected by Banner Bank before any dollars are deposited into API’s impound account. This is a fee for using an electronic form of payment and not a cost associated with the impoundment of the offering proceeds. API does not make any money in these transactions. For example, a purchase of 10 Series A Preferred Shares would equal $100 + $5.00 = $105 paid by the investor. $5.00 is collected by Banner Bank to cover the debit/credit card processing fee, and $100 would be placed in API’s impound account. If the Offering Amount is raised, then the total amount paid by the investors would be $8,400,000, of which $400,000 would be the aggregate debit/credit card fees collected by Banner Bank for payment to the applicable debit/credit card network (i.e., Visa or MasterCard) and to the investor’s debit/credit card issuing bank, and $8,000,000 would be the gross proceeds to API. There are no selling Shareholders and this is not an underwritten public offering. The net proceeds to API, if all of the Series A Preferred Shares are sold, will be $8,000,000. All of the proceeds of the offering will be impounded at Banner Bank and not available to API until all of the Series A Preferred Shares are sold, in accordance with the Impound of Funds Agreement between Banner Bank and API (see Exhibit 10.1). If API does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be returned, within five business days, to subscribers of Series A Preferred Shares, pro-rata, with interest, if any, and no deductions by API. However, the debit/credit card payment processing fees charged for the electronic purchase of Series A Preferred Shares shall not be refunded. The rate of interest earned on API’s impound account will be determined by Banner Bank. The current interest rate on the impound account is 0%. API has an analyzed account, which is a common type of short term non-interest bearing account used by small businesses with high transaction volume (e.g., investments from many investors) over short periods of time. The interest rate is kept at 0% for these accounts to offset the bank’s costs associated with the large number of transactions. If the Offering Amount is achieved, the funds will then be moved to an interest bearing account.

It should be noted that the Officers have the right, but not the obligation, to purchase Series A Preferred Shares subject to the $2,500 individual investor limitation. If the offering is over-subscribed, no additional funds over $8,000,000 will be accepted. In the event the Officers do not apply all of the funds in the production of the Film, any remainder will be distributed to the Series A Preferred Shareholders as soon as practicable, on a pro-rata basis. If the funds raised are exhausted prior to completion of the Film, the Officers may in each case, as approved by the Series A Preferred Shareholders, according to the terms of API’s Bylaws (see Exhibit 3(ii)), either (i) sell or purchase the incomplete Film in cash, for fair market value, as reasonably determined below, or (ii) arrange for additional financing, thereby proportionately diluting the original investors’ ownership (API presently has no financing arrangements or credit lines available), or (iii) wait until such time a reasonable commercial transaction can be affected with respect to the disposition of the Film. If the Officers seek to purchase the Film, they must contract with, at their own personal expense, at least two independent third party film industry evaluators. These evaluators will be identified if such a transaction arises to determine the fair market value of the Film. The Officers will accept the greatest of the evaluations as the fair market value. Fair market value will be determined on the basis of, and will be equal to the amount, in each evaluator’s opinion, which would be obtained in an arm’s length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell. It is entirely possible that the Film will be worthless and that the fair market value will be zero.

Budget. The budget information below contains API’s main expenditures for production of the Film, which does not include costs for distribution of the Film. The source of funds for all of the activities described in the table is the proceeds raised from the offering.

Material Provisions Contained Within the Production Services Agreement. API executed a production services agreement with Bridge Productions, Inc., a company owned and controlled by Eugene Mazzola, on July 20, 2009. The material provisions contained within the production services agreement cover all of the production and post production activities described in the table below. Furthermore, the production services agreement executed between Bridge Productions, Inc. and API can be found in Exhibit 10.7.

Material Provisions Contained Within the Production Services Agreement

Description	Info	Notes

Production Company:	Bridge Productions, Inc.	The production services agreement between Bridge Productions, Inc., a company owned and controlled by Eugene Mazzola, and API was executed on July 20, 2009.

Production Title:	Lydia Slotnick Unplugged

Production Manager:	TBD*	The production manager will be selected by Bridge Productions, Inc., as part of its obligations under the terms of the production services agreement. The search for a production manager will begin once the offering has been declared effective by the SEC. We anticipate the selection of a production manager within 60 days thereafter.

Producer:	Bridge Productions, Inc.	Bridge Productions, under its agreement with API, will be responsible for production of the Film.

Director:	TBD*	The director will be selected by Bridge Productions, Inc., as part of its obligations under the terms of the production services agreement. The search for a director will begin once the offering has been declared effective by the SEC. We anticipate the selection of a director within 60 days thereafter.

Casting:	TBD*	Bridge Productions, Inc., as part of its obligations under the terms of the production services agreement, will be responsible for casting the Film. Casting efforts will begin once the offering has been declared effective by the SEC. We anticipate casting to be completed within 120 days thereafter.

Pre-Production:		Begins once the Offering Amount has been raised within the Offering Period.

Finish Date:		Within 196 days of the start of pre-production

Script Pages:	131	Currently, the script is 131 pages, but the page total may change after development input.

*	TBD means “To Be Determined”

Film Production Budget:The following budget is an estimate only. A more specific budget will be developed, should the Offering Amount be raised within the Offering Period, based on the final script, director, cast, and schedule. Account specifics may change, but the dollar total will remain the same. This budget information reflects those areas where substantially all of the funds will be spent, including the source of such funds. It is the opinion of API that the amounts illustrated below will cover the costs of producing and completing the Film. Currently, API does not plan to finance the Film from any other source other than the offering, however, API does have the right to do so.

Lydia Slotnick Unplugged Production Budget:

ACCOUNT	BUDGET
Story and Other Rights	$200,000

Producer’s Unit	$554,600

Director’s Unit	$369,700

Talent	$739,500

Travel/Living	$184,900

TOTAL STORY, PRODUCER, DIRECTOR, TALENT, T/L	$2,048,700

Production Staff	$517,600

Art Direction	$110,900

Set Construction	$37,000

Set Decoration	$147,900

Property Department	$73,900

Camera Operations	$258,800

Electric Operations	$184,900

Grip Operations	$147,900

Production Sound	$73,900

Mechanical Effects	$37,000

Set Operations	$37,000

Wardrobe Department	$147,900

Makeup & Hair Department	$129,400

Location Department	$428,200

Transportation Department	$431,700

Atmosphere	$110,900

Production and Film Lab	$295,800

TOTAL PRODUCTION	$3,170,700

Editing	$295,800

ACCOUNT	BUDGET
Post-Production Film/Lab	$73,900

Post-Production Sound	$147,900

Music	$110,900

Titles	$37,000

Opticals	$18,500

Post-Production Travel/Living	$18,500

TOTAL POST PRODUCTION	$702,500

Public Company Costs:
Periodic Reporting (e.g. 10-Qs, 10-Ks, 8-Ks, audited financial statements, proxy statements, etc.)	$15,300
Printing and Mailing Costs for Periodic Reporting	$10,000
Directors & Officers Insurance	$14,000
Miscellaneous Public Company Costs	$2,000

Total Public Company Costs	$41,300

Legal	$180,800

Delivery Requirements	$110,900

Production Management Fee	$600,000

Accounting	$53,300

Securities Registration Fees	$10,500

Marketing	$37,000

Bank Fees	$64,400

General and Administrative	$25,000

Repayment of Officer Loans [1]	$50,000

TOTAL OTHER	$1,123,200

TOTAL STORY, PRODUCER, DIRECTOR, TALENT, TRAVEL/LIVING	$2,048,700

TOTAL PRODUCTION	$3,170,700

TOTAL POST PRODUCTION	$702,500

TOTAL OTHER	$1,123,200

SUB-TOTAL	$7,045,100

Completion Bond [2]	$195,000

Insurance	$83,600

Contingency	$676,300

TOTAL	$8,000,000

1) This represents the amount we expect to borrow from the Officers prior to and through the end of the Offering Period. As of March 17, 2010, $9,000 of this amount has already been borrowed. These funds will continue to pay for such things as legal and accounting services, marketing, securities registration fees, and general and administrative expenses. This amount has been allocated among various line items in the budget above and is not double counted in the total.

2) A completion bond is a form of insurance that guarantees that a film will be completed and delivered on schedule and within budget. The completion bond provides protection against over budget costs and is supplied by a third party guarantor. Although we see nothing preventing us from securing a completion bond, the bond can only be purchased from a third party guarantor once the Offering Amount has been raised. If we are unable to acquire a completion bond, then the money budgeted for the bond will be placed into the contingency reserve for the Film (see the “USE OF PROCEEDS” Section). In the event there are contingency funds remaining once the Film is complete, then those funds will be distributed, pro-rata, among the Series A Preferred Shareholders.

Production Funds Distribution Schedule

FUNDS DISTRIBUTION SCHEDULE

Time	Project Milestone	Amount Distributed
t = 0	First Day of Pre-Production	$600,000
t + 21 days	Middle of Pre-Production	$1,100,000
t + 42 days	Beginning of Principal Photography	$1,700,000
t + 59 days	Middle of Principal Photography	$2,300,000
t + 76 days	End of Principal Photography and Beginning of Post-Production	$1,700,000
t + 196 days	Delivery of Final Print	$600,000
DEFINITIONS

Pre-Production	Pre-production will commence immediately after the Offering Amount has been raised within the Offering Period.

During pre-production, the Film will be broken down into individual scenes and all the locations, props, cast members, costumes, special effects and visual effects will be identified. Sets will be constructed, the crew is hired, and a start date for the beginning of principal photography will be set. At some point in pre-production there will be a read through of the script, which will be attended by all cast members with speaking parts, the producer, and the director.

The screenplay will be finalized and all of the scenes will be numbered at the beginning of pre-production to avoid confusion. This means that even though additions and deletions may still be made, any particular scene will always fall on the same page and have the same scene number.

Principal Photography	The filming of major components of the movie involving the lead actors. This is the phase of production where the Film is actually shot.

Post-Production	Post production is the general term for all stages of production occurring after principal photography and is also the stage that consumes the greatest amount of time.

Post-production includes:
Editing the Film (60 days)
Recording the soundtrack (30 days)
Editing the soundtrack (15 days)
Adding visual, sound, and special effects (10 days)
Transfer of the Film to video or data (5 days)

Final Print	Final, fully-edited version of the film that is ready for sale or distribution.

The only source of funds anticipated for the Film will be the Offering Amount. Additional work on the Film cannot be conducted unless and until the Offering Amount is met within the Offering Period. In the event that the Offering Amount is not raised within the Offering Period, the proceeds raised up to and through the offering termination date shall be returned, within five business days, to investors as described in this “USE OF PROCEEDS” Section. The table immediately above describes the major milestones related to the Film’s production and the amount of money associated with each phase. Please keep in mind that there are a variety of unforeseen circumstances that could arise with respect to the Film’s production and therefore the amounts stated in each phase could change. However, even if the amounts within each phase changed, the total amount of the production would remain the same.

MANAGEMENT DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with the “AUDITED FINANCIAL STATEMENTS” Section and related notes and other financial information contained in the Film Production Budget table in the “USE OF PROCEEDS” Section immediately above.

Non-Production Activities Costs Prior to Commencement of the Offering

API is a development stage company and lacks any historical operating income or expense. The non-production activities costs that were incurred prior to the commencement of the offering are:

Description	Amount ($)
Legal	82,413
Accounting	4,987
General and Administrative	1,115
Securities Registration Fees	446
Marketing	439
Story and Other Rights	200
Interest Expense	133

Total	89,733

The total non-production costs incurred prior to commencement of the offering were $89,733. Of that amount, $82,000 is due to Beacon Law Advisors, $37 is due to a related party, and $7,733 is due to the Officers. The Officers are also owed an additional $1,400, an amount which, as of January 31, 2010, is classified as cash. These costs are only recoverable if API raises the Offering Amount within the Offering Period, which means that they are at-risk to the Officers until such time.

The Officers, as promoters, have also contributed intangible assets in the amount of $437,500, which are non-reimbursable, as further described in “PROMOTER’S INTANGIBLE ASSET CONTRIBUTIONS AND TANGIBLE BOOK VALUE—Promoters’ Intangible Asset Contributions.” If API raises the Offering Amount within the Offering Period, then API anticipates that the funds required to produce the Film will be spent in accordance with the amounts and dates described in the Film Production Budget table in the “USE OF PROCEEDS” Section above.

Liquidity and Capital Resources

API expects that the funds provided by this offering will be sufficient for API to develop, finance, produce, market, and sell the Film and provide for the expenses, including those for a completion bond, described in the Film Production Budget table contained in the “USE OF PROCEEDS” Section above. If the Offering Amount is raised within the Offering Period, it is anticipated that API will not require any other source of liquidity or capital. If API does not sell all of the Series A Preferred Shares by the close of the Offering Period, all proceeds raised to that point will be returned, within five business days, to subscribers of Series A Preferred Shares, pro-rata, with interest, if any, in accordance with the terms described in the “PROSPECTUS SUMMARY—The Offering” and the “USE OF PROCEEDS – Proceeds” Sections above. The rate of interest earned on API’s account will be determined by Banner Bank. The current interest rate on Banner Bank’s demand deposit account is 0%. API has an analyzed account, which is a common type of short term non-interest bearing account used by small businesses with high transaction volume (e.g., investments from many investors) over short periods of time. The interest rate is kept at 0% for these accounts to offset the bank’s costs associated with the large number of transactions. If the Offering Amount is achieved, the funds will then be moved to an interest bearing account. Once the offering is declared effective, the Officers will continue to loan API funds to cover its operations throughout the Offering Period, including those costs related to 34 Act filings and internet marketing efforts (see Exhibit 10.8). We anticipate that the total cost to fund API’s operations prior to and throughout the Offering Period is not expected to exceed $50,000. However, API’s agreement with the Officers covers loans up to $100,000. The loans are to be repaid with proceeds of the Offering. The Officers are contractually obligated to make loans as requested by API. API’s costs, covered by loans from the Officers, prior to and throughout the Offering Period have been considered in the Film Production Budget table contained in the “USE OF PROCEEDS” Section above and are more specifically shown immediately below.

Description	Amount ($)
Accounting	10,200
Legal*	3,100
Story and Other Rights	500
Marketing	15,000
Securities Registration Fees	10,500
General and Administrative	10,700

Total	50,000
*Does not include the $82,000 in legal expenses payable to Beacon Law Advisors (see “Non-Production Activities Costs Prior to Commencement of the Offering” on previous page).

API plans to produce only one film, “Lydia Slotnick Unplugged.”

Sole Source of Projected Revenue

We will attempt to sell the Film to a distributor, however, no plans or arrangements to sell the Film to a distributor currently exist. Sale of the Film will be the sole source of revenue under this offering.

Future Results of Operation

API’s future operating results will be subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond API’s control.

The commercial potential of the Film is impossible to predict. Likewise, it is impossible to predict the probability of a cash distribution to Series A Preferred Shareholders with any accuracy.

Changes In Control

There are no arrangements including any pledge by any person of securities of API which would result in a sale all of substantially all of the equity ownership of API.

SERIES A PREFERRED SHARE OWNERSHIP

Investments in API will be made by purchasing a minimum of two $10.00 Series A Preferred Shares. Assuming that the Offering Amount is raised, the investors will own all 800,000 Series A Preferred Shares.

Rights, Preference, Privileges, and Restrictions of Series A Preferred Shares

1.	No Dividends. No dividends will be paid on either the Series A Preferred or Common Shares of API.

2.	Liquidation Preference. Upon the liquidation, dissolution, or winding up of API, including any sale of all or substantially all of the assets or capital stock of API (whether by sale, merger, consolidation, or otherwise), we are obligated to pay the Series A Preferred Shareholders in a commercially reasonable period of time, Distributable Cash as follows:

(a)	First, 100% of the Distributable Cash to the Series A Preferred Shareholders, pro-rata, until the Series A Preferred Shareholders have received their Series A Preferred Priority Return (the original investment of $10 per Series A Preferred Shares plus 5%, see (c) below); then
(b)	Second, 50% of the remaining Distributable Cash, if any, to the Series A Preferred Shareholders, pro-rata amongst the class, and 50% of the remaining Distributable Cash, if any, to the Common Shareholders, pro-rata amongst the class.
(c)	Series A Preferred Priority Return: The term Series A Preferred Priority Return shall mean that amount equal to the aggregate investments made by all of the Series A Preferred Shareholders, plus 5%.

For example, if the Series A Preferred Shareholders have collectively invested $8,000,000 of cash in API, and API then sells the Film for $10,000,000, API would distribute (plus or minus API’s net worth at the time of the sale):

•	$8,000,000 to the Series A Preferred Shareholders (i.e., equaling a return of their invested capital), pro-rata;

•	$400,000 to the Series A Preferred Shareholders (i.e., equaling the Series A Preferred Priority Return—5% of $8,000,000), pro-rata; and

•	$800,000 to the Series A Preferred Shareholders, pro-rata amongst the class and $800,000 to the Common Shareholders, pro-rata amongst the class.

If the Film were sold for less than the production cost, however, the resulting distribution of Distributable Cash would be similar to the following. For example, if the Series A Preferred Shareholders have collectively invested $8,000,000 of capital in API, and API then sells the Film for $6,000,000, API would distribute (plus or minus API’s net worth at the time of the sale):

•	$6,000,000 to the Series A Preferred Shareholders (i.e., equaling a partial return of their investment), equating to a loss of ($2,000,000), pro-rata.

•	If there were 80,000 Series A Preferred Shareholders each having invested $100, they would each receive a distribution of Distributable Cash of approximately $75.00 ($6,000,000 / 80,000); and

•	$0 to the Common Shareholders.

PLEASE NOTE THAT THE FOREGOING ARE JUST EXAMPLES OF POTENTIAL SCENARIOS; NOTHING IN THESE EXAMPLES SHOULD BE CONSTRUED TO PREDICT OR PROMISE AN ACTUAL RESULT.

Although we see nothing preventing us from securing a completion bond (see “USE OF PROCEEDS” Section), the bond can only be purchased from a third party guarantor once the Offering Amount has been raised. If API is unable to obtain a completion bond, we may incur substantial cost overruns in the development, production, and sale of the Film. Unanticipated costs may force API to substantially dilute Series A Preferred Shareholder ownership and control by requiring us to obtain additional capital or financing from other sources. The Series A Preferred Shareholders could lose their entire investment in API if we are unable to obtain the additional funds necessary to complete the production and marketing of the Film. There is no assurance that API will be able to obtain sufficient capital to successfully implement its business plan. If a greater investment is required in the Film because of cost overruns, the probability of earning a profit or a return of the Series A Preferred Shareholders’ investment in API is diminished.

BUSINESS

General. API is a Washington corporation formed in July 2009 to engage in the business of developing, financing, producing, marketing, and selling the full length motion picture, “Lydia Slotnick Unplugged.” The Film tells the story of a hip, thirty something music executive that has to prove she still has an edge. So, she digs up dirt on a has-been rocker, but uncovers a bigger story. The Film’s complete script can be found in the Appendix. We subjectively selected this script for our project, with input from our advisory board, based on its favorable literary characteristics, including (i) premise, (ii) characterization (character development and motivation), (iii) dialogue, (iv) cinematic structure (acts 1, 2, and 3), and (v) plot. It should be noted that throughout the production process various elements of the script may be changed, including the plot, characters, shooting locations, and musical compositions. We will attempt to sell the Film to a distributor, however, there are no plans or arrangements with any distributors currently in place. The budgetary information described in this Prospectus, does not include costs for distributing the Film, since API will not be the distributor.

API plans to engage in the business of developing, financing, producing, and marketing the Film. The only forms of compensation that may be paid by API to the Officers are, (i) the Production Management Fee (paid in accordance with the Production Management Fee Payment Schedule, see the “MANAGEMENT COMPENSATION” Section), only if the Offering Amount is raised within the Offering Period, for production management services provided pursuant to the agreements executed between the Officers and API (see Exhibits 10.2, 10.3, and 10.4), and (ii) contingent compensation in the Officers’ capacities as the Common Shareholders.

The entertainment industry is characterized by intense competition. API will be subject to competition from other producers and distributors including major studios, most of which have greater financial resources and management experience and expertise than API. All aspects of the motion picture industry are highly competitive. API faces competition from major studios and other independent motion picture companies and television production companies not only in attracting creative business and technical personnel for the production of the Film, but also in distributing the Film. Virtually all of these competitors have substantially greater experience, assets, and financial and other resources than API, and have worldwide distribution organizations in place. The Film will also be subject to extensive competition from other forms of entertainment, including but not limited to television programming, cable television, and other entertainment. API anticipates that the Film will be developed primarily for sale. Upon completion of the offering, API will engage in the development and potential production of the Film.

API has no operating history. There is no assurance that the Officers or API will successfully implement their business plans or strategies. However, API will work to develop an online marketing strategy for the Film. The Officers will personally fund API’s operations during the Offering Period with loans to cover its costs, including those related to 34 Act filings and internet marketing efforts (see Exhibit 10.8). We anticipate that the total cost to fund API’s operations prior to and throughout the Offering Period will not exceed $50,000. However, API’s agreement with the Officers covers loans up to $100,000. The loans are to be repaid with proceeds of the Offering. The Officers are contractually obligated to make loans as requested by API. Once the Registration Statement that contains this Prospectus has been declared effective, each of the Film’s investors will be able to participate in certain aspects of the Film’s production activities, such as chatting online with the director and actors, and downloading clips from the shoot. Furthermore, potential alternate scene sequences will be built into the production of the Film so investors can help choose how these scenes should be shot. The scenes will be specifically chosen by the producer and director and the winning scene elements will be included in the Film. For example, the director and producer have decided that a particular car in a chase scene can either be white or black. However, they are not sure which color the audience would prefer. So, the director and producer decide to poll the investor population via email and/or text message asking them to vote on this particular scene element. The investors will have a clearly described, pre-determined time to respond (e.g., 24 hours). At the end of the polling period, the director and producer count the votes and the simple majority of those that voted for either the white or black car wins. All voting investors will be notified via email and/or text message of the winning scene element. The winner of the vote cannot be overridden by anyone, including the producer and director. For clarity, these are polling events meaning that the investors are not voting their Series A Preferred Shares and these voting events do not represent enforceable Series A Preferred Shareholder rights. The events addressed in this section speak to polling the investor population, which falls within the day-to-day production activities of the Film. These events do not concern matters requiring Series A Preferred Shareholder approval. At the end of the Film, each investor will receive an onscreen credit.

The Film’s website will utilize the web address, www.YourMovieShares.com and API will have absolute control over the content of the Film’s website. However, the website will not “go live” unless this offering has been declared effective by the SEC and applicable state and Canadian provincial jurisdictions. On [MM/DD/YYYY], API will be able to solicit investors and process investor payments.

“Lydia Slotnick Unplugged” Synopsis

“Lydia Slotnick Unplugged” is a comedy about an up and coming executive at a hip music TV network. When Lydia’s dream job becomes available, it’s a toss up between her and a skater punk named Gator. Their boss favors Gator because he’s worried that Lydia has lost her edge. So Lydia decides to prove that she’s still got it by revealing the gritty story of her idol, legendary 70s rocker Graham McGuinness. Graham has spent the past 30 years in a fog of alcohol and self-pity. He’s trying to find that elusive “lost chord” to become successful again. In a frantic race to uncover Graham’s past, Lydia learns an incriminating secret, which would make perfect material for a top rated show. But she has to decide whether to use it to secure her promotion or destroy the evidence to save the reputation of her idol.

Authors: Andrew Craft and Michael Zam

Andrew is originally from England and has lived in New York City for over 20 years. He teaches screenwriting, creative writing, fiction and film at NYU, Mediabistro, and the 92nd Street Y. He has also taught at the School of Film and Visual Arts in the UK. “Lydia Slotnick Unplugged” is Andrew’s first optioned screenplay. None of Andrew’s other works have been produced nor have they earned revenue.

Michael currently teaches screenwriting, script reviewing, and film and theatre arts at NYU. He received the Award for Teaching Excellence in 1998 and 2007 and developed the Professional Certificate in Screenwriting program. He is a former American Film Institute Fellow and has had articles published in Details, Time Out, The Harvard Review, and indieWIRE. Michael is a graduate of the BMI Lehman Engel Musical Theatre Librettist Workshop. Michael has written two other screenplays, “Best Actress” (co-written with Jaffe Cohen), which has been optioned by Plan B Entertainment (owned by Brad Pitt), and will be directed by Ryan Murphy (who also directed “Running With Scissors” and the recently completed “Eat, Pray, Love” starring Julia Roberts). Michael also co-wrote “Wife vs. Ninja”, which was optioned by DreamWorks. None of Michael’s scripts have been produced, as of yet, into motion pictures. None of Michael’s other works have been produced nor have they earned revenue.

“Lydia Slotnick Unplugged” Option/Purchase Agreement

The script “Lydia Slotnick Unplugged” was optioned by API, on July 20, 2009 (see Exhibit 10.6). The Option/Purchase agreement granted API the exclusive option to purchase the script throughout a defined option term. If the Offering Amount is raised within the Offering Period, the authors of “Lydia Slotnick Unplugged” (Andrew Craft and Michael Zam), will immediately be paid 2.5% of the production budget, excluding bonds, contingency, and option payments previously paid to them. If the authors receive sole writing credit, meaning that another writer does not have to be hired to further develop and refine the script, then the authors shall be entitled to receive 2% of the Common Shareholders’ share of the company’s Distributable Cash, if any. If the Offering Amount is not raised by the end of the Offering Period, then, barring any agreements to the contrary, all rights to the script will be returned to the authors.

The Officers and Compensation

The Officers of API are Jay T. Schwartz (President), George Brumder (Treasurer), and Julie Chase (Secretary). The only forms of compensation that may be paid by API to the Officers are, (i) the Production Management Fee (paid in accordance with the Production Management Fee Payment Schedule, see the “MANAGEMENT COMPENSATION” Section), only if the Offering Amount is raised within the Offering Period, for production management services provided pursuant to the agreements executed between the Officers and API (see Exhibits 10.2, 10.3, and 10.4), and (ii) contingent compensation in the Officers’ capacities as the Common Shareholders. The Production Management Fee paid to the Officers shall equal $200,000 per Officer. The Production Management Fee will be paid in six milestones of approximately $33,333 per Officer over the course of the production of the Film. The Officers will earn the Production Management Fee by (1) managing the day-to-day activities related to production of the Film, such as (a) disbursement of production funds to third parties, (b) daily review of Film project deliverables and milestones, (c) approving any changes to the shooting schedule or budget, (d) engaging and contracting with necessary third parties in addition to the production company (e.g., graphic artists or web developers), (e) managing third parties to ensure API’s contractual requirements are met, and (f) negotiating contract amendments or resolving disputes with third parties; (2) providing updates on the progress of the Film project so that API can correspond with Series A Preferred Shareholders regarding such progress, (3) marketing of the Film for eventual sale or distribution; (4) drafting and negotiation of sale or distribution terms and conditions; and (5) calculating, on behalf of API, any proceeds from the sale of the Film or other distribution to Series A Preferred Shareholders. Since this is an all or none offering, if the Offering Amount is not raised within the Offering Period then no Production Management Fee shall be paid to the Officers. The Production Management Fee shall only be paid after the Offering Amount is raised and the offering proceeds are released from API’s impound account in accordance with the “Impound of Funds Agreement” as shown in Exhibit 10.1. Any additional cash or compensation paid to the Officers shall only be in the Officers’ capacities as the Common Shareholders and is contingent upon the Film generating a profit. The Common Shareholders will benefit from their share of API’s Distributable Cash, if any, only after the Series A Preferred Shareholders have received their Series A Preferred Priority Return (their original investment of $10 per Series A Preferred Share, plus 5%). Any remaining cash available for distribution after that will be distributed, pro-rata, among the Series A Preferred Shareholders and the Officers (also known as the Common Shareholders), as further described in “SERIES A PREFERRED SHARE OWNERSHIP” Section. The Officers shall not earn any non-monetary compensation.

Securities Offered

The material terms regarding the Series A Preferred Shares are as follows:

API, and the relative rights and obligations of its Shareholders, are governed by API’s Articles and Bylaws, found in Exhibits 3(i) and (ii) of this Prospectus. The material provisions contained within the Articles and Bylaws pertain to the following:

1.	Series A Preferred Share Voting Rights

Three Common Shares have been issued to the Officers and 800,000 Series A Preferred Shares will be issued to the investors upon successful completion of this offering. Only Series A Preferred Shares will have voting rights, one vote per share. The matters that the Series A Preferred Shares are authorized to vote on are set forth in the Washington Business Corporation Act and API’s Articles, which include, but are not limited to:

•	Certain amendments to API’s Articles;

•	The approval of a merger of API into another entity;

•	Any additional sales of equity securities of API;

•	An election to dissolve or cessation of all or a substantial part of API’s business;

•

The power to approve and make all final decisions and determinations regarding the selling, exchanging, or otherwise disposing of substantially all of API’s assets, including distribution arrangements;

•	Election and removal of any director of API; and

•	Approval of a sale of the Film for fair market value to the Officers.

As set forth in the Bylaws, except as described above, the activities of API not requiring Series A Preferred Shareholder approval are left to the Officer’s discretion, such as:

•	Selection of and contracting with any third parties for goods and services related to production of the Film;

•	Managing day-to-day production;

•	Employment decisions.

In the event a Series A Preferred Shareholder vote is required, API will file a proxy with the SEC and solicit electronic proxies from the Series A Preferred Shareholders.

2.	Control of Audience Productions, Inc.

API is a Washington corporation and is managed by its Officers, Jay T. Schwartz (President), George Brumder (Treasurer), and Julie Chase (Secretary), who are also the Common Shareholders. The Officers have the authority to operate the business of API on a day-to-day basis in accordance with the Bylaws (see Exhibit 3(ii)). The Officers, on behalf of API, have the authority to execute all contracts, agreements, licenses and other documents, and to make withdrawals from API’s checking, savings and similar accounts. The Officers also have the following rights and powers which it may exercise at the cost, expense and risk of API:

A.	To expend the capital and income of API, if any, in the furtherance of API’s business;

B.	To execute and deliver promissory notes, checks, drafts, and other negotiable instruments on behalf of API;

C.	To hire or engage on behalf of API such employees, independent contractors and personnel as the Officers deem necessary or appropriate, including but not limited to affiliates of API, in order to conduct API’s business;

D.	To employ such attorneys, accountants and other persons, subject to the terms otherwise stated herein, as the Officers deem necessary or advisable to carry out the purposes of API;

E.	To purchase from or through others, casualty and other insurance which the Officers deem advisable, appropriate, convenient or beneficial to API;

F.	To delegate or assign all or any of its duties, rights or obligations and employ, or contract with any person deemed in its discretion necessary or desirable for the transaction of the business of API; and

G.	To execute and deliver any and all other instruments to carry out the purposes of the business.

3.	Economic Rights

The ownership of API shall be in the form of two classes of Shares (collectively, the “Shares”): Three Common Shares and 800,000 Series A Preferred Shares. API is authorized to issue 800,003 total Shares. Only Series A Preferred Shares are being offered in this offering; no further issuances of Common Shares will be made.

A.	The Series A Preferred Shareholders are entitled to a priority return equal to the amount of their original investment of $10 per Series A Preferred Share, plus 5% (the “Series A Preferred Priority Return”). Until the Series A Preferred Priority Return has been satisfied, any distributions of Distributable Cash will be made 100% to the Series A Preferred Shareholders, pro-rata. Once the Series A Preferred Priority Return has been satisfied, all distributions of Distributable Cash will be made 50% to the Series A Preferred Shareholders and 50% to the Common Shareholders, pro-rata.

B.	For example, if the Series A Preferred Shareholders have collectively invested $8,000,000 of cash in API, and API then sells the Film for $10,000,000, API would distribute (plus or minus API’s net worth at the time of the sale):

•	$8,000,000 to the Series A Preferred Shareholders (i.e., equaling a return of their invested cash); then

•	$400,000 to the Series A Preferred Shareholders (i.e., equaling the Series A Preferred Priority Return—5% of $8,000,000); and

•	the remaining $1,600,000, 50% to the Series A Preferred Shareholders, pro-rata amongst the class and 50% to the Common Shareholders, pro-rata amongst the class.

C.	PLEASE NOTE THAT THE FOREGOING IS JUST AN EXAMPLE OF A POTENTIAL SCENARIO; NOTHING IN THIS EXAMPLE SHOULD BE CONSTRUED TO PREDICT OR PROMISE AN ACTUAL RESULT.

D.	Although we see nothing preventing us from securing a completion bond (see “USE OF PROCEEDS” Section), the bond can only be purchased from a third party guarantor once the Offering Amount has been raised. If API is unable to obtain a completion bond, we may incur substantial cost overruns in the development, production, and sale of the Film. Unanticipated costs may force API to substantially dilute Series A Preferred Shareholder ownership and control by requiring us to obtain additional capital or financing from other sources. The Series A Preferred Shareholders could lose their entire investment in API if we are unable to obtain the additional funds necessary to complete the production and marketing of the Film. There is no assurance that API will be able to obtain sufficient capital to successfully implement its business plan. If a greater investment is required in the Film because of cost overruns, the probability of earning a profit or a return of the Series A Preferred Shareholders’ investment in API is diminished.

4.	Restrictions on Transfer of Series A Preferred Shares

Significant restrictions have been placed on the transferability of Series A Preferred Shares, as further described in the Bylaws (see Exhibit 3(ii)). Series A Preferred Shares should be purchased only by persons with the financial ability to acquire and hold the Series A Preferred Shares as a long-term investment. Series A Preferred Shareholders shall not sell, transfer, assign, pledge, hypothecate, encumber, subject to a security interest or otherwise dispose of their Series A Preferred Shares, or any part thereof, except by operation of law. For example, if an investor dies without a will, his heirs are determined by operation of law and such heirs will receive his Series A Preferred Shares. Similarly, if an investor marries or has a child after his will has been executed, in some jurisdictions the law writes the spouse or child into the will and such spouse or child may receive the investor’s Series A Preferred Shares upon his death.

We are not applying to have our securities traded on any national securities exchange or over the counter trading market. Furthermore, it is anticipated that if we meet our business plan, the Film will be sold and API liquidated in a relatively short period of time and therefore it would not benefit the Series A Preferred Shareholders to have the Series A Preferred Shares transferrable. Lastly, there are substantial costs associated with accommodating trading and managing the transfer of securities and we believe it is in the best interest of the company to avoid these costs.

5.	API will be dissolved and the assets liquidated upon the earlier of:

A.	Failing to raise the Offering Amount within the Offering Period; or

B.	An election to dissolve API approved by the Series A Preferred Shareholders; or

C.	An election to sell, exchange, or otherwise dispose of all or substantially all of the assets of API, approved by the Series A Preferred Shareholders, as further described in the Bylaws (see Exhibit 3(ii)).

6.	Election of Future Directors of API

Series A Preferred Shareholders will have the authority to remove the current and elect future Directors of API.

7.	Board of Directors

The board of directors of API, Jay T. Schwartz, George Brumder, and Julie Chase is responsible for appointing the Officers. The Officers of API are Jay T. Schwartz (President), George Brumder (Treasurer), and Julie Chase (Secretary).

8.	Investing

You are urged to read the Articles and Bylaws (see Exhibits 3(i) and 3(ii)) carefully, as they contain important provisions related to voting, control, and the economic rights and obligations of API’s Shareholders. This Prospectus contains those material provisions described in the Articles and Bylaws.

Investment Analysis

API will work to apply the following strategic points in an effort to maximize the value of the Film to investors:

Financing: Pursuant to this offering, API intends to sell 800,000 Series A Preferred Shares for total cumulative offering proceeds of $8,000,000. API plans on selling the Series A Preferred Shares over the Internet.

Production Services Company: API entered into a Production Services Agreement with Bridge Productions, Inc., a company owned and controlled by Eugene Mazzola, on June 20, 2009. You can find the material provisions contained within this agreement in the “USE OF PROCEEDS” Section and the actual agreement in Exhibit 10.7. Bridge Productions was chosen as the producer and represented the best value based on their experience, reputation, knowledge of the project, ability to obtain a completion bond, and Seattle area location.

Investor access to production activities: Investors will be able to participate in certain of the Film’s production activities, such as chatting online with the director and actors, and downloading clips from the shoot. Furthermore, potential alternate scene sequences will be built into the production of the Film so investors can help choose how these scenes should be shot.

Statistical analysis and use of data: Throughout the production process, API, via the Film’s website, will ask investors a variety of questions related to the storyline and stylistic elements of the Film. These data will be analyzed in conjunction with previously gathered demographic information and will be used to produce, market, and sell the Film.

Marketing: By use of the statistical data captured throughout the production process, we will be able to react to the desires of our audience and be able to present these data to a prospective buyer of the Film. We anticipate that our ability to react to investor input and present such data to prospective buyers will increase the value of the Film, however, this may not ultimately be the case.

Sale or distribution: If a prospective buyer/distributor is able to understand how investors reacted to the Film throughout its production and also has access to the demographic information related to the investor input, such buyer/distributor should be in a better position to market the Film and therefore mitigate its financial risk. As a result, we believe that the presentation of investor data captured throughout the production process to a prospective buyer/distributor should tend to increase the value of the Film; however, this may not ultimately be the case.

Furthermore, there is absolutely no assurance that API will be economically successful.

Overview of Motion Picture Industry

The motion picture industry is a highly complex and competitive business involving both creative and commercial considerations with substantial risks. The industry consists of two principal activities: production, which involves the development, financing and production of motion pictures, and distribution, which involves the promotion and sale of completed motion pictures in a variety of media. Each entity involved in motion picture production and distribution is a separate business venture, with its own management and personnel, its own budgetary constraints, and its own method of producing or exploiting motion pictures. The motion picture industry has been and continues to be dominated by the major motion picture studios, such as: Paramount Pictures, Warner Bros. (which includes New Line Cinema), Universal Pictures, Sony Pictures Entertainment (which includes Columbia Pictures, Tri-Star Pictures, and Sony Picture Classics), MGM-UA, Twentieth Century Fox and the Walt Disney Company (which includes Miramax). These major studios are large diversified entertainment concerns or subsidiaries of diversified corporations which have strong relationships with creative talent, exhibitors, and others involved in the entertainment industry, and whose non-motion picture operations provide stable sources of earnings that offset variations in the financial performance for their motion picture operations. The production of a motion picture traditionally takes place in four stages: development and finance, pre-production, principal photography and post-production. The following general description is intended to provide a basic overview of the industry to aid a potential investor in evaluating the merits and risks of investing in API.

Production

General. The business of acquiring, developing, producing, and distributing movies involves several stages. Entertainment companies evaluate screenplays and programming ideas on an ongoing basis. Depending on the proposed budget for a project and the availability of financing, a company will either (i) acquire the property and proceed to develop, produce and distribute it on its own, or (ii) option the property for a nominal fee and sell or license it to a studio, distributor or larger production company, potentially earning fees and profits depending on its level of involvement, or (iii) elect to act solely as a producer or distributor for the project, earning fees in that capacity (API does not anticipate and has no plans to be the distributor of the Film). After evaluating properties and selecting those in which to be involved, entertainment companies work with screenwriters to finalize scripts and screenplays, determine budgets for the projects, identify the methods and sources for financing, package the projects by assembling the talent, including actors, directors, editors and various production subcontractors, oversee the day-to-day filming and editing of the projects, and identify and negotiate with potential distributors, or market the products directly to exhibitors.

Early Stage Development. Early stage development involves the acquisition of pitches, ideas, articles, stories and scripts that are entertaining and commercially viable. These properties are then put into development. Writers are hired, screen stories are worked out and refined, and screenplays are either written or rewritten. When the screenplay has evolved sufficiently to the point where it is ready for pre-production, the project is packaged with talent and the pre sale process commences.

Development and Finance. Typically in the development stage, a producer will acquire the motion picture rights, or an option on such rights, to a literary property. If that property is not in script form, the producer will engage a writer to draft a screenplay of sufficient detail to present to directors, actors and financiers who may be interested in participating in the picture. At this point, if not already arranged, the producer must secure financing for the picture. Sources of financing include the major film studios, private investors, publicly or privately raised pools of film investment capital, pre-sales, including ancillary rights, and guarantees for United States theatrical distribution rights.

Traditionally, most feature length motion pictures have been financed by the major motion picture distribution companies which advance the entire cost of production of a picture and which recoup that cost, if at all, from the revenues generated by that company’s distribution of the picture in all media. Although this traditional method of motion picture financing through “studio production” continues to exist, an alternative for smaller production companies is financing obtained either from private investors, from the “pre-sale” of distribution rights or through some combination of financing from both private investors and pre-sales. Pre-selling distribution rights enables a producer to receive an advance payment for licensing the right to exhibit a picture in one or more media in one or more territories, prior to the release of the picture. For example, a pre-sale might be made for the domestic territory (the United States and Canada) and a separate pre-sale might be made for all other foreign territories as a group or the foreign territories might be pre-sold on either a country-by-country basis or in various groups. The various media to which film rights may be pre-sold include theatrical exhibition, pay television exhibition, United States and Canadian network syndication exhibition, foreign television exhibition, non-theatrical exhibition (e.g., exhibition in airlines, armed forces bases and education institutions), and DVDs.

Occasionally, a portion of the pre-sale advance may be paid upon execution of a pre-sale agreement or during production of the picture. More commonly, the entire advance is payable, sometimes in a series of installments, upon or following the delivery of the completed picture. In the latter case, the producer may attempt to assign its right to receive payment under a pre-sale agreement to a bank as security for a loan to be used in financing the picture. Institutional production financing is, however, generally difficult to obtain for smaller production companies.

A producer’s ability to enter into advantageous pre-sale agreements depends upon many factors, including the quality of the screenplay, the director and the key actors in the picture. The producer’s decision to attempt to obtain pre-sale agreements also depends on many factors, including the availability of alternative financing, the risk profile of his investor group, and the producer’s expectations as to the success of the picture.

Under pre-selling arrangements, the distributors would provide financing in consideration for distribution rights in certain geographic areas, or would make payment commitments under the distribution agreements which could be pledged to financial institutions as collateral for loans to pay production costs. Entertainment companies may also enter into joint ventures with other industry partners to finance the development and production of projects, pursuant to which they would have a net profits interest and could earn additional compensation depending on the services provided by it. Actors and other talent for the Film may perform services in exchange for deferred compensation payable from the first gross revenues earned by the Film.

The Officers have the right, but not the obligation, to raise additional equity capital or incur debt to further finance or capitalize the production or distribution of the Film. The Officers and API do not expect that they will provide deficit financing for the Film, whereby either or both of them would provide funds equal to the difference between the Film’s production costs and the fees received from pre-selling the Film in the United States. It is anticipated that this offering will provide all of the funds necessary for pre-production, principal photography, post production, and marketing, but not distribution, for the Film. However, there is no assurance that we will have adequate capital or financing for the Film. See “RISK FACTORS.”

Pre-Production. The producer is contractually responsible for hiring key personnel (including the director, principal cast, and production personnel), determining production locations and shooting schedules, creating a “story board” for the screenplay, revising the screenplay, and refining the budget prior to the commencement of principal photography.

Principal Photography. Principal photography is the contractual responsibility of the production company and consists of the actual filming of a motion picture. During this phase bad weather at locations, the illness of a cast or crew member, the failure to capture on film all of the elements suggested by the screenplay, disagreements with local authorities or labor unions and other problems may occur which may delay production and increase costs. Even if principal photography proceeds according to the schedule and budget, the daily footage may reveal that, for artistic or commercial reasons, some re-takes of scenes not provided for in the budget are desirable. Although a motion picture’s budget typically has a reserve for contingencies, this reserve may be insufficient and insurance coverage, if any, may be inadequate to cover the additional costs of re-shooting. While most motion pictures reaching this stage are completed, it is nevertheless possible that funds in excess of the budgeted amount become necessary but are not available. Even if additional funds are available, a producer may decide to abandon a project for commercial or other reasons during principal photography.

Post-Production. During the post-production stage, the picture is edited, music and sound effects are synchronized with the motion picture, special effects are added, and the motion picture is brought to a completed form known as an “answer print.” Problems may arise during the editing phase. For example, it may become apparent that additional photography is needed or costs may be greater than anticipated. Motion pictures reaching this stage, however, are generally completed.

Distribution

We will employ our best efforts to sell the Film and all ancillary rights in all available markets. API will not raise distribution funds through the offering and will attempt to sell the Film shortly after production has been completed. By using the internet to provide broad audience access to the production of the Film, API believes that the Film will be attractive to the existing distribution network, since the ultimate distributor will have an abundance of relevant market data from which to base their buying decision. We do not anticipate and have no plans to distribute the Film.

Domestic Theatrical Distribution. Theatrical distribution and marketing of motion pictures involves licensing the right to exhibit motion pictures on a rental basis to theaters, the creation and dissemination of advertising and publicity, accounting, billing, credit and collection, the manufacture, inspection and dissemination of prints used in exhibition, and the maintenance, delivery, storage, inspection and repair of such prints.

Generally, distributors and exhibitors (theater owners) will enter into agreements whereby the exhibitor retains a portion of the “gross box office receipts,” which are the admissions paid at the box office. The balance (i.e., gross film rentals) is remitted to the distributor. Frequently, exhibitors and distributors must negotiate as to the appropriate percentage to be remitted to the distributor, which may delay payment of the gross film rental to the distributor.

The terms of agreements between producers and distributors vary widely depending upon the perceived potential of a film and the relative bargaining strength of the parties. Generally, the distributor is at risk for its distribution expenses and any guaranteed license payments made by it to the producers. Deals are generally structured so that the distributor retains a distribution fee based on a percentage of gross film rentals and recoups the costs incurred in distribution of the Film (including costs of prints, advertising and promotion, shipping and accounting). The balance of the gross film rentals goes to the producer, who divides it according to agreements with his financiers and others. Under certain types of distribution agreements, the producer is entitled to a percentage of gross film rentals at the same time as the distributor is recovering its distribution fees and costs.

Once a feature film is completed, API plans to sell, either directly or through a sales agent, all U.S. distribution rights as soon thereafter as practicable, although no assurance can be given that this will occur. If a domestic sale of theatrical rights can be accomplished, it may yield advantages to API. For example, a sale to a well-known U.S. studio or independent distributor may facilitate any remaining sales in foreign territories and may increase the value of the remaining foreign rights as many foreign distributors perceive that significant U.S. distribution of a feature film serves to advertise and promote the Film in their foreign territories. The viability of a domestic theatrical sale will depend on the quality of the Film’s production value, as well as the perceived value of the package of cast, budget and genre. If API is unable to license the domestic rights to a major studio, it may seek to distribute through an independent distributor. If API is able to select among multiple proposals for domestic distribution arrangements, it may consider numerous factors, including but not limited to the amount of advance, if any, the distributor’s reputation, the distributor’s enthusiasm for the Film, the distributor’s proposed marketing campaign, and the amount of print and advertising commitments. If API is required by circumstance to parcel out rights in domestic media to multiple distributors, it will seek to maximize the value of each right in the Film. If API is unable to secure a theatrical release for the Film, API may attempt to license DVD, television and other domestic rights to separate, specialized distributors. There is no assurance that separate licenses will be negotiated for DVD, cable or free television, or if any such agreements will be obtained.

Foreign Theatrical Distribution. Foreign theatrical distribution rights may be licensed along with domestic theatrical rights or may be licensed on a territory-by-territory basis. In the latter case, the owner of the Film usually receives an advance, or “minimum guarantee,” against a negotiated percentage of gross film rentals from each territory. The owner generally does not receive any share of the foreign gross film rental until the foreign distributor’s fees and expenses are recovered and the advance recouped.

API may attempt to pre-sell certain foreign distribution rights in the Film to reduce the potential risk, or may retain a sales agent to make such sales for it. A foreign pre-sale is a sale of foreign rights made to a foreign distributor at any time before the Film is completed. In the pre-sale market, foreign buyers typically calculate their purchase price based on the quality of the onscreen talent, the marketability of the genre, the overall budget, and the producer’s reputation. These buyers often make pricing decisions based on recognizable names of movie stars, genre, and budget, as well as whether the Film had obtained a commitment for a U.S. theatrical release. Accordingly, API’s ability to obtain a U.S. theatrical release for the Film will have a material impact on the value of the Film in the foreign markets.

Because the Film will be incomplete at the time of a pre-sale and the quality for the finished product is therefore uncertain, a foreign buyer will typically purchase the Film for a lower price than such buyer would for a finished film. Nevertheless, a pre-sale contract, if obtained, guarantees that API will receive certain revenues and thus, the pre-sale mitigates some of the risk that the finished Film does not meet market expectations. API may attempt to pre-sell certain territories prior to the completion of post-production activities on the Film, or retain a sales agent to represent API in such sales. Prospective investors in API should note that the foreign distribution market for American films has been slow during the past few years, and there is no assurance that the foreign market will revive in the foreseeable future.

Foreign and Domestic Ancillary Markets. Due to the increase in revenues from cable/pay television, home DVD and other ancillary markets, domestic theatrical exhibition has accounted for a declining percentage of the income earned by the majority of films. Nevertheless, the box office performance of a picture is often critical to its value and success in all other markets.

Television. In the United States, broadcast rights are granted to networks such as NBC, ABC, CBS, or Fox for exhibition by all of the network’s affiliates. Syndicated rights include rights granted to individual local television stations or groups of stations. Pay television rights include rights granted to cable, direct broadcast satellite, microwave and other services paid for by subscribers. The right to license a motion picture to the television markets may be granted to domestic or foreign theatrical distributors. Television rights are generally licensed first to pay television, such as HBO, Cinemax and Showtime, for an exclusive exhibition period approximately 12 to 18 months after a motion picture’s initial theatrical release. Television rights then may be licensed to broadcast network television for a specified number of runs during an exclusive exhibition period, usually 24 to 36 months after the initial theatrical release. Television rights then may be licensed to pay television again, and finally syndicated to independent stations (approximately 42 to 84 months after the initial theatrical release). Not all films are suitable for network television exhibition due to subject matter, editing requirements and other factors. With the increasing market role of pay television, the number of films licensed for and fees generated from network television have decreased significantly in the last few years. Pay television revenues, in many cases, have more than made up for this decline, with substantial license fees based either on a fixed fee or per- subscriber basis. The number of television broadcasters in Europe is currently expanding.

Home Video/DVD. A motion picture typically becomes available on home DVD for purchase or rental by consumers approximately six months after its initial theatrical release; however, this window is beginning to close. Furthermore, with the advent of Netflix and self distribution models (e.g., IndieFlix), it is difficult to determine how the recent changes in the market will impact the Film. Since self distribution is now possible, more films are being produced, or at least distributed. This creates a more crowded marketplace, but also one in which API could possibly distribute the Film in the event no distribution agreement was reached with a distributor.

Ancillary Markets. In addition to the distribution media and markets described above, the owner of a film usually licenses the right to non-theatrical uses to distributors who in turn make the Film available to airlines, hotels, schools, oil rigs, public libraries, prisons, community groups, the armed forces, ships at sea and others, as well as the right to license the performance of musical works and sound recordings embodied in a motion picture, including public performance and sheet music publication. Rights may be licensed to merchandisers for the manufacture of products such as video games, toys, T-shirts, posters and other merchandise. Rights may also be licensed for novelization of the screenplay and other related book publications. Alternative forms of filmed entertainment have become available, including expanded pay and basic cable television, video on demand, pay-per-view programming and home entertainment equipment, recognizing the most recent technological developments and shifting consumer tastes, it is not possible to predict what effect these changes will have on the potential overall revenue for feature-length motion pictures.

Cash Flow

In making a film, cash outflows occur well in advance of returns. This is due to the significant costs of producing the film and the fact that such costs are usually incurred at the initial phase of film production. Typically, investors cannot expect to receive a return on their investment unless and until the film is sold. Sale of the film could take place anytime after the completion of principal photography. There is no way of knowing exactly how long this period will be. We anticipate ideally making a single sale to a distributor, which will likely include both foreign and domestic markets. This is known as a “negative pick-up deal” as further described below. Once sold, a film earns approximately 80% of it's revenue within the first 12 months of release. For the home video market, revenue, if any, begins about six months after the theatrical release of the film and continues for up to 24 months.

The pay television market opens up approximately 12 months after domestic theatrical release and lasts about six months, with all revenue from this market occurring in that time period. The network television market follows the pay television market. Inflows from network television can last from the 25th month to the 60th month. Approximately 80% of the revenue is received between months 25 and 48, with the remaining 20% being collected over the last year. Traditionally, the final market to be addressed is worldwide television syndication which commences after the network television market. This market typically lasts between 61 and 96 months with approximately 70% of the revenue occurring between months 61 and 84. We will consider this film exhibition cycle in our negative pick-up distribution negotiations, if such negotiations occur.

The above is a synopsis of revenue patterns based on typical industry activities in the various markets in which films are exhibited and no representation is made that the revenue for the Film, if any, will conform to the pattern discussed within.

Distribution Strategy.API intends to (i) produce the Film utilizing the services of Bridge Productions, Inc., and (ii) ideally sell both the domestic and foreign rights of the Film (a “negative pick-up deal”). API will also endeavor to choose quality talent that will, hopefully, generate interest in a theatrical release.

Ancillary Rights. Soundtrack recordings, merchandising, and non-theatrical distribution and exploitation of other ancillary rights can provide additional income for API. API will attempt to generate revenue from any ancillary rights held by us by considering the value of those rights in any sale.

The distribution of films is accomplished by marketing them to exhibitors in trade shows and by other direct marketing methods. Foreign and domestic distribution rights for films are sold in organized film markets such as the American Film Market (“AFM”), MIFED, Cannes, MIPCOM and MIP Asia. At these markets, domestic and foreign distributors buy film rights to exhibit films in the 47 separate worldwide territories, including the United States and Canada. These distributors typically purchase such film rights from sales agents, or in some cases, from production companies.

Distribution agreements typically provide that the distributor will pay the print and advertising costs incurred in marketing a film, and will in return receive reimbursement of its costs from the first gross revenues earned by the film, as well as an interest in the gross revenues or net profits from the film. The Officers will negotiate the terms and conditions of distribution agreements entered into by API. However, any terms dealing with monetizing the Film must first be approved in a vote by a simple majority of the Series A Preferred Shareholders of API, represented in person, by proxy, or participating via electronic proxy.

Market For Independent Productions. Generally, budgets for the independently financed features fall into the $250,000 to $10 million range. As with the movie industry in general, a substantial number of independently financed feature films are not commercially successful for a variety of reasons, including but not limited to lack of audience or exhibitor acceptance and insufficient capital. Furthermore, our Film is likely to have a more limited theatrical release than higher budget films. The gross revenue potential for motion pictures which have a more limited release without famous talent may be substantially less than for motion pictures that have a broad theatrical release. See “RISK FACTORS.”

The distribution of a film generally takes two to three years to run through all the markets in every territory, from theatrical to pay-per-view to home video, and then airlines, hotels network, cable and syndicated television. A film may be shown on numerous occasions at different times on various television stations. We will consider all potential revenue streams over the life of the Film in our negative pick-up negotiations, if such negotiations occur.

Competition

The entertainment industry is intensely competitive. The competition comes from companies within the same business and companies in other entertainment media which create alternative forms of leisure entertainment. API will compete with several major film studios (e.g., Walt Disney Company, Paramount Pictures Corporation, Universal Pictures, Columbia Pictures, Tri-Star Pictures, Twentieth Century Fox, Warner Brothers, Inc. and MGM/UA) which are dominant in all facets of in the motion picture industry (they also acquire and distribute independently produced feature films), as well as numerous independent motion picture and television production companies, television networks and pay television systems. These companies compete for the acquisition of literary properties, the services of performing artists, directors, producers and other creative and technical personnel, and production financing. Many of the organizations with which API will compete have significantly greater financial and other resources than API.

There can be no assurance of the economic success of any entertainment project since the revenues derived from the production and distribution of motion pictures (which do not necessarily bear a direct correlation to the production or distribution costs incurred) depend primarily upon their acceptance by the public, which cannot be predicted. The Film will compete for audience acceptance and exhibition outlets with motion pictures, television shows and other programs produced and distributed by other companies. As a result, the success of any film is dependent not only on the quality and acceptance of that particular film, but also on the acceptance of other competing films released into the marketplace at or near the same time.

The entertainment industry in general, and the motion picture industry in particular, are continuing to undergo significant changes, primarily due to technological developments. These developments have resulted in the availability of alternative and competing forms of leisure time entertainment, including pay/cable television services and home entertainment equipment such as DVD and DVR, video games and computers. Such technological developments have also resulted in the creation of additional revenue sources through the licensing of rights with respect to such new media, and potentially could lead to future reductions in the costs of producing and distributing motion pictures. Due to the rapid growth of technology, shifting consumer tastes, and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures.

Government Regulation

In 1994, the United States was unable to reach agreement with its major international trading partners to include audiovisual works, such as television programs and motion pictures, under the terms of the General Agreement on Trade and Tariffs Treaty (“GATT”). The failure to include audiovisual works under GATT allows many countries (including members of the European Union) to continue enforcing quotas that restrict the amount of American programming which may be aired on television in such countries. The Council of Europe has adopted a directive requiring all member states of the European Union to enact laws specifying that broadcasters must reserve a majority of their transmission time (exclusive of news, sports, game shows and advertising) for European works. The directive does not itself constitute law, but must be implemented by appropriate legislation in each member country. In addition, France requires that original French programming constitute a required portion of all programming aired on French television. These quotas generally apply only to television programming and not to theatrical exhibition of motion pictures, but quotas on the theatrical exhibition of motion pictures could also be enacted in the future. There can be no assurance that additional or more restrictive theatrical or television quotas will not be enacted or that countries with existing quotas will not more strictly enforce such quotas. Additional or more restrictive quotas or more stringent enforcement of existing quotas could materially and adversely affect the business of API by limiting our ability to sell the Film internationally and, consequently, to further finance the Film, if necessary.

Distribution rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries. These laws provide substantial civil and criminal sanctions for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, art work, still photography and motion picture properties are separate works, subject to copyright under most copyright laws, including the United States Copyright Act of 1976, as amended. API plans to take appropriate and reasonable measures to secure, protect and maintain or obtain agreements to secure, protect and maintain copyright protection for the Film under the laws of applicable jurisdictions.

Motion picture piracy is an industry-wide problem. The Motion Picture Association of America, an industry trade association (the “MPAA”), operates a piracy hotline and investigates all reports of such piracy. Depending upon the results of such investigations, appropriate legal action may be brought by the owner of the rights. Depending upon the extent of the piracy, the Federal Bureau of Investigation may assist in these investigations and related criminal prosecutions.

Motion picture piracy is an international as well as a domestic problem. Motion picture piracy is extensive in many parts of the world, including South America, Asia (e.g. Korea, China and Taiwan), the countries of the former Soviet Union and the former Eastern bloc countries. In addition to the MPAA, the Motion Picture Export Association, the American Film Marketing Association and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. In addition, the United States government has publicly considered trade sanctions against specific countries which do not prevent copyright infringement of United States produced motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions could impact the amount of revenue that API realizes from the international distribution of the Film depending upon the countries subject to such action and the duration of such action. If not enacted or if other measures are not taken, the entertainment industry (including API) may continue to lose an indeterminate amount of revenue as a result of motion picture piracy.

The Code and Ratings Administration of the MPAA assigns ratings indicating age-group suitability for theatrical distribution of motion pictures. API will follow the practice of submitting the Film for such a rating.

United States television stations and networks, as well as foreign governments, impose additional restrictions on the content of programs which may restrict in whole or in part theatrical or television exhibition in particular territories. Our current policy is to produce the Film for which there will be no material restrictions on exhibition in any major territories or media. This policy often requires production of “cover” shots or different photography and recording of certain scenes for insertion in versions of a motion picture exhibited on television or theatrically in certain territories.

There can be no assurance that current and future restrictions on the content of the Film may not limit or affect API’s ability to exhibit it in certain territories and media.

Employees

API has no employees and does not expect to have any employees in the future. API was created to develop and produce the Film and therefore does not have an operating history. Furthermore, API will not be involved in the production of any other films, and will therefore be liquidated if and when a sale of the Film is completed or the Series A Preferred Shareholders otherwise elect to wind down API. The Officers will contract for industry talent on behalf of API on an as-needed basis. The Officers comprise a small core staff which we believe is sufficient to conduct the current business activities on behalf of API.

Property

API does not own or operate sound stages or related production facilities, generally referred to as a “studio”, and does not have the fixed payroll, general and administrative and other expenses resulting from ownership and operation of a studio. We believe that sufficient motion picture properties, creative and technical personnel (such as screenwriters, directors and performers), production and editing facilities and laboratories are available in the market at acceptable prices to enable API to develop the Film as we currently plan, at the level of commercial quality that we require. API operates out of a work space owned by Jay T. Schwartz and does not charge API rent. API uses this space as a general office. No web hosting or film production related activities are conducted at this site nor will such activities ever be conducted at the site. The work space is suitable for carrying out day-to-day general office functions, such as conducting meetings, telephone conferences, and utilizing PCs and a fax machine. API does not plan on renting a production or editing suite. Production and editing will be the responsibility of Bridge Productions, Inc.

Independent Consultants

API may utilize independent third party consultants, to assist with the production and marketing of the Film. A conflict of interest may arise with the consultants since these consultants may also be performing services for other entertainment companies or affiliates of API and may not be devoting their time exclusively to API’s business. At this time, no independent consultants are working for API, we have no affiliates, and we are not working on any other projects.

Legal Proceedings

API is not a party to any pending legal proceedings.

Reports

Once our Registration Statement that contains this Prospectus is declared effective, we will be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to Section 15 of the 34 Act. Our quarterly reports will be made on Form 10-Q, and our annual reports will be made on Form 10-K. We will also make current reports on Form 8-K. We will deliver audited annual financial statements and other financial information to the Series A Preferred Shareholders in accordance with applicable state and federal securities regulations. Each filing we make with the SEC is immediately available to the public for inspection and copying at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549 and the website of the SEC at http://sec.gov/ or by calling the SEC at 1-800-SEC-0330.

CONFLICTS OF INTEREST

API is subject to certain conflicts of interest arising from its relationship with the Officers. The agreements and arrangements among API and the Officers (Jay T. Schwartz (President), George Brumder (Treasurer), and Julie Chase (Secretary)) are not the result of arm’s-length negotiations. The following includes all of API’s material conflicts of interest:

Ownership

The members of the Board of Directors of API and its Officers are (Jay T. Schwartz, George Brumder, and Julie Chase). The Officers collectively own, in their capacity as the Common Shareholders, 100% of API. The Officers have executed Services Agreements with API (see Exhibits 10.2, 10.3, and 10.4). In exchange for such services, the Officers shall be paid the Production Management Fee of $200,000 each. The Production Management Fee will be paid in six milestones of approximately $33,333 each over the course of the production of the Film.

No options, warrants, or rights are to be issued under this offering.

There are no other owners of beneficial securities of API.

Film Asset

If the funds raised are exhausted prior to completion of the Film then the Officers, subject to Series A Preferred Shareholder approval, may sell or purchase the incomplete Film, in cash, for fair market value. If the Officers seek to purchase the Film, they must contract with, at their own personal expense, at least two independent third party film industry evaluators. These evaluators will be identified if such a transaction arises to determine the fair market value of the Film. The Officers will accept the greatest of the evaluations as the fair market value. Fair market value will be determined on the basis of, and will be equal to the amount, in each evaluator’s opinion, which would be obtained in an arm’s length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell. It is entirely possible that the Film will be worthless and that the fair market value will be zero.

The Officer’s Other Activities

The Officers of API Jay T. Schwartz (President), George Brumder (Treasurer), and Julie Chase (Secretary), may have conflicts of interest in allocating their time, services, and functions between API and various other entertainment-related projects. In addition, these projects may compete with API for audiences, talent, distributors, production personnel, literary properties, exhibitors, and other elements of the entertainment business. Currently, the Officers are not involved in any other projects.

Independent Consultants

API may utilize independent consultants to assist with the production and marketing of the Film. A conflict of interest may arise with the consultants since these consultants may also be performing services for other entertainment companies or affiliates of API and may not be devoting their time exclusively to API’s business. Currently, no independent consultants are working for API, we have no affiliates, and we are not working on any other projects.

FIDUCIARY DUTY OF MANAGEMENT

The Officers are accountable to API as fiduciaries and consequently must exercise good faith and integrity in handling API’s affairs. Where the question has arisen, courts have held that an investor may institute legal action: (i) on behalf of himself and all other similarly situated investors (a class action) to recover damages for a breach by a manager of the manager’s fiduciary duty; or, (ii) on behalf of API (a company derivative action) to recover damages from third parties. In addition, (i) investors may have the right, subject to procedural and jurisdictional requirements, to bring company class actions in courts to enforce their rights under federal securities laws; and, (ii) investors who have suffered losses in connection with the purchase of their shares may be able to recover for such losses from a manager where such losses resulted from the manager’s violation of the anti-fraud provisions of the federal securities laws. Since the foregoing summary involves a rapidly developing and changing area of the law, investors who believe that a manager has breached its fiduciary duty should consult with their own counsel.

API must, upon request, give to any Series A Preferred Shareholders or his legal representative, complete information concerning API’s affairs, and each investor and his legal representative may inspect and receive a copy of API’s books and records, via email upon ten (10) business days advanced written notice.

The Officers may not be liable to API or Series A Preferred Shareholders for errors in judgment or other acts or omissions not amounting to fraud, bad faith, or gross negligence, since the Officers are indemnified, under certain circumstances, under the Articles, Bylaws (see Exhibits 3(i) and (ii)), and indemnification agreements. Accordingly, purchasers of Series A Preferred Shares may have a more limited right of action than they would if such limitations were not contained in the Bylaws.

TO THE EXTENT THAT THE INDEMNIFICATION PROVISIONS PURPORT TO INCLUDE INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS CONTRARY TO PUBLIC POLICY AND THEREFORE UNENFORCEABLE.

MANAGEMENT

General

The Officers will have the responsibility and authority for the day-to-day management of API and overseeing the acquisition, financing, and development of the Film.

Prior Performance

In 2006, Jay T. Schwartz, George Brumder, and Julie Chase formed two companies, one called Detour, LLC and the other Detour Management, LLC as its manager, to potentially develop a film called Detour. Funds to produce Detour were going to be raised under Federal Regulation A. After several review cycles over 18 months with the state of Washington, Nevada, California, and the SEC, the Detour project was cancelled so that we could focus our attention on other projects. Withdrawal of Detour’s securities registration application was submitted in March 2008 to the applicable state and federal securities regulatory agencies.

In October of 2008, Jay T. Schwartz, George Brumder, and Julie Chase formed three companies, the first called Waitlist, LLC, the second, IndieShares, LLC, and the third, IndieShares Management, LLC, as Waitlist, LLC’s manager, to potentially develop a film called “Waitlist.” Funds to produce “Waitlist” were going to be raised under the 33 Act and corresponding state securities registration regulations. After several review cycles over eight months with the SEC, in June 2009, the securities registration application for Waitlist, LLC was withdrawn.

Executive Officers and Directors of API

The following table sets forth certain information with respect to API’s executive Officers and Directors as of September 30, 2009.

Name	Age	Position with API
Jay T. Schwartz*	45	Director (Chairman) and President
George R. Brumder	37	Director and Treasurer
Julie L. Chase*	36	Director and Secretary

*	Jay T. Schwartz and Julie Chase have been married since July 24, 2004.

Jay T. Schwartz | Director (Chairman) and President

Jay T. Schwartz is API’s chairman of the Board of Directors, a Director, and also its president. Mr. Schwartz is responsible for developing and overseeing the strategic direction of the business. Mr. Schwartz has a long career in new business development, venture capital financing, and strategic sourcing (concentrating in financial and technology acquisitions) for Fortune 500 companies, including ADP, Inc., Intel Corporation, Nike, Inc., and Washington Mutual Bank. In 1994, Mr. Schwartz founded, and later sold, SlopeSide Brewing Company, which under his direction became the largest self-distributed beer brand in Illinois. Mr. Schwartz is also a retired Army Reserve officer, most recently having served as the Senior Defense Counsel in the Pacific Northwest.

Mr. Schwartz earned his B.A. degree from The State University of New York at Albany, his JD from The John Marshall Law School, and his MBA from Cornell University. He also studied at the Northwest FilmCenter in Portland, Oregon, where he directed and produced three short films: The Boxer Genius, Art of a Thief, and The Day Trader (these films were produced while Mr. Schwartz was a film student, were not intended for commercial release, and did not earn any revenue).

Employment history over the past 5 years:

July 2009-Present        Seattle, WA

Audience Productions, Inc., President

Responsible for the overall direction and management of API.

Sept 2005-July 2009        Seattle, WA

IndieShares, LLC, President

Responsible for the overall direction and management of IndieShares.

May 2008-July 2009        Seattle, WA

IndieShares Management, LLC, President

Responsible for the management of IndieShares Management.

Nov 2002-Oct 2007        Seattle, WA

Washington Mutual Bank, held various positions most recently Head of New Business Development.

Responsible for Strategic Sourcing contracting team and New Business Development.

Jan 2002-Nov 2002        Portland, OR

United States Army Reserve, Major

Provided legal support for operations “Noble Eagle,” and “Enduring Freedom”.

George Brumder | Director and Treasurer

George Brumder is a director and the treasurer of API. Mr. Brumder is responsible for all aspects of finance and accounting, including capital structure, project financials, statistical modeling, and data analysis. Mr. Brumder brings an extensive career in corporate finance, primarily in investment and commercial banking, and held positions at Cowen and Company, Union Bank of California, and most recently in strategic corporate finance at Washington Mutual Bank

Mr. Brumder earned his B.S. degree from the University of Oregon and his MBA degree from the Stern School of Business at New York University. Mr. Brumder is also Series 63 qualified.

Employment history over the past 5 years:

July 2009-Present        Seattle, WA

Audience Productions, Inc., Treasurer

Responsible for managing all finance and accounting activities.

Sept 2005-July 2009        Seattle, WA

IndieShares, LLC, Chief Financial Officer

Responsible for managing all finance and accounting activities.

May 2008-July 2009        Seattle, WA

IndieShares Management, LLC, Chief Financial Officer

Responsible for managing all finance and accounting activities.

July 2003-March 2008        Seattle, WA

Washington Mutual Bank, Vice President

Responsible for providing strategic finance support to the Enterprise Spend Management and New Business Development groups.

Julie Chase | Director and Secretary

Julie Chase is a director and the secretary of API. Ms. Chase is responsible for developing and managing communications, advertising, marketing programs, media relations, graphic design and special events. Ms. Chase brings more than ten years of marketing and press relations experience in the consumer, high-technology, and legal industries, including Nike, Inc., Intel Corporation, Microsoft Corp., and LexisNexis (a division of Reed Elsevier, Inc.). Prior to her marketing career, she worked for Japan’s Ministry of Education.

Julie earned her B.A. degree from Lewis & Clark College in Portland, Oregon, and her MBA from Cornell University. She also attended Hokusei Gakuen University in Sapporo, Japan.

Employment history over the past 5 years:

July 2009-Present        Seattle, WA

Audience Productions, Inc., Chief Marketing Officer

Responsible for all marketing activities.

Sept 2005-July 2009        Seattle, WA

IndieShares, LLC, Chief Marketing Officer

Responsible for all marketing activities.

May 2008-July 2009        Seattle, WA

IndieShares Management, LLC, Chief Marketing Officer and Secretary

Responsible for managing all marketing activities.

April 2004-May 2006        Seattle, WA

LexisNexis (a division of Reed Elsevier, Inc.), Marketing Manager

Responsible for events and online and offline marketing activities.

July 1999-April 2004        Portland, OR and Seattle, WA

Intel, Inc., Marketing Manager

Managed marketing activities relating to the consumer products division and Intel’s Innovation in Education program.

Board of Directors and Officers

The members of API’s Board of Directors are Jay T. Schwartz, George Brumder, and Julie Chase. On July 6, 2009, the Board of Directors consented to and adopted resolutions in lieu of a formal board or organizational meeting, as permitted under Section 23B.08.210 of the Washington Business Corporation Act.

Investor Communication: Series A Preferred Shareholders will be able to send emails to ir@YourMovieShares.com. Emails may be sent to the investor relations email address 24 hours per day, 7 days per week. The email box will be checked by an Officer of API on a daily basis and inquiries will be answered as soon as practicable. API will establish the email box prior to selling any Series A Preferred Shares.

Officer and Director Compensation:The Directors are not compensated as members of our Board of Directors, and are not reimbursed for expenses in connection with attendance at board and committee meetings.

Directors Not Independent and Materially Affiliated Transactions: The Board of Directors of API is not independent. API entered into Services Agreements with the Officers on July 20, 2009 (see Exhibits 10.2, 10.3, and 10.4), each a materially affiliated transaction. In these transactions, API is responsible for paying the Officers the Production Management Fee in accordance with the Production Management Fee Payment Schedule. Details of these business arrangements can be found in the “MANAGEMENT COMPENSATION” Section below. This production management transaction was entered into without the ratification of at least two disinterested independent directors. The Directors and Officers believe that the terms surrounding these transactions are as favorable to API as those generally available from third parties conducting similar activities.

Corporate Governance: Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the 33 Act. Additionally, we plan to form an audit committee, a corporate governance committee and a compensation committee, and to adopt charters relative to these committees, in the near future. Until that time, the entire board will continue to perform the duties of the audit committee, the corporate governance committee, and the compensation committee, which means that Directors who are the Officers will be involved in these matters. None of our Directors are independent and we are not applying for listing with a national securities exchange or an inter-dealer quotation system.

As a “Smaller Reporting Company”, as that term is defined under Rule 405 of the 33 Act or Rule 12b-2 of the 34 Act, API is not required to provide the disclosure under paragraph (d)(5) of Item

407 of Regulation S-K, relating to Audit Committees, in its first annual report; and need not provide the disclosures required by paragraphs (e)(4) and (e)(5) of Item 407 relating to Compensation Committees.

Future Transactions: We will comply with the following regarding future material related transactions:

A.	All future material related transactions and loans, if any, will be made or entered into on terms that are no less favorable to API than those that can be obtained from unaffiliated third parties; and

B.	All future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of API’s independent directors who do not have an interest in the transactions and who had access, at API’s expense, to API’s legal counsel or independent legal counsel.

MANAGEMENT COMPENSATION

API is a new company with no operating history. API has not paid any remuneration to the Officers or its Board of Directors. On July 20, 2009, the Officers purchased three Common Shares from API for $10.00 each, the then current fair market value. The Common Shares were issued in reliance on, and qualified for, the exemption under Section 4(2) of the 33 Act.

Upon successfully raising the Offering Amount within the Offering Period, the Officers will begin being paid the Production Management Fee, equal to $200,000 each, in accordance with the payment schedule below. The amount of $200,000 per Officer was established with input from our advisory board and was calculated based on 1,000 hours of work at an hourly rate of $200. Although the amount was calculated using an hourly rate, actual payment is based on the milestones below and will not depend on the number of hours worked. The Officers will earn the Production Management Fee by (1) managing the day-to-day activities related to production of the Film, such as (a) disbursement of production funds to third parties, (b) daily review of Film project deliverables and milestones, (c) approving any changes to the shooting schedule or budget, (d) engaging and contracting with necessary third parties in addition to the production company (e.g., graphic artists or web developers), (e) managing third parties to ensure API’s contractual requirements are met, and (f) negotiating contract amendments or resolving disputes with third parties; (2) providing updates on the progress of the Film project so that API can correspond with Series A Preferred Shareholders regarding such progress, (3) marketing of the Film for eventual sale or distribution; (4) drafting and negotiation of sale or distribution terms and conditions; and (5) calculating, on behalf of API, any proceeds from the sale of the Film or other distributions to Series A Preferred Shareholders. Since this is an all or none offering, if the Offering Amount is not raised then no Production Management Fee shall be paid to the Officers. The Production Management Fee shall only be paid after the Offering Amount is raised and the offering proceeds are released from API’s impound account (see Exhibit 10.1). The Production Management Fee shall be paid to the Officers in accordance with the payment schedule below. Eugene Mazzola, our producer and the President of Bridge Productions, Inc., shall determine when each production milestone has been met, and only then will the Production Management Fee payments be distributed to the Officers. Any additional cash or compensation paid to the Officers shall only be in the Officers’ capacities as the Common Shareholders and is contingent upon API generating Distributable Cash. The Common Shareholders will benefit from their share of the API’s Distributable Cash, if any, only after the Series A Preferred Shareholders have received their Series A Preferred Priority Return (their original investment of $10 per Series A Preferred Share, plus 5%). Any remaining Distributable Cash available for distribution after that will be distributed, pro-rata, among the Series A Preferred Shareholders, as further described in “SERIES A PREFERRED SHARE OWNERSHIP” Section.

Production Management Fee Payment Schedule

PAYMENT SCHEDULE

Time	Project Milestone	Payment*
t = 0	First Day of Pre-Production	$100,000
t + 21 days	Middle of Pre-Production	$100,000
t + 42 days	Beginning of Principal Photography	$100,000
t + 59 days	Middle of Principal Photography	$100,000
t + 76 days	Beginning of Post-Production	$100,000
t + 196 days	Delivery of Final Print	$100,000

* Represents the total paid to all three Officers. Each Officer will receive $200,000 in total.

DEFINITIONS

Pre-Production	Activities prior to filming. Includes script development, set construction, location scouting and casting. These activities will occur within 90 days of the close of the offering.

Principal Photography	The filming of major components of the movie involving the lead actors.

Post-Production	Work performed after the principal photography. Involves editing and visual effects.

Final Print	Final, fully-edited version of the film that is ready for sale or distribution.

Compensation In Capacity As Common Shareholders

Once the Series A Preferred Priority Return has been fulfilled, all Distributable Cash will be distributed 50% to the Series A Preferred Shareholders and 50% to the Common Shareholders, pro-rata as follows:

A.	100% of the Distributable Cash to the Series A Preferred Shareholders, pro-rata, until the Series A Preferred Shareholders have received their Series A Preferred Priority Return (their original investment of $10 per Series A Preferred Share, plus 5%, see (D) below); then

B.	50% of the Distributable Cash, if any, to the Series A Preferred Shareholders, pro-rata amongst the class; and

C.	50% of the Distributable Cash to distribution to the Common Shareholders, pro-rata amongst the class.

D.	Series A Preferred Priority Return: The term Series A Preferred Priority Return shall mean that amount equal to the aggregate investments made by all of the Series A Preferred Shareholders, plus 5%. For example, if the Series A Preferred Shareholders have collectively invested $8,000,000 of cash in API, the first $8,400,000 of cash would be distributed to the Series A Preferred Shareholders, pro-rata. Once the Series A Preferred Priority Return was met, every remaining dollar of cash would be distributed 50% to the Series A Preferred Shareholders and 50% to the Common Shareholders, pro-rata.

Non-Production Activities Costs Prior to Commencement of the Offering

API is a development stage company and lacks any historical operating income or expense. The non-production activities costs that were incurred prior to the commencement of the offering are:

Description	Amount ($)
Legal	82,413
Accounting	4,987
General and Administrative	1,115
Securities Registration Fees	446
Marketing	439
Story and Other Rights	200
Interest Expense	133

Total	89,733

The total non-production costs incurred prior to commencement of the offering were $89,733. Of that amount, $82,000 is due to Beacon Law Advisors, $37 is due to a related party, and $7,733 is due to the Officers. The Officers are also owed an additional $1,400, an amount which, as of January 31, 2010, is classified as cash. These costs are only recoverable if API raises the Offering Amount within the Offering Period, which means that they are at-risk to the Officers until such time.

Recent Sales of Unregistered Securities

Three Common Shares were sold to the Officers on July 20, 2009 for $10.00 each, the then current fair market value. The Common Shares were issued in reliance on, and qualified for, the exemption under Section 4(2) of the 33 Act.

Security Ownership Of Management

Title	Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Shares	Jay T. Schwartz 2311 N 45th St., #310 Seattle, WA 98103	1	100%

Common Shares	George R. Brumder 2311 N 45th St., #310 Seattle, WA 98103	1	100%

Common Shares	Julie L. Chase 2311 N 45th St., #310 Seattle, WA 98103	1	100%

Promotional (or Common) Shares Lock-In

As a condition to registering the Series A Preferred Shares, the Officers’ promotional Common Shares are subject to escrow or “lock-in”. The escrow agent or security holder is Beacon Law Advisors and the Promotional Shares Lock-In Agreement between API, the Officers, and Beacon can be found in Exhibit 10.3 of this Prospectus. The terms of this agreement specify that:

1.	The Common Shares may not be sold during the time API is offering its Series A Preferred Shares to the public.

2.	The conditions upon which the Common Shares may be released, are:

a. If API’s aggregate revenue exceeds $500,000, or

b. If API’s aggregate revenue is less than $500,000, the Common Shares may be released in their entirety within 5 years, or

c. If the public offering is terminated, and no securities are sold or the offering is terminated and the gross proceeds of the offering have been returned to the public investors, or

d. If a distribution is made to the Series A Preferred Shareholders as a result of the sale of the Film or liquidation of API.

CERTAIN RELATIONSHIPS AND RELATED THIRD PARTY TRANSACTIONS

Since this is an all or none offering, if the Offering Amount is not raised within the Offering Period then no Production Management Fee shall be paid to the Officers in exchange for the services considered under the Services Agreements, effective as of July 20, 2009, between API and the Officers. The Production Management Fee shall only be paid after the Offering Amount is raised within the Offering Period and the offering proceeds are released from API’s impound account (see the “MANAGEMENT COMPENSATION” Section above).

API’s Bylaws (see Exhibit 3(ii)) provides, among other things, that the Officers shall not be personally liable to Series A Preferred Shareholders for monetary damages, except for liability for acts or omissions not in good faith or which result in a breach of a material obligation. Accordingly, the Officers shall have no liability to Series A Preferred Shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law.

Indemnification by API. Pursuant to API’s Bylaws (See Exhibit 3(ii)) and in accordance with RCW 23B.08.320, Limitation on Liability, API agrees to indemnify the Officers for all expenses and liabilities incurred by the Officers in connection with any criminal or civil action brought or threatened against the Officers. In order to be entitled to indemnification by API, the Officers must have acted in good faith and in a manner believed to be in API’s best interests.

Commission Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the 33 Act may be permitted to the Officers, Directors, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Out Of Pocket Costs. Certain non-production costs have been paid for by API using funds loaned to the company by the Officers and are, therefore, at the Officers’ risk of loss, recoverable only if API raises the Offering Amount. Loans made to API through September 30, 2009 total $3,000.

AUDITED FINANCIAL STATEMENTS

ITEM 7.	FINANCIAL STATEMENTS

The financial statements required by Item 7 are presented in the following order:

Page
Independent Auditors Report	F-2

Balance Sheets (at September 30, 2009 and January 31, 2010)	F-3

Statement of Operations (For the Periods July 6, 2009 (date of inception) to September 30, 2009 and October 1, 2009 to January 31, 2010)	F-4

Statement of Changes in Shareholders’ Equity (For the Periods July 6, 2009 (date of inception) to September 30, 2009 and October 1, 2009 to January 31, 2010)	F-5

Statement of Cash Flows (For the Periods July 6, 2009 (date of inception) to September 30, 2009 and October 1, 2009 to January 31, 2010)	F-6

Notes to the Financial Statements	F-7

GEORGE STEWART, CPA

2301 SOUTH JACKSON STREET, SUITE 101-G

SEATTLE, WASHINGTON 98144

(206) 328-8554 FAX(206) 328-0383

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Audience Productions, Inc.

I have audited the accompanying balance sheet of Audience Productions Inc. (A Development Stage Company) as of September 30, 2009, and the related statement of operations, stockholders’ equity and cash flows for the period from July 6, 2009 (inception), to September 30, 2009. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Audience Productions Inc., (A Development Stage Company) as of September 30, 2009, and the results of its operations and cash flows from July 6, 2009 (inception), to September 30, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 2 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note # 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Very Truly Yours,

/S/ GEORGE STEWART

George Stewart, CPA

Seattle, WA

October 20, 2009

Audience Productions, Inc.

(A Development Stage Company)

BALANCE SHEET

September 30, 2009

AND

January 31, 2010

	1/31/10 (Unaudited)	9/30/09 (Audited)
ASSETS
Current Assets
Cash	$1,467	$1,457

Total Current Assets	1,467	1,457

Other Assets	—	—

TOTAL ASSETS	$1,467	$1,457

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts Payable – Beacon Law Advisors	$82,000	$82,000
Accounts Payable – Related Party	37

Total Current Liabilities	82,037	82,000

Long-Term Liabilities
Loans from Common Shareholders	$9,000	$3,000
Accrued Interest, Shareholder Loans	133

Total Long-Term Liabilities	9,133	3,000

TOTAL LIABILITIES	$91,170	$85,000

SHAREHOLDERS’ EQUITY
Common Shares	$3	$3
(non-voting, three shares authorized, issued, and outstanding, $1.00 par value)
Series A Preferred Shares	—	—
(800,000 voting shares authorized, none issued or outstanding, no par value)
Paid-in-Capital	27	27
Deficit Accumulated During Development Stage	(89,733)	(83,573)

TOTAL SHAREHOLDERS’ EQUITY	$(89,703)	(83,543)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,467	$1,457

The accompanying notes are an integral part of these financial statements.

Audience Productions, Inc.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the Period July 6, 2009 (date of inception) to September 30, 2009

AND

For the Period October 1, 2009 to January 31, 2010

	10/1/09- 1/31/10 (Unaudited)	7/6/09 (inception) - 9/30/09 (Audited)	7/6/09 (inception) - 1/31/10 (Unaudited)
Revenues	$—	$—	$—

Expenses
Marketing	439	—	439
General and Administrative	1,013	364	1,377
Accounting and Legal	4,575	83,009	87,584
Story and Other Rights	—	200	200
Interest Expense	133	—	133

	6,160	83,573	89,733

Net Loss	$(6,160)	$ (83,573)	$ (89,733)

The accompanying notes are an integral part of these financial statements.

Audience Productions, Inc.

(A Development Stage Company)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Period July 6, 2009 (date of inception) to September 30, 2009

AND

For the Period October 1, 2009 to January 31, 2010

	Common Shares		Series A Preferred Shares		Paid in Capital	Deficit Accumulated During the Developmental Stage	TOTAL
	Number	$	Number	$
Balance, July 6, 2009	—	$—	—	$—	$—	$—	$—
Issuance of Common Stock for Cash	3	3			27		30
Net Profit (Loss)						(83,573)	(83,573)

Balance, September 30, 2009 (Audited)	3	3	0	0	27	(83,573)	(83,543)
Net Profit (Loss)						(6,160)	(6,160)

Balance, January 31, 2010 (Unaudited)	3	$3	0	$0	$27	$(89,733)	$(89,703)

The accompanying notes are an integral part of these financial statements.

Audience Productions, Inc.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period July 6, 2009 (date of inception) to September 30, 2009

AND

For the Period October 1, 2009 to January 31, 2010

	10/1/09 - 1/31/10 (Unaudited)	7/6/09 (inception) - 9/30/09 (Audited)	7/6/09 (inception) - 01/31/10 (Unaudited)
Cash from Operating Activities
Net Loss	$(6,160)	$(83,573)	$(89,733)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Accounts Payable – Beacon Law Advisors	—	82,000	82,000
Accounts Payable – Related Party	37	—	37

Net Cash from Operating Activities	(6,123)	(1,573)	(7,696)

Cash from Financing Activities
Loans from Common Shareholders	6,000	3,000	9,000
Accrued Interest, Shareholder Loans	133	—	133
Sale of Common Shares	—	30	30

Net Cash from Financing Activities	6,133	3,030	9,163

Net Change in Cash	10	1,457	1,467
Cash at Beginning of Period	1,457	—	—

Cash at End of Period	$1,467	$1,457	$1,467

The accompanying notes are an integral part of these financial statements.

Audience Productions, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period July 6, 2009 (date of inception) to September 30, 2009 (Audited)

AND

For the Period October 1, 2009 to January 31, 2010 (Unaudited)

Note 1: Organization and Significant Accounting Policies

Nature of Operations

Audience Productions, Inc. (“API”) is a Washington corporation formed in July 2009 to engage in the business of developing, financing, producing, marketing, and selling the full length motion picture, “Lydia Slotnick Unplugged.” The Film tells the story of a hip, thirty something music executive that has to prove she still has an edge. So, she digs up dirt on a has-been rocker, but uncovers a bigger story. We anticipate that the film will be sold to a distributor; however, there are no plans or arrangements with any distributors currently in place. Upon the sale of the film, API will be liquidated.

API is currently wholly-owned and managed by Jay T. Schwartz, Julie Chase, and George Brumder in equal thirds.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ materially from those estimates and assumptions.

Basis of Presentation

API’s financial statements are prepared using the accrual method of accounting and have been prepared in accordance with accounting principles generally accepted in the United States of America. API has elected a September 30 year end.

Basic and Diluted Earnings per Share

In February 1997, the FSAB issued SFAS No. 128, “Earnings Per Share,” which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. API has adopted the provisions of SFAS No. 128 effective July 6, 2009 (inception).

Cash and Cash Equivalents

Cash includes cash and highly liquid investments with original maturities of three months or less.

Note 2: Going Concern

As shown in the accompanying financial statements, API incurred substantial net losses for the period ended January 31, 2010 and has no revenue stream to support itself. This raises doubt about API’s ability to continue as a going concern.

API’s future success is dependent upon its ability to raise additional capital to fund its business plan and ultimately to attain profitable operations. There is no guarantee that API will be able to raise enough capital or generate sufficient revenues to sustain its operation. Management believes they can raise the appropriate funds needed to support their business plan.

The financial statements do not include any adjustments relating to the recoverability or classification or recorded assets and liabilities that might result should API be unable to continue as a going concern. During the period from July 6, 2009 (inception) through January 31, 2010 API had a loss of ($89,733).

Note 3: Series A Preferred Shares

Priority Return

When the Series A Preferred Shares are issued, Series A Preferred Shareholders will be entitled to a priority return equal to the amount of their investment plus 5%. Until the Series A Preferred priority return has been paid, all cash available for distribution will be distributed 100% to the Series A Preferred Shareholders, pro-rata amongst the class.

Note 4: Accounts Payable - Beacon Law Advisors

API has retained Beacon Law Advisors for securities-related legal services. Under the terms of the agreement with Beacon, Beacon has charged API $82,000 for services associated with the preparation and filing of API’s registration statement. This amount is due in full upon the successful closing of the offering associated with the financing of “Lydia Slotnick Unplugged.”

Note 5: Long Term Liabilities

On August 19, 2009 API entered into a loan agreement with Jay T. Schwartz, George Brumder, and Julie Chase (the common shareholders) for the sum of three thousand dollars ($3,000), with an interest rate of five percent (5%) per annum. The loan, and accrued interest, shall become immediately due and payable upon the successful closing of the offering associated with the financing of “Lydia Slotnick Unplugged.” Repayment of the loan will not represent a taxable dividend or distribution of cash from API. Under the terms of the agreement, additional loans may be made as requested by API, to fund ongoing operations of the company, up to a total of $100,000, though management does not believe API will require more than $50,000 in loans to fund its operations prior to the successful closing of the offering associated with the financing of “Lydia Slotnick Unplugged.”

Between October 1, 2009 and January 31, 2010, API borrowed an additional $6,000 from the common shareholders with the same interest rate of five percent (5%) per annum. Total accrued interest on all borrowings, through January 31, 2010, is $133. The loans are to be repaid with proceeds of the Offering.

Note 6: Commitments

Upon approval of its registration statement by the SEC, API expects to make a series of payments totaling approximately $10,000 to various state securities regulators with which this securities offering will be filed.

Per Note #5 above, the expenditure of these amounts will result in additional borrowings by API from the Common Shareholders.

Note 7: Income Taxes

Deferred Tax Assets:	As of January 31, 2010	As of September 30, 2009

Net Operating Loss Carryforwards	$ 89,733	$ 83,573
Other	0	0
Gross Deferred Tax Assets	30,509	28,415
Valuation Allowance	(30,509)	(28,415)
Net Deferred Tax Assets	0	0

Note 8: Common Stock Transactions

API is authorized to issue a total of three share of common stock at a value of $1.00 per share.

On July 6, 2009 API, by unanimous written consent, issued a total of three shares of common stock to the founders (directors and officers). These shares were issued at par value of $1.00 in consideration only for cash.

Total shares issued and outstanding at January 31, 2010 are three.

Note 9: Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements NO 133 and 140,” to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment of Disposal of Long-Lived Assets,” to allow a qualifying special purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on API’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” and amendment of FASB Statement NO. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The Subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity’s first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on API’s future report financial position or results of operations.

In April 2009, the FASB issued FASB Staff Position 107-1 and Accounting Principles Board 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” (“FSP 107-1”). FSP 107-1 amends SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. FSP 107-1 also amends APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in summarized financial information at interim reporting periods. FSP 107-1 is effective for interim reporting periods ending after June 15, 2009. FSP107-1 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. API adopted FSP 107-1 in the second quarter of 2009. FSP 107-1 did not have a material impact on the financial statements.

In April 2009, the FASB issued FASB Staff Positions 115-2 and 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FSP 115-2 and 124-2”). FSP 115-2 and 124-2 amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. FSP 115-2 and 124-2 does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. API adopted FSP 115-2 and 124-2 in the second quarter of 2009. FSP 115-2 and 124-2 did not have a material impact on the financial statements.

In April 2009, the FASB issued FASB Staff Position 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” (“FSP 157-4”). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS No. 157, “Fair Value Measurements,” when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. API adopted FSP 157-4 in the second quarter of 2009. FSP 107-1 did not have a material impact on the financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 165, “Subsequent Events,” (“SFAS No. 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 applies to both interim financial statements and annual financial statements. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. SFAS 165 does not have a material impact on our financial statements.

In July 2009, the FASB issued Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles,” (“SFAS 168”). SFAS 168 replaces FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles”, and establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”). SFAS 168 is effective for interim and annual periods ending after September 15, 2009. API will begin to use the new Codification when referring to GAAP in its annual report on Form 10-K for the fiscal year ending September 30, 2010. We do not expect the adoption of SFAS 168 to materially impact our financial statements or results of operations. API does not expect the adoption of recently issued accounting pronouncements to have any significant impact on API’s results of operations, financial position or cash flow. As new accounting pronouncements are issued, API will adopt those that are applicable under the circumstances.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13:	Other Expenses of Issuance and Distribution.

API is a development stage company and lacks any historical operating income or expense. The non-production activities costs that were incurred prior to the commencement of the offering are:

Description	Amount ($)
Legal	82,413
Accounting	4,987
General and Administrative	1,115
Securities Registration Fees	446
Marketing	439
Story and Other Rights	200
Interest Expense	133

Total	89,733

The total non-production costs incurred prior to commencement of the offering were $89,733. Of that amount, $82,000 is due to Beacon Law Advisors, $37 is due to a related party, and $7,733 is due to the Officers. The Officers are also owed an additional $1,400, an amount which, as of January 31, 2010, is classified as cash. These costs are only recoverable if API raises the Offering Amount within the Offering Period, which means that they are at-risk to the Officers until such time.

Item 14:	Indemnification of Directors and Officers.

1.	In accordance with RCW 23B.08.320 and 23B.08.570, Limitation on Liability of Directors and Indemnification of Officers, the Bylaws (see the Appendix and Exhibit 3(i)) contain provisions not inconsistent with law that:

(a)	Eliminates or limits the personal liability of the Officers and Directors of API to API or its Shareholders for monetary damages for conduct as Officers, provided that such provisions shall not eliminate or limit the liability of the Officers or Directors of API for acts or omissions that involve intentional misconduct or a knowing violation of law by the Officers or Directors of API, for conduct of the Officers or Directors of API violating RCW 23B.08.570 or 23B.08.320, or for any transaction from which the Officers or Directors will personally receive a benefit in money, property, or services to which the Officers or Directors of API are not legally entitled; or

(b)

Indemnify the Officers and Directors of API from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a Director or Officer of API, provided that no such indemnity shall indemnify the Officers or Directors of API from or on account of acts or omissions of the Officers or Directors of API finally adjudged to be intentional misconduct or a knowing violation of law by the Officers or Directors of API, conduct of the Officers or Directors of API adjudged to be in violation of RCW 23B.08.570 or 23B.08.320, or any transaction with respect to which it was finally adjudged that the Officers or Directors of API received a benefit in money, property, or services to which the Officers or Directors of API were not legally entitled.

2.	To the extent that, at law or in equity, the Officers or Directors of API have duties (including fiduciary duties) and liabilities relating thereto to API, the Officers or Directors of API shall not be liable to API or to any Shareholder for the Officers’ or Directors’ good faith reliance on the provisions of the Bylaws (see Exhibit 3(ii)).

Item 15:	Recent Sales of Unregistered Securities.

Three Common Shares were sold to the Officers on July 20, 2009 for $10.00 each, the then current fair market value. The Common Shares were issued in reliance on, and qualified for, the exemption under Section 4(2) of the 33 Act.

Item 16:	Exhibits. The following exhibits are filed with this registration statement:

EXHIBITS

Exhibit No.	Description	Filing Date
3(i)	Articles of Incorporation	March 17, 2010

3(ii)	API’s Bylaws dated July 20, 2009	March 17, 2010

4.2	Series A Preferred Shares Certificate Specimen (with transfer restriction)	March 17, 2010

5	Opinion re legality (including consent)	March 17, 2010

10.1	Impound of Funds Agreement executed October 1, 2009 between Audience Productions, Inc. and Banner Bank	March 17, 2010

10.2	Services Agreement effective as of July 20, 2009 between Audience Productions, Inc. and Jay T. Schwartz	March 17, 2010

10.3	Services Agreement effective as of July 20, 2009 between Audience Productions, Inc. and George Brumder	March 17, 2010

10.4	Services Agreement effective as of July 20, 2009 between Audience Productions, Inc. and Julie Chase	March 17, 2010

10.5	Promotional Shares Lock-in Agreement executed July 20, 2009 between Audience Productions, Inc. and Beacon Law Advisors, PLLC	March 17, 2010

10.6	Option/Purchase Agreement effective as of July 20, 2009 between Audience Productions, Inc., Andrew Craft, and Michael Zam	March 17, 2010

10.7	Production Services Agreement effective as of July 20, 2009 between Audience Productions, Inc. and Bridge Productions, Inc.	March 17, 2010

10.8	Loan Agreement effective as of August 19, 2009 between Audience Productions, Inc. and Jay T. Schwartz, George Brumder, and Julie Chase	March 17, 2010

23.1	Consent of Independent Auditors	March 17, 2010

23.2	Consent of Producer	March 17, 2010

99.1	Form of Subscription Agreement	March 17, 2010

99.2	Appointment of agent for service of process	March 17, 2010

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the 33 Act may be permitted to API’s Officers, Directors, managers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 33 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such manager, officer, or controlling person in connection with the securities being registered, API will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 33 Act and will be governed by the final adjudication of such issue.

API hereby undertakes:

• To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

• To include any prospectus required by Section 10(a)(3) of the 33 Act;

• To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

• To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

• That, for the purpose of determining any liability under the 33 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

• To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

• To send each Series A Preferred Shareholder at least on an annual basis a detailed statement of transactions with the Officers and of fees, commissions, compensation, and other benefits paid, or accrued to the Officers for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

• To provide the Series A Preferred Shareholders the financial statements required by form 10-K for the first full year of operations of Audience Productions, Inc.

That, for the purpose of determining liability of the undersigned registrant under the 33 Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

• Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

• Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

• The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

• Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for the purpose of determining liability under the 33 Act to any purchaser:

• Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

• Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 33 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

• Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the 33 Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, March 17, 2010.

For Audience Productions, Inc.

By:	/s/ JAY T. SCHWARTZ
Name:	Jay T. Schwartz
Title:	Director and President (principal executive officer)

Pursuant to the requirements of the 33 Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY T. SCHWARTZ	Director and President (principal executive officer) of Audience Productions, Inc.	March 17, 2010
Jay T. Schwartz

/s/ GEORGE R. BRUMDER	Director and Treasurer (principal financial and accounting officer) of Audience Productions, Inc.	March 17, 2010
George R. Brumder

/s/ JULIE L. CHASE	Director and Secretary of Audience Productions, Inc.	March 17, 2010
Julie L. Chase

APPENDIX

Glossary

The capitalized terms used in the Registration Statement will have the meanings set forth in this glossary.

Term Used in Prospectus	Definition
33 Act	The Securities Act of 1933, as amended.
34 Act	The Securities Exchange Act of 1934, as amended.
API	Audience Productions, Inc. is a Washington corporation and the issuer of the Series A Preferred Shares. The Directors and Officers of API are Jay T. Schwartz (Director, President), George Brumder (Director, Treasurer), and Julie Chase (Director, Secretary).
Articles	The articles of incorporation, which is the corporate document including information such as the corporation’s name, purpose, number of authorized Shares, and the number and identity of the Directors. The articles of incorporation can be found in Exhibit 3(i).
Board of Directors	The group comprised of Jay T. Schwartz, George Brumder, and Julie Chase as API’s initial Board of Directors. The Board of Directors’ responsibilities include those which are described in the Articles and Bylaws, including appointing the Officers. Only the Series A Preferred Shareholders can remove and elect new Directors to the Board of Directors.
Bylaws	The corporate rules governing the management of API, which can be found in Exhibit 3(ii).
Common Shares	The ownership of API comes in the form of Series A Preferred Shares and three Common Shares, which are owned by the Common Shareholders. The Common Shares have no voting rights and may share in 50% of API’s Distributable Cash only after investments in the Series A Preferred Shares have been repaid 105% of their original investment amounts (this includes the Series A Preferred Priority Return).
Common Shareholders	Jay T. Schwartz, George Brumder, and Julie Chase are the sole Common Shareholders equally owning the three Common Shares.
Constant Contact	Constant Contact, Inc. is a third party email distribution company that API plans to use to distribute email communications to investors.
Directors	The Directors of Audience Productions, Inc. Currently, Jay T. Schwartz, George Brumder, and Julie Chase.

Distributable Cash	All cash funds derived from and attributable to the operations of API, including the sale of the Film and proceeds of insurance to compensate for covered losses, less the sum of:
(a) debt service;
(b) current operating expenditures;
(c) capital improvements and replacements; and
(d) a reasonable reserve for the operation of the business or winding up of API, as determined by the Board of Directors.

Film	The feature film, “Lydia Slotnick Unplugged.”
Impound of Funds Agreement	An agreement between Banner Bank and API that impounds (escrows) all invested funds until the Offering Amount is met, which must be achieved within the Offering period. If this is not the case, all funds are returned, within five business days, to investors without API ever having had access to the funds. The Impound of Funds Agreement can be found attached to this Prospectus as Exhibit 10.1.
Offering Amount	The subscription funds placed in the impound account, which may only be released once the offering threshold of $8,000,000 is met.
Offering Period	The 360 day period, after SEC effectiveness, that the Series A Preferred Shares will be available to the public.
Officers	The officers of Audience Productions, Inc., currently Jay T. Schwartz (President), George Brumder (Treasurer), and Julie Chase (Secretary).
Production Management Fee	The $600,000 fee paid to the Officers ($200,000 each) in six approximately $33,333 installments per Officer over the course of the Film’s production, in exchange for the production management services captured in the agreement between the Officers and API, attached to this Prospectus as Exhibits 10.2, 10.3, and 10.4.
Prospectus	A legal document offering securities for sale, required by the SEC and states in which sales are sought, that must be declared effective by the SEC and target states prior to sales commencing. The document must sufficiently explain the offering, including risks, use of proceeds, financial position, and conflicts of interest that will help prospective investors decide whether the investment is appropriate for them.
Registration Statement	The complete set of documents required to be filed with the SEC, including the Prospectus, prior to a registered public offering.
Series A Preferred Priority Return	The 5% return beyond each investor’s original investment of $10 per Series A Preferred Share that must be paid prior to any Distributable Cash being distributed to the Common Shareholders.
Series A Preferred Shares	The shares that will be offered for sale to the public. These shares have 100% of the voting rights and a Series A Preferred Priority Return of 5% of the $10 purchase price per preferred share.
Shares	Series A Preferred Shares together with the Common Shares.
Shareholders	Series A Preferred Shareholders together with the Common Shareholders.
Subscription Agreement	The agreement than an investor must sign to become a Series A Preferred Shareholder of API.

"LYDIA SLOTNICK UNPLUGGED"

By Andrew Craft and Michael Zam

FADE IN:

CU Cover of Britain's hip music mag, GMS. U2 are splashed across the front when they were so very young. WIDER ANGLE we are:

INT. SHAFTESBURY AVE. - LONDON - 1983 - EARLY EVENING

The paper is being voraciously read by 15 year old LYDIA SLOTNICK (braces, acne, glasses). Behind her, TARA HOROWITZ (pretty -- she knows it, big rack) is trying to sneak a last minute smoke.

LYDIA

OK. It's down to two choices. The Clash or The Fixx.

Lydia rips a PIECE OF A PAGE out from the paper and stuffs it in her bag.

They are standing at a crowded intersection in peak hubbub (Lots of black cabs, double deckers, throngs of tourists). They are part of a group of American high schoolers -- who stick out like 25 sore thumbs -- being herded into the Palace Theater to see the hottest show in town, Cats, by nervous teacher, MS. HULLEY.

HULLEY

Hurry! Show starts in ten minutes! Remember now, kids, you're not just representatives of your school, but of your country.

Two horny boys, WARREN and ALEX lag as an OLD MAN, sticking hookers' business cards in the window of a nearby phone box, hands them one. Hulley catches this.

HULLEY (CONT'D)

Warren! Alex! Over here! Inside now!

Lydia Slotnick! Tara Horowitz! You too!

Tara flicks the cigarette and they look at the cover of NME and crack up laughing at the irony of this.

LYDIA/TARA

U2! ha ha ha.

They go into the theater. Hulley follows in behind them.

INT. LOBBY - CONTINUOUS

Packed and anxious. Lydia and Tara squeeze into the LADIES ROOM while Warren and Alex make for the GENTS as Ms. Hulley follows the rest of the group to the auditorium. The BELL indicating the show is about to begin, RINGS.

INT. LADIES ROOM - CONTINUOUS

Lydia and Tara are unzipping their backpacks; Lydia pulls out the piece of paper.

LYDIA

Clash are cooler. Definitely.

TARA

(pointing to Joe Strummer)

But that guy's teeth -- gag me!

(pointing to the Fixx's lead singer)

Now Cy Curnin -- he's a fox!

INT. LOBBY - A FEW MINUTES LATER

Lydia and Tara gingerly stick their heads out of the Ladies Room now dressed in '80's girl teen slut wear (sweatshirt skirts off the shoulder, big gelled hair, lotsa lip gloss, "fuck me" heels).

Seeing the lobby is safely empty they stomp toward the exit when there's a huge BOOM as the orchestra breaks into "Memory" for the Overture. Lydia stops, suddenly apprehensive.

LYDIA

You know, what if it's good? This may be our only chance to see it.

TARA

Two choices: the Fixx -- Live! -- or dancing fuckin' pussycats?

INT. SHAFTESBURY AVENUE - SAME

The girls have run out and wait at the corner of Charing Cross Road. They catch sight of themselves in a shop window. Lydia, seeing the two of them together, feels insecure.

LYDIA

Do I, you know, look alright?

TARA

Come here a sec.

Tara pulls nails scissors from her bag, begins cutting Lydia's collar off.

TARA (CONT'D)

Lydia, don't try so hard.

(surveying her work; pleased)

C'mon, let's book.

VOICE (O.S.)

Where the hell you think you're going!

The girls turn, terrified. See it's only Warren and Alex who trot over to them. Tara rolls her eyes.

WARREN

We're only fuckin' with you. Where ya' going?

TARA

What's it to you?

ALEX

Yo, we got some real action lined up girls. Wanna' come?

WARREN

Yeah! Wanna' come?

The boys crack up laughing.

TARA

In your dreams, asshole. Anyway, what action?

WARREN

Maybe score some hash. Adult entertainment. Little club we know of.

He shows them the CARD he got from the Old Man earlier. Lydia grabs it from him.

LYDIA

You guys are so puerile.

WARREN

I know you want me, Snotlick. Don't deny yourself.

ALEX

What do you say, Horrortits?

TARA

I say you're a fucking cro-mag. C'mon, Lydia.

They scuttle across the street.

INT. LYCEUM BALLROOM

The place is swarming with a crowd of New Romantics. The Fixx are on stage singing their hit "One Thing Leads To Another." Lydia's really digging the MUSIC.

LYDIA

(yelling above the music)

These guys are so in the pocket!

(crossing her fingers)

The rhythm section is like that!

(about lead singer)

Curnin's voice, man, it's like silk!

Lydia turns, sees Tara's not listening as she's dancing a bit too close to some kilt-wearing GUY with a pink poodle cut.

The Fixx finish the SONG.

CY CURNIN

Thanks a lot! Goodnight!

The crowd starts to move out. Tara grabs Lydia.

TARA

Let's get backstage!

LYDIA

We don't have time! We can't!

TARA

Fuck it. What's Hulley gonna' do? Fly us home? We leave tomorrow anyway.

INT. LYCEUM BACKSTAGE

A heaving sweaty mob of hopefuls outside the sacred green room guarded by TWO BOUNCERS. Tara pulls Lydia from the thick of it and up to the Bouncers as she tells her:

TARA

Just act like you belong here.

They try to breeze through; the Bouncer levels his arm like a gate, stopping them.

TARA (CONT'D)

But we're with the band!

BOUNCER

No, you ain't.

The bouncer nods a couple (GUY with flaming red Mullet; GIRL with white braids hanging out of a cap with an eight inch peak) through.

TARA

You let them through.

LYDIA

That's Tom Bailey and Alannah Currie! The Thompson Twins! Wow!

A gaggle of RECORD COMPANY SUITS and their ENTOURAGE arrives and clutters up the doorway.

A BELLOWING VOICE (O.S.)

Oi! Knocker! Knocker Knowles!

One of the record company guys turns 'round to the voice. It is KNOCKER, a bearded, red faced and pugnacious promo exec.

KNOCKER

Fuck me! Tommy Michaels, you old cunt! You look like a fuckin' zeppelin!

The owner of the voice is TOMMY MICHAELS, mid 30's, half gangster wannabe/half rock and roll manager in a baggy double breasted red suit.

TOMMY

Lads done great tonight, eh?

KNOCKER

Magic. Radio One A list next week.

Rubs his fingers together, $$ sign.

Behind Tommy, Knocker sees someone.

KNOCKER (CONT'D)

Fuck me! Is that Graham McGuinness?

Lydia turns, RECOGNIZES McGuinness.

Tommy ushers GRAHAM MCGUINNESS over: Irish, mid 30's, shades, fedora, dark washed out clothes, unshaved; an aura of faded glory hovers about him.

GRAHAM

Alright.

KNOCKER

Nice to see you, man! I thought you was dead! Where you been?

By now Tommy has noticed Tara and is giving her the wink.

GRAHAM

Ah, 'round and about.

KNOCKER

Always loved that first record, mate. Fuckin' classic. About time for another one innit? It's only been ten fuckin' years!

They all laugh, Graham uncomfortable.

GRAHAM

Ah, you know. I'm working' on it.

KNOCKER

Well come on, don't fuck about. You coming' in?

TOMMY

Yeah, half a minute.

Knocker goes into the Green Room. Tara goes right up to Tommy.

TARA

Can you get us in?

TOMMY

'Course darling.

Tara and Lydia smile. He notices all the metal in Lydia's mouth.

TOMMY (CONT'D)

What, 'er an' all?

GRAHAM

Tommy, I don't think I can fuckin' deal with this.

TOMMY

What? Half the UK record industry's in there getting bugled out of their brains! You gotta' show your face, let 'em know you're still around!

GRAHAM

Tommy, not tonight. I can't stand them cunts. Fuckin' poofs and posers.

Graham turns to leave. Tommy grabs him.

TOMMY

(sotto voce)

But what about the fanny?

(turning to Tara and Lydia)

Wanna' come to a real party, love?

TARA

Not without my friend.

Tommy takes a look at Lydia, then a longer one at Tara's breasts. His decision is made.

CUT TO:

INT. TOMMY'S SPORTS CAR- PICADILLY- NIGHT

Bustling, top down, Tara and Lydia stuffed into the gap behind the seats, hair flying in their faces.

INT. TRAMPS NIGHTCLUB

The beautiful ones are grooving to "Pop Music" by 'M'. Graham sits and smokes and drinks with a nervous Lydia. They watch Tommy and Tara dance, beers in hand. After a nervous beat or two...

LYDIA

Mr McGuinness, can I ask you a question?

He grunts.

LYDIA (CONT'D)

That song "Derry Blues," which I love by the way, was that really Van Morrison singing back up?

He belches and ignores her. He's totally uninterested in her and she knows it.

INT. TOMMY MICHAELS' HOUSE - NIGHT

In the living room, chrome and white deep shag carpet. GOLD RECORDS on the walls. Champagne and a bong smoking on the table. Graham chops out some blow. Tara drains a glass of champagne and Tommy fills it again, goes back to fiddling with his then state-of-the-art video camera.

Lydia sits on the floor by the monstrous record collection, pulling out albums looking at them. She gets out Culture Club.

LYDIA

George is a trip, don't you think? Great voice, too.

The others ignore her. She finds the Tin Drum by Japan.

LYDIA (CONT'D)

Wow! Nobody really knows this in America but Mick Karn is like the best bassist.

She pulls out GRAHAM'S ALBUM, Graham McGuinness and the Instigators. The cover features a young floppy haired Graham and his Band.

LYDIA (CONT'D)

Hey! Could we put this on? Would you mind?

GRAHAM

Jesus, do we have to?

TOMMY

Sure, put it on. This bloke was fuckin' massive. Look at all them.

(pointing to gold discs on wall)

UK silver, UK gold, American gold. This geezer's the real thing, not like them haircuts you was pogoin' to tonight.

LYDIA

Come on, rock and roll didn't end in the seventies.

As soon as the record, Graham's rocking smash "You Make Me Want to Fly," STARTS to PLAY, Graham gets up, taking the bottle into the BEDROOM, standing at the door.

He motions to Tommy to bring Tara in too. Lydia gets up, nervous, but wants to be part of the party. Graham half closes the door, blocking her entry.

GRAHAM

You know you got a brain under all them spots and that hardware.

(he motions to her specs and braces)

So I know you'll listen: The music business, it ain't about the music; it never been about the fuckin' music; it's about image. Looks and cool. You got those and you're in.

(starts closing the door)

And if you don't...you're out.

He shuts the door.

Lydia sits down on the couch, looks in the mirror all dusty with coke. The pimples, the hair, the braces. She's crushed.

"You Make Me Want to Fly" CONTINUES AS WE DISSOLVE TO:

INT. TIMES SQUARE - NEAR VTV BUILDING - PRESENT DAY - DAY

From the window of VTV, DEADLY URGE, a surf punk garbage white boy rock band of the next two weeks, spit out their hit, "Fly Boy Niggaz," which just happens to SAMPLE "You Make Me Want to Fly."

This SONG BLASTS across the SOUNDTRACK as

Lydia, now an ultra polished 33 year old woman, bleached teeth, store bought nose, Lasik correction surgery, a bit too much concealer on her skin, dressed with a too hip edge, races against the intersection toward VTV, her arms loaded with videos and papers.

Under the big VTV window, THRONGS of EAGER TEENS stare up as today's ultra hip VJ conducts another live segment of "TLR," with the overly photogenic BOYS of Deadly Urge. The hungry crowd on the street YELPS at each glimpse of the band as Lydia tries to maneuver through them toward the entrance past kids desperate for entry.

A SECURITY GUARD notices Lydia and squeezes her into the door, then hurriedly shuts it, shutting out the mob and "Fly Boy Niggaz."

INT. LOBBY - CONTINUOUS

As Lydia straightens her short skirt:

LYDIA

Thanks, Paco.

She smiles, races up the escalator and to the elevators, impatient. She jumps inside a car as the doors close--

INT. VTV FOYER - CONTINUOUS

As the doors of the elevator open and Lydia jumps out. She and the perky 20 year old RECEPTIONIST exchange nods and Lydia enters--

INT. VTV - MAIN FLOOR - CONTINUOUS

Thin hallways flanked by offices by the windows and dozens of cubicles on the inside. Impossibly YOUNG and HIP folks scurry about, working madly amongst all the latest pop culture bric-a-brac and posters hanging from every inch of wall, floor, and ceiling space. Welcome to VTV World.

WE RACE with her down the hall. Folks shout out "Hello"s to Lydia followed by genial comments about the day of the week.

INTERN

It's Friday!

SECRETARY

Finally Friday!

Lydia smiles at them as she scurries along. They look at her TOO SHORT SKIRT and share a surreptitious SNICKER. One of them hikes her own skirt up in imitation of Lydia's

Several other junior people start following her, pleading for her attention. She's clearly a bigwig of some kind.

The first is Junior Producer, ALEATRA CLARK, 23, African-American, gorgeous. She's followed by a red-haired 20 year old intern, TRUDY, loaded down with her own collection of papers, videos, a pencil in her mouth.

ALEATRA

Lydia, we're two seconds over on the Timberlake intro for Spring Break.

LYDIA

Leave it hooked in edit 3. I'll check it tonight.

ALEATRA

See you there in 5, Trudy.

Trudy nods.

TRUDY

(handing more videos)

Hey, Lydia, Guy wants you to look at these. Want them on your desk?

LYDIA

No, got it. Give 'em here.

She adds to the pile in her arms, starts to run away.

LYDIA (CONT'D)

Yo, Trudy!

Trudy runs back toward her. Lydia manages to fish a $20 from her pocket.

LYDIA (CONT'D)

Big favor. Get me a Venti skinny mocha latte with three extra shots. And whatever you want--

Trudy grabs the money, runs off in opposite direction as Lydia speeds past her Secretary, the adorable twentysomething, SPENCE.

LYDIA'S OFFICE

Slick with great view. Spence trots in after her.

SPENCE

Good news. Aretha's people just confirmed.

LYDIA

Off the freaking hook!

(racing around)

And Alicia Keys's still cool, right?

SPENCE

Here's the fax!

(reading)

"We are pleased to confirm Miss Aretha Franklin will appear with Ms. Keys at VTV studios on Friday--"

LYDIA

(as she moves out of room)

Beautiful! Beautiful! Beautiful!

Oh and call Lucy Chu. Tell her to bring her team and anything she's got that fits Aretha. I don't want her wearing another gold lame sleeping bag.

She SQUEEZES Spence's arm, smiles.

LYDIA (CONT'D)

Good going, Spence. By the way, did Trudy get me in at Frederic Fekkai?

Spence nods.

LYDIA (CONT'D)

(as she's dashing out)

With Frederic, right?

Spence nods, "Of course." She smiles, runs off.

INT. EDITING SUITE DOOR

A handmade sign reads: "Quiet Please: Divas Then, Divas Now Editing in Progress."

INT. EDITING SUITE

Lydia proudly shows GUY MANN, (29, head of programming, Ivy League education, coolly handsome and in his element) her latest piece. Guy's idiot kid brother BOYD watches. J.T. (chemical blonde) operates the AVID.

ON video monitor a video work tape of CARLY SIMON and some 20 year old flaxen, guitar-toting CHANTEUSE DE JOUR are in Carly's bedroom recording a song.

LYDIA

Say what you like about Carly, man, but she's done something right to last 35 years.

GUY MANN (O.S)

OK, OK, go forward.

We FAST FORWARD to Carly and Chanteuse on the Vineyard's Menemsha beach, strolling along, bonding, laughing.

GUY MANN (O.S) (CONT'D)

This is chick shit, Lydia. What's next? Bonding over a box of tampax? Let's go!

LYDIA

Guy! It's an intimate moment between a new star and her idol. The point of the whole series. It's the shit.

GUY MANN

Yeah, DV1 shit!

At this moment Carly steps in a pile of DOG SHIT and loses it. She's furious about off islanders treating her home like a dog toilet.

LYDIA

JT, this can go. Get rid.

GUY MANN

(interrupting; laughing)

Fuck no! You gotta' keep that! Play it again!

BOYD

Yeah! This rocks!

LYDIA

Jesus, Guy, that's not fair! This is supposed to have some integrity...

GUY MANN

Boyd likes it, too.

LYDIA

Course he does; he's your brother!

GUY MANN

No, no! Wait! I got an idea!

Rummaging through a pile of CD's

GUY MANN (CONT'D)

(to JT)

Again. With this. Track 3.

JT plays the dog shit moment again, only this time with “You're So Vain” BLASTING underneath. And again and again. Guy and Boyd are hysterical. Lydia is not.

GUY MANN (CONT'D)

Play it again, JT.

He does. Guy and Boyd crack up again.

GUY MANN (CONT'D)

That's hysterical! Right, Boyd?

BOYD

Yeah, but who's the old chick with the huge choppers?

Lydia rolls her eyes at Boyd's denseness. The door opens. PETER, 36, another V.P. of Programming, peeks in.

LYDIA

Guy, let's hear from another VP of programming. Pete, what do you think?

GUY

Share with the group, Pete.

They run it again.

PETER

I don't know, Guy. I mean it's kinda' juvenile. I wouldn't use it.

Lydia looks momentarily victorious. Guy cackles, louder.

INT. HALLWAY OUTSIDE GUY'S OFFICE - DAY

Lydia's Blahniks and Guy's shoes in a rack outside his door.

INT. GUY'S OFFICE - DAY

Corner office, wall to wall glass, full size Espresso bar and Manhattan everywhere you look. At one end is a pro basketball hoop with full size electronic scoreboard. A sampled stadium crowd ROARS out of the sound system every time a basket is sunk. On the other end, by Guy's work area, is an exquisite KILIM rug, which Guy ADORES.

Lydia pleads her case while Guy, barefoot, shoots hoops.

LYDIA

Come on, there are a lot of rock stars who are totally asking to be fucked over, but keeping it real was the whole point of this series.

GUY MANN

Carly Simon stepping in dog shit is pretty fuckin' real.

LYDIA

It's tabloid crap. These are talented musicians, Guy--

GUY MANN

(interrupting)

Yeah,and famous. And famous people with shit on their shoes is great TV.

LYDIA

Yeah, some people. Martha Stewart or Gwyneth Paltrow maybe...

GUY MANN

You need a moment like this in every one of these segments. Aretha and Alicia Keys scarfing down chicken and waffles. Patti Smith and P.J Harvey: Fuck their music; I want pit hair!

LYDIA

Guy, thanks for your comments, but I have final cut on this project.

Guy stops shooting, holds the ball under his arm, turns on her like Mr. Hyde.

GUY MANN

I don't think you hear me, Lydia. I'm not fuckin' kidding here!

Lydia freezes, scared. Where did this come from?

GUY MANN (CONT'D)

When I leave next month to start the new channel, I'm not letting my successor fuck up what I've got here. How old are you?

Lydia fumbles a second. Why is he asking this?

GUY MANN (CONT'D)

It's OK. You don't have to answer. All you have to do is get your fucking edge back.

Guy turns, sinks a basket. SAMPLED CROWD ROAR.

GUY MANN (CONT'D)

I mean it. One week: Get your fucking edge back. Or else!

Lydia takes this in.

LYDIA

OK, Guy, OK. Thanks.

GUY MANN

I know how badly you want my job, Lydia. God knows you've been here long enough--

LYDIA

I've really earned it, Guy. Is there anyone here who deserves it more?

At this GATOR, (a lanky 25, VP wunderkind) comes zipping in on his SKATEBOARD.

GUY

Jesus, Gator, watch the rug! That's handwoven silk--

Gator screeches to a halt at the edge of Guy's hallowed rug and flips his board into his hands in one move.

GATOR

150 fuckin' years old, I know. Halt the meltdown, dude! I got the memo.

He quickly jumps on the court, snatches the ball away from Guy and slam dunks it through the hoop. CROWD ROAR.

He waves TICKETS under Guy's nose.

GATOR (CONT'D)

Who da' nigga? Who da fuckin' nigga?

Tonight, man. Two men enter, one man leave! Ultimate bareknuckle death match.

GUY MANN

(excited)

Kavanagh's?

GATOR

Deep in the belly of Bayonne, New Jersey, yo. Best seats in the house....Cage side!

GUY MANN

We are so fuckin' there, Gator.

GATOR

Got the Hummer waiting downstairs. Now git yo bitch ass in the back!

Guy grabs his jacket and keys. They rush out of the office, leaving Lydia behind.

INT. VTV - BROADWAY - NIGHT

The Hummer with Guy and Gator pulls off as Guy leans out the window where Lydia is exiting the building alone.

GUY MANN

Edge! Later, Lydia.

Lydia is clearly worried. She takes a few steps, her mind a jumble, when she hears:

MAN'S VOICE (O.S.)

Lydia? Lydia Slotnick?

Lydia turns, sees a guy in his mid-30's in a standard blue suit and briefcase. Lydia doesn't recognize him.

WARREN

It's Warren. Warren Resnick. Wow, I almost didn't recognize you. I mean, no glasses, and your...

(looking at her legs and short skirt)

Sorry, I mean, you look...great!

LYDIA

You don't have to sound so surprised.

She wants to get away but feels she has to go through the motions.

LYDIA (CONT'D)

So, what are you doing?

WARREN

KPMG. You know. Accountant. It's steady, money's OK. Good bennies. Hey, you still in touch with your friend, Tara? How'd she turn out?

LYDIA

(suddenly annoyed)

Married an English politician. Lives in London. Two kids. We send emails once or twice a year.

WARREN

Uh-huh. So what are you doing?

LYDIA

I'm a Senior VP of Programming at VTV.

WARREN

VTV? No shit! That's incredible!

LYDIA

Pretty cool, huh?

WARREN

No shit. Hey, you coming to the reunion this fall? It's not for six months, but time flies--

LYDIA

I don't know; I'm so busy and--

WARREN

No, you have to come! This'll shock the shit out of everybody! I guarantee that nobody ever thought Old Snotlick would, like bloom and become a big macher at VTV. We all thought you'd end up some librarian somewhere.

She doesn't want to be reminded of that.

WARREN (CONT'D)

look, I've gotta' catch the next bus. If I don't make this one, the kid'll be asleep again and then the wife gets mad and...well, you know.

LYDIA

Well, actually not. No kids. No wife.

She laughs.

WARREN

(turning to go)

Yeah, but you got that cool job. Nice to see you, Lydia. Try to make the reunion!

He runs off. Lydia watches him go.

INT. LYDIA'S LOFT - NIGHT

Tribeca, spartan, massive TV. Her CAT, MACCAVITY lies on a leather chair in the corner.

ON LYDIA AT MIRRORED VANITY

at the end of loft, wearing a La Perla bra and panties, checking her frown lines in a magnifying mirror as she lip synchs to k.d. lang's "Constant Craving" BLASTING out of the sound system. She adds a dollop of the dozens of bottles of lotions from Kiehl's and Mario Badescu.

The BUZZER sounds. Lydia presses the "in" buzzer; uses the remote to ax k.d. Rockers System of a Down's latest CD now BLASTS through the room as Lydia opens the door.

CUT TO:

LATER

Lydia and her booty guest, intern Spence, are wrapped in a blanket on the floor next to the bed having a post-coital smoke. Lydia's lost in thought.

LYDIA

Spence, what would you do if you woke up tomorrow and there was no VTV? Let's say there are job cuts and you get downsized. What would you do -- with your life, I mean?

SPENCE

That only happens to people who are deadwood -- and I'm never gonna' be no deadwood.

Lydia cuddles up close to him.

SPENCE (CONT'D)

Hey, did you check out our demo yet? 'Cause our new drummer is a fucking animal!

LYDIA

I haven't gotten to it; I promise I will.

Lydia slides onto the bed, taking the blanket with her, pats the bed for him to join her.

LYDIA (CONT'D)

C'mon--

Spence stands, naked, except for his roller blades, which he has clearly never taken off. He begins dressing.

SPENCE

Nah, gotta' go rehearse.

LYDIA

Now, Spence? It's after midnight.

SPENCE

Down time's the cheapest.

LYDIA

Y'know I think you guys are good--you're the real thing.

Spence leans in to politely kiss her goodbye. Lydia tries to move him into bed, but he pulls away. He turns to go.

LYDIA (CONT'D)

See you Monday. There's lots to do so don't be late.

SPENCE

(skating out; without turning)

Sure. Whatever.

He's gone. Lydia turns, very alone in her large loft.

CLOSE ON -- A BIG PHOTO OF GUY MANN IN "THE PAGES," VTV'S INTERNAL NEWSPAPER.

Under the headline: Mann to Man New Maxim Channel for Men. Headline on the opposite page: Gator Pilots Red Hot Joust Show. Below that, "Network's High on Cool New X-treme Gamer."

PULL OUT TO REVEAL -- LYDIA IN A METRO-NORTH CAR - DAY

She throws down "The Pages" as the train pulls into the station. Lydia, dressed way too trendily with a skirt that's way too short for White Plains, grabs her Zabar's goody bag, purposely leaves the paper behind.

INT. WHITE PLAINS STATION - SAME

Walking to the platform stairs, gridlock ensues as a COUPLE with BABY in Baby Bjorn tries desperately to find their infant's dropped sock. Lydia's impatient to get by until she locks eyes with BABY, momentarily stopped until

HONK!

from a handsome grey-haired man in a Toyota: Her dad, JACK SLOTNICK. Lydia waves, then to Couple with impatient fake smile:

LYDIA

Excuse me!

Lydia goes to the car. As she slides in:

LYDIA (CONT'D)

What happened to the Lincoln, Dad?

JACK

It's in the shop.

(quickly)

You didn't forget the sable, didja'?

She holds up the Zabar's bag.

INT. SLOTNICK HOME - MORNING

Well-heeled, polished; even the paintings match the wall. At the glass dining table, sable is passed from Jack; to his aerobicized, tan-from-a-can wife, 48 year old PAM; to Lydia; to her chubby stepsister, LAURIE, whose nervousness makes her eyes bulge wide like Marty Feldman; and, finally, to her zhlubbly hubby, ARNIE.

PAM

So, Lydia, is there...anyone...you know, special?

LYDIA

Yeah, there's my cat, MacCavitty. Pass the tomatoes, please?

PAM

Anyway, so, Lydia we actually have two things to celebrate today! Apart from our tenth anniversary--

(smile to Jack; applause)

I'm glad to say Laurie and Arnie will finally open their doll museum this June!

Tepid applause.

ARNIE

We were hoping, Laurie and I,--

Laurie's eyeballs bulge.

ARNIE (CONT'D)

--that maybe, with your pull at VTV, you might want to cover it -- what with Marie Osmond cutting the ribbon and all...

Laurie's eyeballs bulge. Lydia is speechless.

PAM

Ya know, Lydia, we were so hoping for something to celebrate for you, too. What's happening with this promotion already?

LYDIA

Well, it's a big corporation and these things move kinda' slowly...

JACK

Big? It's just a little shit cable station with a what, a two share on a good day?--

LYDIA

The whole world watches VTV, Dad! We change culture!

JACK

--When I was in network if you got less than a thirty you didn't know whether you had a job in the morning. Pammy, give me more nova.

Pam grabs a slice from Laurie's plate, major eye bulging.

JACK (CONT'D)

If you want to play with the big boys you gotta dress the part, too. You can't go in there with a skirt halfway up your ass giving 'em the old dutch wink like your Shari Stone.

Lydia's annoyed, but this is clearly what she's used to.

INT. LIBRARY - A SHORT WHILE LATER

CLOSE ON an EMMY AWARD sitting on an antique desk. Its name plate reads: Outstanding Investigative Journalism, The Ku Klux Klan: Unhooded, Jack Slotnick, Producer.

WIDER ANGLE REVEALS rows of books. Dickens and Proust by the untouched yard. On a mantelpiece, are photos of young Lydia with her now deceased MOM and, most prominently, a photo of 15 year old Lydia (as we met her) hugging Dad tightly.

Jack and Lydia on the couch in front of it. She picks up the picture of Mom.

JACK

I know, baby.

LYDIA

You still miss her?

JACK

Sure, but Pammy's great. You know?

She puts the picture back on the mahogany desk.

LYDIA

(changing the subject)

I love this desk.

Jack pours himself another mimosa. A silent beat or two.

LYDIA (CONT'D)

Dad, do you ever regret the big fight with the guys upstairs? I mean do you ever wish you gave in rather than taking early retirement?

JACK

(forced bravado)

No. Never! Schmucks, all of them. My integrity meant more than that.

(picking up the Emmy and waving it )

Face it, if you don't have your integrity, you have nothing. Less than nothing.

(immediately switching gears)

Bubulah, while we're in here I wondered if I could ask you something. I didn't want Pammy to hear, 'cos you know...

LYDIA

Oh, of course. Here.

She hands him an envelope.

JACK

Thanks. Thing is, I'm gonna' need a little extra this month. What with the car in the shop and everything.

(sotto voce; obviously lying; finishing his drink)

I hit a deer. I need like another five.

Lydia reaches for her purse and takes out a check book. She's done this a few too many times.

JACK (CONT'D)

Thanks, Bubulah. I'll pay you back. You know I will.

INT. LYDIA'S TRIBECA LOFT BUILIDING - JUST AFTER SUNRISE

Boomtown Rats's "I Don't Like Mondays" briefly PLAYS under:

Title reads: Monday, 6:43 AM

INT. LYDIA'S LOFT - SAME

Her alarm clock buzzes and:

QUICK SHOTS of Lydia

--rolling out yoga mat

--doing downward dog

--rolling up yoga mat

--in shower

--Lashing on pricey exfoliant

--rubbing in several different age defying moisturizers

--plucking chin hairs

--applying foundation and makeup

--grabbing Preparation H suppository and rubbing it under her eyes (reduces swelling)

--Checking panties, tampax in mouth. Nothing. Puts tampax away.

INT. VTV - CONFERENCE ROOM.

Dark. Blinds down.

ON CONFERENCE TABLE where a heap of Variety Pack cereal boxes are piled at the center.

A VOICE (O.S.)

One, two, three -- GO!

Hands grabs the boxes like they're the last food on earth.

BACK TO REVEAL Guy, Gator, Boyd, Spence, Aleatra, among others, munching their cereal while watching a plasma widescreen. They are looking at a pilot for Gator's new series THE JOUST.

ON SCREEN Two trucks race toward each other at massive speed, two jousters surfing from top of the rig,jousting poles outstretched.

The group cheer a near-miss. They're loving the show.

INT. MAIN FLOOR AT VTV

Lydia races down the hall amidst greetings of, "Hey, it's Monday," and "Monday, Monday..." She bounds past intern Trudy into her office. Trudy follows, shuts the door behind her. Lydia looks at her, wondering what's up.

TRUDY

Did ya' hear? Did ya' hear?

LYDIA

No! What up?

TRUDY

Pete got the ax. This morning. His office was already packed when he got in at 8 AM.

LYDIA

Holy shit! Where's Guy? And where's Spence? Why isn't he here yet?

TRUDY

Don't you know? The Joust screening. Back conference room--

Lydia starts running out--

TRUDY (CONT'D)

I thought that's where you were!

HALLWAYS - VARIOUS ANGLES

Lydia barrels down, ignoring all in her path. She stops short when she reaches the glass wall and peers into--

THE CONFERENCE ROOM

where The Joust has just wrapped. Hearty congratulations to Gator all around as the group disperses. Boys stay behind to clean up. Aleatra waves to Lydia as she exits, as does Spence, who winks at her.

Lydia stands, waiting as Guy and Gator saunter out.

GUY MANN

(to Gator; shaking his hand)

We'll take the repeats straight to the Maxim channel! We're in business!

GATOR

Awesome, Guy. Fuckin' A.

Gator slides off. Guy stops when he sees Lydia.

GUY MANN

Just who I need to speak to.

LYDIA

Guy, if it's about the Carly Simon piece, you were totally right. I'm going to change it right away--

GUY MANN

Yeah, yeah, I know, but there's something else--

LYDIA

But you said you needed the cut by today.

GUY MANN

Lydia, listen. We're getting rid of your position.

LYDIA

(shellshocked)

When?

GUY

Soon. Real soon.

LYDIA

What? But Guy; I mean, if there's anything I can do--

GUY MANN

No. It's done. The job is gone. As of next week it doesn't exist.

Lydia is stunned.

LYDIA

Guy, please, let me just--

GUY MANN

Lydia, keep quiet and listen for once. Here's the deal. Gator's new show is off the hook! I mean, it totally rocked the house. That's the type of shit I've got to see coming from the New President.

Lydia nods. She's stuck.

GUY MANN (CONT'D)

I haven't given it to Gator...not yet. You have a lot of experience which is important.

LYDIA

I've been here over ten years--

GUY MANN

But he's got the edge. Tons of edge. And you don't anymore.

LYDIA

Guy, I'll do anything!--

GUY MANN

I'm giving you one last chance and this is it: As you know, I can't take Boyd to Maxim with me.

Lydia glances into the conference room as Boyd stomps onto a pint sized milk carton. Bang!

GUY MANN (CONT'D)

He's a fuck up, but he's my brother and I want to make sure he's on the right track here. He needs a great credit. Now, he has an idea, a good one, for his own special segment for Back From the Dead. And you're gonna make sure it's great. No! You're gonna make sure it's brilliant.

Another Bang!

LYDIA

Who is it?

GUY MANN

Classic old Irish Rocker. Graham McGuinness.

LYDIA

Oh my God...I met him once. Years ago.

GUY MANN

Anyway, made that one great record, remember? Deadly Urge use a sample from it on their new hit.

LYDIA

"You Make Me Want To Fly."

GUY MANN

That's it. Boyd's totally into Deadly Urge. So check this out. He found McGuinness's manager on the internet. Seems he's getting ready to make some kind of comeback.

LYDIA

(a little skeptical)

Graham is? But he hasn't been heard from in twenty years.

GUY MANN

Well, Boyd's got it from the horse's mouth. It's all set up. Go home right now and pack 'cos you're on the 7.45 to London out of JFK.

LYDIA

But Friday I have the Aretha and Alicia Keys duet for my series!

GUY MANN

Whatever. You'll be back in time. You've been budgeted for three days and not a penny more. But this has to be the shit. Nothing but edge, right? 'Cos if it doesn't it's sayonara. I mean it. Nothing personal Lydia, it's just the way it is.

LYDIA

(resigned)

OK Guy. Thanks.

GUY MANN

Cool. Have a good trip.

He walks away, then turns round.

GUY MANN (CONT'D)

Oh, almost forgot. Listen, do not, under any circumstances, let Boyd drink. Not good. Gottagobye!

He walks away.

Lydia looks into the conference room. Boyd lets loose a different pop- there was still milk in the carton. It explodes all over him. Lydia groans.

INT. AIRPLANE - NIGHT

Boyd and Lydia in their seats. Lydia has her Blackberry out. He has a REALLY noisy video game. The FLIGHT ATTENDANT approaches with a trolley laden with booze. Boyd's eyes light up.

LYDIA

Two cokes please - diet for me. Thanks.

She's handed the cokes. Boyd tries to balance his drink, but it almost spills on her Blackberry. Lydia grabs it just in time.

LYDIA (CONT'D)

I'm assuming we'll meet the loathsome Tommy Michaels at the hotel in the afternoon so we can set up the shoot for Wednesday, either morning or afternoon. Either way, I have to make time for lunch with my friend, Tara. She'll freak when she hears we're doing a piece on Graham. Anyway, as soon as we check into the hotel you confirm the crew with VTV London. Book a studio for post on Thursday morning and the edit for the rest of the day and all night if we need it. God forbid. We're taking the 10 AM out of Heathrow on Friday and that'll be that. Nice and clean, in the can.

Lydia looks at Boyd awaiting a response. A long pause.

BOYD

Tommy Michaels? Who's Tommy Michaels?

LYDIA

Tommy Michaels! Graham's manager!

BOYD

Ah, manager. You must mean Morris Samuels.

LYDIA

Who's Morris Samuels?

BOYD

Graham's manager. Are you keeping up?

LYDIA

Graham and Tommy, they were like this gruesome twosome. Inseparable. How long's Graham been with this Morris guy?

BOYD

I dunno.

INT. HEATHROW AIRPORT - BAGGAGE CAROUSEL

Lydia pulls her second piece of impossibly hip matching luggage onto her trolley.

LYDIA

(more emphatic)

After that disastrous second album Graham refused to record for the last 25 years. Why has he suddenly made this new demo?

BOYD

I dunno.

Boyd grabs his luggage off the carousel: A large duffel kept closed by a couple of chip clips and duct tape.

INT. BLACK CAB - LONDON - MORNING

Lydia and Boyd in the back. She's exasperated.

LYDIA

Getting back with his old band! Boyd, all of the Instigators are dead. One overdose, one car crash, and two suicides. How's that possible?

BOYD

I dunno.

INT. HILTON - PARK LANE - LOBBY - MORNING

Lydia and Boyd walk away from the front desk, having just checked in.

LYDIA

What room are you in?

BOYD

I dunno. I dunno! I dunno!

Lydia reaches over, grabs for his key card. He fights her to hold on to it.

LYDIA

What do you mean you don't know, you dumb ass--

BOYD

214! 214! I'm in Room 214. You're making me nuts with all your questions! Everything's cool. Morris'll be here at 6 to meet us. Now get off my back!

LYDIA

Okay, Okay. I'm sorry.

They get on the elevator. The doors close.

HALLWAY - HOTEL

Lydia and Boyd walk to their rooms.

LYDIA

I've been producing projects for years, Boyd, so listen to me: If you're ever going to get this story, there are three things you've got to do:

Boyd rolls his eyes, sighs.

LYDIA (CONT'D)

First, know your subject -- their background, what makes them who they are. Next, you've got to know what they did that makes us give a shit; this is why we are talking to them. And last, and most important, you've got to do whatever it takes to get that story. You need tenacity. Whatever happens, you don't give up until you've got it. Do you get that, Boyd?

BOYD

Yeah, sure, got it. Are we done now?

They reach their side by side double doors.

LYDIA

Sure. Let's get some sleep.

Meet you in the lobby at 5:30.

They open their doors simultaneously. Lydia gives Boyd one last look as they both go into their rooms. They shut their doors.

A moment later, Lydia sticks her head out, relieved to see Boyd's door is still closed. She waits, then yawns, closes her door behind her.

HOLD ON DOORS. The Rolling Stones' "Ruby Tuesday" PLAYS briefly under

TITLE: Tuesday, 11:14 AM.

MUSIC ENDS. A few seconds later, Boyd comes out of his room, quietly shuts his door, and scampers OUT OF FRAME.

INT. LYDIA'S ROOM - AFTERNOON.

Her travel clock BUZZES. 5 PM.

QUICK SHOTS of Lydia

--rolling out yoga mat

--doing downward dog

--rolling up yoga mat

--in shower

--Lashing on pricey exfoliant

--rubbing in several different age defying moisturizers

--plucking chin hairs

--applying foundation and makeup

--grabbing Preparation H suppository and rubbing it under her eyes (reduces swelling)

--Checking panties, tampax in mouth.

ON HER BED

looks at diary and counts days. Hmmm...

INT. HOTEL LOBBY - DAY

Lydia waits for Boyd. No Boyd. She goes to the front desk and calls his room on the courtesy phone. No answer.

LATER

Still no Boyd. The clock over the front desk says 6.10. A BELLHOP comes over and tells her something, pointing outside. She gets up.

INT. LIMO - DAY

Lydia gets in. There's a GUY in the back. The car immediately pulls off.

LYDIA

I'm Lydia Slotnick, the executive producer. I'm so sorry that Boyd's not here...

(noticing the guy next to her is wearing a TURBAN)

Morris? Morris Samuels?

PAN TO FRONT OF CAR

The glass slides down. MORRIS, 29, fat with thinning hair, is at the wheel. He swings his hand round to shake hers.

MORRIS

No love, I'm Morris! Pleased to meet you. Where's Boyd?

LYDIA

I...I don't know..I wish I knew.

MORRIS

Well, we'll start with out him then shall we? Just got to drop this gentleman off in Hammersmith. It's on the way. Flight OK, was it?

LYDIA

Boyd told me you were Graham McGuinness's manager. What's going on?

MORRIS

I am his manager. This is just my day job. Don't worry, this is my last fare.

The radio CRACKLES to life.

DISPATCHER (O.S.)

Car 22, d'you copy? Morris? Morris d'you copy? Got a pick up in Chiswick wants to go to the airport--

Morris slams the radio off. Lydia sits back and looks out the window like "I don't fucking believe this."

LATER - SAME

They pull over and the Sikh gets out. Car pulls off again.

LYDIA

Morris, what the fuck is going on?

MORRIS

What do you mean? We're going to meet Graham McGuinness.

LYDIA

Yeah? Lemme tell you something. You'd better not be fucking with me. 'Cos you won't be dealing with me. And it won't be VTV. You'll be dealing with Viacom. Do you know who Viacom is? They own everything. I bet they own this car.

MORRIS

No, this is bought and paid for.

LYDIA

Well if you're lying they're going to own it, and then they'll take your house and everything in it and then they'll throw your ass in jail. Have I made myself clear?

MORRIS

Very litigious society innit, America. Now look. Keep your hair on. It's all sorted. We're going to meet Mr. McGuinness in his local. Nice and intimate. You two can have a chat, get to know each other and we'll get straight on with the business. Sweet. Why don't you get a drink out the fridge?

She opens the fridge.

POV LYDIA. There's a half eaten kebab and a can of lager. She kicks the door shut.

INT/EXT. LIMO - RICHMOND ROAD - EVENING

The river, the mansions, the quiet.

MORRIS

Welcome to Richmond. Looks a bit quiet but there's some raucous rockers live 'round here, I'll tell yer. Mick Jagger's got a big gaff over that way. Ronnie Wood next door. Marvelous.

The car pulls up outside a PUB called MAD DOGS AND ENGLISHMEN.

INT. MAD DOGS AND ENGLISHMEN - EVENING

Quiet local boozer. A few regulars propping up the bar. Rows of signed 8X10's of mid to big male Brit rockers (David Essex, Ray Davies, Judas Priest, etc.) line the walls.

GLYNIS STUBBENS, 45, tarty with tits is an ex-groupie and now the Publican. She's drying glasses. Morris and Lydia enter. Heads turn and look at Lydia- she's got her usual too trendy clothes.

MORRIS

(lots of pomp)

Evening all. Glynis.

No response from the regulars.

GLYNIS

Hallo Morris. What, no Bingo with Mum tonight?

MORRIS

Lydia I'd like you to meet Glynis; she's also known Graham for a very long time. Glynis, this is Lydia Slotnick, executive producer from VTV in New York.

GLYNIS

VTV? In New York? Oh, I love New York. I mean how can you not! Oh I am sorry, can I get you a drink? On the house.

LYDIA

Uh, sure. I'll take a club soda.

MORRIS

Pint of bitter when you're ready, Glynis.

GLYNIS

(ignoring Morris; to Lydia)

Ice?

LYDIA

Sure.

Glynis puts one lump in a glass.

GLYNNIS

So how are you enjoying your trip so far?

(looking her up and down)

I should imagine it's a bit slow for you.

MORRIS

Has Graham been in tonight Glynis?

GLYNIS

(still ignoring him)

Must be very exciting working at VTV. So what brings you all the way out here then?

LYDIA

Well, as part of our series on rock stars of yesteryear we wanted to include a segment on Graham, because he was, you know, one of the greats. And now that Morris is, uh, managing him--

MORRIS

You expecting him soon then?

LYDIA

And there's the new album almost finished, so we wanted to get in on the ground, sort of thing.

GLYNIS

(veiled fury)

I do like your shoes! Aren't they delicate!

LYDIA

Thank you...

GLYNIS

Morris, could you just give me a hand with something in the back a minute, please? Would you excuse us, love?

Morris winks at Lydia, like, don't worry. WE FOLLOW them as they disappear behind the bar.

BACK OF BAR - CONTINUOUS

GLYNIS (CONT'D)

I've just got to pop this keg onto the--

(closing the door)

Listen you stupid little shit-cunt! I don't know what you think you're up to but you can knock it on the head right now--

MORRIS

No, you don't understand! He asked me to do this!

GLYNIS

Do what?

MORRIS

Set 'im up. Represent 'im. Look, I was doing the monthly pick up from Waterloo about three weeks back...

FLASHBACK

INT. WATERLOO STATION - NIGHT

Smart-looking French and British passengers scurry out from customs, having just gotten in from Paris.

MORRIS (V.O.)

And he comes rushing out of the station--

Graham, clearly smashed, is tossed out, feet dragging, by TWO STATIONMASTERS. Graham hits the floor at Morris's feet.

MORRIS (CONT'D)

--after another dodgy family visit with the ex-missus and the kid in Paree.

INT. MORRIS'S LIMO - SAME

Morris drives; Graham drinks a Guinness in the back. The Buggles' Video Killed The Radio Star is on the car radio.

MORRIS (V.O.)

On the ride home, Graham was most talkative--

GRAHAM

Turn off that goddamned shite! I fart better music than Trevor Fukin' Horn.

Morris quickly kills the radio.

MORRIS

You tell the truth, Mr. McGuinness. When are you going to make a go of it? Show them all, make some real music--

MORRIS (V.O.) (CONT'D)

He expressed a sincere interest about getting re-involved in the music industry.

GRAHAM

I never want to go back to all of that! The music business'll kill you. Never been about the music -- and it's worse today with those fuckin' video channels. Loads of fuckin' pretty boy tossers passing themselves off as musicians. Video Killed The Radio Star my bollocks. video killed pop music altogether.

MORRIS

That's the point! There's nobody can write a good tune! That's why they steal from the old greats like you. Listen to this...

He puts a cd in the player. We HEAR the SAMPLE from the band Deadly Urge.

GRAHAM

Fuckin' cunts.

MORRIS

You need to call Virgin and tell 'em you want to do some demos. I bet they'd give you twenty grand just for that.

GRAHAM

(waning focus)

You call them Morris. Get me the twenty grand. Tell you what: I'll give you twenty percent!

MORRIS (V.O)

He was practically begging me to try and get him a new record deal.

He starts laughing drunkenly, then lurches for the window to puke, but misses.

MORRIS (CONT'D)

OH NO!! Not in the cab--

(as Graham pukes his guts out)

Fuckin' 'ell...

END FLASHBACK

INT. PUB BACK ROOM (BACK TO SCENE)

Morris has finished his story. Glynis just stares at him.

GLYNIS

In your fuckin' dreams. Whatever you reckon he told you, I know Graham and we're like this. Peas in a pod. I care about him. Even if he sometimes forgets, I know it's the limelight that almost killed him. The last thing he needs is that bloody yank with her skirt halfway up her fanny running around after 'im pokin' a camera up his arse.

(opening door to main room; shoving Morris)

Now fuck off!

Glynis stomps behind Morris as WE FOLLOW THEM BACK TO:

BAR - MAIN ROOM - CONTINUOUS

Morris takes the drink out of Lydia's hand.

MORRIS

Come on.

LYDIA

What?

MORRIS

Come on. We're going.

He steers her towards the door.

GLYNIS

Oh, you going then? Nice to meet you. I do hope you enjoy the rest of your trip...

LYDIA

(to Morris as they exit)

What's up? Where--

INT. MAD DOGS AND ENGLISHMEN - EVENING (CONTINUOUS)

Morris searches for his car keys.

LYDIA

--are we going?

Morris still can't find the keys. Then he sees them: They are locked in the car.

MORRIS

Bollocks. Fuckin' door!

He takes out a CREDIT CARD and a PIECE OF WIRE from his inside pocket and deftly jimmies the lock open. Lyida takes this in.

MORRIS (CONT'D)

Change of plan. We're going to meet him somewhere else.

He climbs in and they peel off with a roar.

INT/EXT. LIMO - STREET - CONTINUOUS

Driving along street outside pub.

LYDIA

Where are we going to meet him?

The car screeches to a halt fifty yards from the pub, parks on a double red (very illegal).

MORRIS

Here.

LYDIA

Here? What do you mean here? This is no place. This is a fucking street corner.

MORRIS

I shouldn't be divulging this to a member of the professional media, but this is very sensitive stuff; strictly inside info: Glynis back there asked me to keep a lid on this, but apparently last night there was a bit of an incident. Not a lot o' people know this, but our boy Graham's got a little problem with the old booze. Now since he's a regular Glynis has asked me, as his manager, to keep him out of there for a while; it's in his own best interest. Now, he should be along here in a few minutes.

A COP pulls up along side.

COP

Oi! Move it! Move it now!

MORRIS

Fuck me! This is all we need!

(to cop)

Alright, mate.

As the cop watches, Morris pulls off into the traffic.

INT./EXT. LIMO - RICHMOND STREETS - EVENING - CONTINUOUS

Driving through the Richmond evening traffic.

MORRIS

Bollocks, now we're stuck in the One Way. I'll have to go all the way round the back.

LYDIA

Just hurry, Morris!

MORRIS

Don't worry, we'll just drive round and pull up there again and catch him as he comes up the street.

LYDIA

You have two minutes! D'you hear me, two goddamned minutes--

Clearly discombobulated, Morris steps on the gas and pin turns into--

INT./EXT. LIMO - NEXT SIDE STREET - CONTINUOUS

Where there just happens to be an ICE CREAM TRUCK with a bunch of KIDS larking around on their bikes. In his haste and worry, he almost hits one of the kids, who falls off his bike, dropping ice cream everywhere.

Lydia starts banging the back of Morris's seat in frustration.

LYDIA

You idiot!

General commotion surrounds the biking boy.

The KID'S DAD, the size of a refrigerator and twice as cold, bursts out of the house, over to the car and starts banging on the window by Morris's face.

KID'S DAD

Out the fucking car! NOW!

Morris freezes, unsure what to do. The kids come over and, along with the Dad, start shaking the front of the limo.

Lydia quickly gets out of the car.

LYDIA

I don't know him! I just took his cab!

The Dad almost smiles when he sees Lydia's legs. Lydia uses this momentary break to CLACK OFF. The Dad and gang return to their harassment.

ANOTHER STREET

Lydia, losing her breath, looks around, realizes she's lost.

LYDIA (CONT'D)

Where the fuck am I?

She grabs her cell phone from her bag. As she looks around, she pounds in Boyd's phone number. His outgoing message is the Deadly Urge tune that samples "You Make Me Want to Fly" followed by:

BOYD'S VOICE (O.S.)

Yo, bitches, you know what to do!

LYDIA

Boyd, you fuckin' asshole. You better call me as soon as you get this!

INT. RICHMOND HIGH STREET - SAME

Crowded, bustling. Night's falling. Lydia's shoes are killing her and it's starting to get cold.

Seeing a black cab, she races out to hail it, then sees it's full as it ZOOMS past her. She steps to return to the sidewalk -- into a lane of cars coming in the opposite direction. The car HONKS wildly and Lydia runs to the sidewalk, the car just missing her--

DRIVER

Stupid cow!

--and sending her flying over the curb. A MAN comes over to try and help her, but she waves him away.

LYDIA

I'm fine. I'm fine.

MAN

You sure now, dear?

LYDIA

Could you just point me toward the subway?

MAN

Tube's that way.

LYDIA

Is it far?

MAN

Not really. 'Bout 3/4 of a mile, I'd say.

Lydia regains her stance, then suddenly realizes she wobbles. One of her heels has broken right off. Lydia seethes and she continues down the road on an angle.

FURTHER DOWN THE ROAD

Exhausted, colder, Lydia, unable to manage the "one up, one down" stance on her shoes, looks down, sees the heel of the broken shoe has now snapped in half.

Frustrated, she just pulls both shoes off, looks for a garbage pail. There are none.

LYDIA

(yelling out)

Where do you Brits throw your garbage?!

Lydia looks up, and sees: The tube station sign. Victory.

INT. TUBE TRAIN

Lydia, standing in the center of the car, trying to make sense of the tube map. PASSENGERS are staring at her.

WE PAN DOWN to see what so intrigues them: Her bare feet.

INT. VARIOUS TUBE STATIONS

Trains come BARRELING into the STATION right and left, the ubiquitous VOICE reminding passengers jumping off the train to "Mind the Gap" heard throughout, over and over as--

Lydia changes trains from SCREEN LEFT to RIGHT across the tracks. The pre-recorded STATION ANNOUNCEMENTS blend into each other as she then--

TRAIN VOICE (O.S.)

This is Earl's Court. Change here for the District Line, all stations to Edgware Road--

--changes trains from SCREEN RIGHT to LEFT.

TRAIN VOICE (CONT'D)

The next stop is Notting Hill Gate--

--Lydia, in her bare feet, goes down an escalator--

--through a labyrinthine tunnel where a BUSKER proudly strums Tracy Chapman's "Talkin' 'Bout a Revolution." Passersby look at her feet, turn their noses away.

--down an escalator.

--Onto another train.

TRAIN VOICE (CONT'D)

This station is Marble Arch.

--As Lydia, exhausted, walks through the exit turnstile and station, out onto--

INT. PARK LANE - NIGHT

--THE STREET TO FIND IT'S pissing rain. Lydia grits her teeth, and walks toward her hotel, well into the distance.

INT. HOTEL LOBBY - NIGHT

As everyone stares, Lydia, leaving a trail of mud from her wet, dirt-covered feet, walks up to the desk clerk.

LYDIA

Any messages for me? 216.

The Concierge checks, shakes his head, "No."

Eyes stay on her as she walks to the elevator--

INT. SECOND FLOOR - HOTEL

--and out of the elevator to Boyd's door. She KNOCKS.

LYDIA

Boyd! Boyd, are you in there? Boyd!

Giving up, Lydia opens her door--

INT. LYDIA'S ROOM

--and trots across the floor and falls onto her bed. She heaves a long sigh, then turns on her side. Her clock reads 10:04 PM. She then sees the blinking light on her phone, indicating a message.

With trepidation, she picks it up.

PHONE COMPUTER VOICE (O.S.)

You have two messages.

GUY'S VOICE ON MESSAGE (O.S.)

Hey Lydia. Just checking in to see how it's going? I haven't heard from you so I'm assuming all's A O fucking K.

He hangs up. Next message.

WOMAN'S VOICE (O.S.)

This is a message for Lydia Slotnick. This is WPC Jennings at Bow Street Police Station. We have a Boyd Mann in custody here, says he's a colleague of yours.

INT. BOW STREET POLICE STATION - NIGHT

Lydia, in something sensible for once, stands in front of the burly DESK SERGEANT, a steaming mug of tea in front of him.

SERGEANT

It seems your friend caused quite a disturbance in the Slug and Lettuce pub. He's being charged with being drunk and disorderly, indecent exposure, breach of the peace, and resisting arrest. Because he's a foreign national, I'm afraid it's board and lodging courtesy of her Majesty this evening. He's appearing at 2:00 tomorrow afternoon at Bow Street's magistrates court.

LYDIA

Is there any chance I can see him now?

SERGEANT

No, I'm sorry, you can't.

LYDIA

Please, sir, just two minutes.

The Sergeant shakes his head. She looks down at his Evening Standard, sees it's open to Robbie Williams's big shit-eating grin posing over a story about his upcoming Wembley concert.

LYDIA (CONT'D)

Robbie Williams is great, isn't he?

SERGEANT

I call it a dreadful noise. But my grandchildren like him.

LYDIA

Well, what kind of music do you like?

SERGEANT

I don't. Prefer the telly.

LYDIA

OK. You know, I work at VTV. I could score a pair of tickets to Robbie Williams' show at Wembley. For the grandkids. From their cool grandpa.

SERGEANT

You trying to bribe an officer?

LYDIA

(smiling innocently)

Yes.

SERGEANT

Two minutes.

INT. CELL - BOW STREET STATION

A humiliated Boyd sits on the bench, covered in puke and dried blood. A great jangling of keys and turning of locks and the door opens. In comes Lydia. The sergeant waits outside and leaves the door slightly ajar.

BOYD

Oh, you got here; thanks Lydia! look, I'm real sorry. I only went out for a quick beer and one thing kinda led to--

LYDIA

Boyd, you fucking asshole! You have no idea what I went through tonight! You give me one good reason why I shouldn't just leave you here to rot!

BOYD

(fumbling)

Uh...my brother's your boss?

That IS the right answer and she knows it. OK, onward.

LYDIA

OK, then. What we got is practically nothing. That guy Morris is worse than useless. If we're going to get this piece we're going to have to start from scratch.

Boyd nods.

LYDIA (CONT'D)

Now look, when I get you out of here tomorrow, you're going to have to help me. We've got to work together.

Boyd nods.

LYDIA (CONT'D)

And if you take one sip of anything alcoholic, I swear I'm leaving you on your own.

BOYD

OK. I get it.

LYDIA

Good.

(standing)

Jesus, it stinks of piss in here.

BOYD

(looking down at his pants; embarrassed)

Oh, yeah. Uh that would be me...Could you, like, bring my other pants tomorrow?

Lydia nods, then when she's turned from him, quietly smirks.

INT. LYDIA'S HOTEL ROOM - MONTAGE

Lydia furiously banging keys into her laptop, working the Internet, taking notes on notepaper, surrounded by other paraphernalia. She's turned her bed into her office.

INTERCUT LYDIA taking copious notes and her mini printer printing with:

IMAGES OFF OF COMPUTER SCREEN

--Cover story in 1974 The Observer. Photo of 22 year old Graham McGuinness, "Hits it Big with 'You Make Me Want to Fly." Underneath: "I wrote it in 5 minutes, pissed out of my brain," claims Irish rocker.

--1974 Irish Times: Graham McGuinness and the Instigators self-titled debut goes Brit # 1.

--Rolling Stone, 1974. Graham and his Band under headline: "Irish Lads Make U.S. Want to Buy."

--NME, 1977: Sex Pistols on cover, but corner on Graham: "Instigators Break from Graham McGuinness."

--Billboard magazine, 1977: McGuinness' Bloated Sophomore Effort, Mind the Gap: Retailers, "We Mind."

--Melody Maker, 1977: Triple Concept Album, No Modern Day Ulysses.

--Music Week: Mind the Gap Sales Stinker.

--Series of Tabloid Covers:

Drunken McGuinness Causes Fracas on BBC2; Banned from Station;

American Critic Suing McGuinness Over Brit TV Smash Up;

French Model Divorces Has-Been McGuinness; Takes Baby Etienne Back to France.

--Web Page: Sophie Diderot.com. Scroll down her career time line to 1979: "Divorces McGuinness. Marries Le Metro Film Director Hugo Vidal on Yacht at 1979 Cannes Film Festival.

--URL: Tommy Michaels/Graham Mcguinness/settlement/US library/congress/cgi/bin.... Former manager Tommy Michaels settles for undisclosed damages against former client Graham McGuinness. Barry Critchlow, Mr. McGuinness's solicitor..."

END MONTAGE

CU on A PAGE printing out of her mini printer. She circles the names TOMMY MICHAELS and BARRY CRITCHLOW.

INT. ULTRA SOUND REHEARSAL STUDIO - NEW YORK

Spence breaks from jamming with his friends. Beer. Smokes. College age girl groupies. Very noisy. He answers his ringing cell.

SPENCE

Hello...Hey, how you doin'? You gotta' speak up! It's loud...

INT. LYDIA'S HOTEL ROOM - SAME

Pacing on her cell phone.

LYDIA

I need you to do something for me. This is really important. I tried the switch in New York, but they're already closed so can you call VTV LA and get me all the contact info you can on a guy called Tommy Michaels...

INT. ULTRA SOUND REHEARSAL STUDIO - SAME

Spence can hardly hear.

SPENCE

What? Now?..OK, OK, yeah, sure.

INT. LYDIA'S HOTEL ROOM - SAME

LYDIA

Thanks, Spence....hey, I miss you.

INT. ULTRA SOUND REHARSAL STUDIO - SAME

SPENCE

(A PIERCED GIRL hanging on him)

Yeah, yeah. Me, too. OK, I'll call you.

He flips phone shut.

INT./INT. SUNSET BOULEVARD- CAR - DAY

Tommy Michaels, California 58 (very tan, very fit, botox brow), driving his convertible Triumph -- top down, natch -- through LA's evening rush hour, answers his phone.

TOMMY MICHAELS

Speak to me!

INT. LYDIA'S HOTEL ROOM

Lydia takes a breath, steels herself. It's been nearly 20 years.

LYDIA

Tommy Michaels?

INT. SUNSET BOULEVARD - DAY - MOVING

Tommy turns his car into a recording studio parking lot.

TOMMY

(making his way into studio)

I haven't spoken to Graham in years!...Critchlow? Barry Critchlow? That ponce calls me every month looking for money. He's a fucking lawyer in Lambeth--

INT. LYDIA'S HOTEL ROOM - BACK TO LYDIA

As Tommy babbles, Lydia types "Barry Critchlow" and "Lambeth" into a phone directory website. His number and address immediately come up.

INT. REHEARSAL STUDIO - CONTINUOUS (BACK TO TOMMY)

TOMMY

--What you want to talk to him for?...Talk to me! I'll tell you about The Instigators. I've got a few choice stories you might be interested in. Graham was quite a lad, yeah...

INT. REHEARSAL STUDIO - HALLWAY - CONTINUOUS

TOMMY

Tell you what. I'm coming to New York in a couple of days with my new band...yeah, very talented young people...Jump. Yeah, J-U-M-P, Jump. Starting a new album. I s'pose you could drop by the studio and maybe we could do the interview there...Alright, sweet. Friday...yeah.

He hangs up as he walks into--

INT. SOUNDSTAGE - CONTINUOUS

where TWO BOYS and TWO GIRLS in matching jumpsuits dance, under the supervision of a CHOREOGRAPHER, to a crap hip-hop version of The Pointer Sisters "Jump (For My Love)."

TOMMY

Oi! You lot! New York on Friday! VT fucking V innit!

The kids still can't get the routine right. The exasperated choreographer looks at Tommy as if to say, "This will never work."

TOMMY (CONT'D)

Fuckin' 'ell! What's the matter with you? Just jump! Go on, jump you cunts!

They all try to jump in sync. A shambles.

INT. LYDIA'S HOTEL ROOM - MORNING

The Gap Band's funky "Wednesday Lover" PLAYS briefly under

TITLE: Wednesday, 9:45 AM. MUSIC ENDS.

TRAVEL ALARM BUZZES in LOUDLY. Lydia is on her back amongst all her papers, dead asleep. Next to her is her Blackberry: Highlighted at noon: "Lunch with Tara. Her place. Knightsbridge."

QUICK SHOTS of Lydia

--rolling out yoga mat

--doing downward dog

--rolling up yoga mat

--in shower

--Lashing on pricey exfoliant

--rubbing in several different age defying moisturizers

--plucking chin hairs

--applying foundation and makeup

--grabbing Preparation H suppository and rubbing it under her eyes (reduces swelling)

--Checking panties, tampax in mouth.

ON HER BED

looks at diary and counts days. A more concerned hmmm...

LYDIA'S HOTEL ROOM - WIDER ANGLE - AN HOUR LATER

Lydia, receiving a thorough pedicure from a PEDICURIST, as she listens on her cell.

BARRY CRITCHLOW'S VOICE (O.S.)

This is Barry Critchlow at the Lambeth Law Clinic. I will be in court all day today, Wednesday, until 4 o'clock PM. Please leave your message after the bleep.

LYDIA

Mr. Critchlow, this is Lydia Slotnick from VTV again. I'm just confirming that I will be at your office at 4 PM. Please, if you can be there. It's very important.

The Pedicurist looks up, apparently finished. Lydia looks down, then reaches for a shoe box marked Manolo Blahnik.

INT. HOTEL HALLWAY - ON LYDIA AND BOYD'S DOORS

Lydia is closing, then locking Boyd's door, a pair of jeans over her arm. As she walks away toward the elevator WE SEE she's got on her hottest outfit, funkiest purse, coolest stockings, and those Blahniks. She momentarily loses her balance, quickly recovers.

INT. TARA'S HOUSE - KNIGHTSBRIDGE - THURLOE SQUARE - DAY

Lydia clacks along. These houses are awesome; she is awed. She approaches a house, rings the sonorous bell.

The door is opened by BRIDGET, a tough Irish MAID. She looks Lydia up and down.

BRIDGET

Who are you?

LYDIA

(taken aback)

Lydia--

BRIDGET

Lydia who?

TARA (O.S.)

You can back down, Bridget. Lydia's my friend.

Bridget steps back and is immediately replaced by TARA, head to toe in Harvey Nichols, perfect in pearls and a hairdo.

TARA (CONT'D)

We have to be careful. I told you Alan's an MP, didn't I?

Lydia is surprised by Tara's extremely conservative look.

LYDIA

Wow, you look so...so grown up!

TARA

Of course I look grown up. I'm grown- up.

A motion or two to hug, first from Lydia, but then it's abandoned as Tara opens the door to motion Lydia into--

INT. TARA'S HOUSE - ENTRANCE WAY - SAME

Posh. Lots of cornices, mouldings, heavy furniture. Lydia's neck strains to take it all in.

LYDIA

My God, Tara, this place is like, like the fucking Louvre.

Tara is surprised to hear the cursing, covers by waving Lydia to start moving toward the kitchen. As they cross, Tara turns at the CLACK of Lydia's shoes. Lydia looks rock and roll garish against this baroque splendour.

Lydia notices the FAMILY PHOTOS on the grand Piano: Two gorgeous kids and a handsome Hubby. They walk on, through the doorway, into--

INT. KITCHEN - TWENTY MINUTES LATER

Half working-kitchen, half-conservatory. Exotic plants climb the glass walls. Double-sized stoves, fridges. Lydia and Tara eat a lobster salad lunch at a table by a window overlooking the garden.

Bridget clears a near empty dish, places it on the floor next to a dog bowl. A little MALTESE pooch trots over and dives in.

TARA

Graham McGuinness?! Oh my God. I haven't thought about him in years.

LYDIA

Yeah, can you believe it? I have this insane schedule; he's like this sensitive hermit; we're trying to film his comeback. His new manager is a total flake and I have to have it finished by tomorrow night to get back to the city on Friday for my series on Divas Then, Divas Now. I've got Aretha Freakin' Franklin to deal with at 9.30 AM. I mean cool, but harsh, you know?

TARA

Wow. You must really enjoy your job, huh?

LYDIA

Tara, it is so cool. I get paid great money doing what I love to do. I guess I'm really lucky.

TARA

Yeah, that's great. I mean I don't think I could have gone on chasing after rock stars and all that stuff, but you, I mean you've always loved all of that; you haven't changed a bit! And now you look beautiful!

LYDIA

(wow, that's cruel, but ok...we'll keep going)

Well, you guys must go out. This is swinging London; cool Britannia and all that good stuff.

TARA

Oh, who cares? I've outgrown all that. I stay home a lot. And I love it. I have my kids to look after; I have my husband; my wonderful house. I've never felt so...well, safe.

ALAN, Tara's handsome Tory MP husband, comes in the door and flaps his Financial Times onto the kitchen counter.

ALAN

Ah, the Friend! How are you, Friend? I'm Alan by the way. I'm going to Singapore by the way.

Tara gets up and gives him a hug and a kiss.

TARA

Bridget's done your bag, honey. It's upstairs.

(overly lovey dovey)

I hate it when you leave us all alone.

What about your constituents? No fair, don't go.

ALAN

The constituency needs foreign investment, darling. I'm off to kowtow before the Sultan of Rangoon or Kowloon or Half-Moon -- or whatever the hell they're calling it these days.

(kissing her, but a bit perfunctorily)

Bye. See you on the 14th. Bye, Friend.

He trots out, into the hall, but IN VIEW from the kitchen.

HALLWAY

TARA

(following, a bit worried)

Wait, I thought you were coming back on the seventh!

ALAN

Sorry. Change of plan. Not my fault.

TARA

Alan! But you promised! It's my birthday!

ALAN

(impatience)

Told you, not my fault! I'll call you when I get there.

He plants a kiss on her forehead, then leaves. She walks back into--

KITCHEN

Lydia looks down, pretending not to have heard. Tara, embarrassed, slinks back into her seat. WE HEAR Alan bounding down the stairs.

ALAN (CONT'D)

(bellowing)

Bye!

The front door SLAMS. Tara looks wounded.

Suddenly, Tara's TWO SCREAMING children (ALFIE, boy, 8; JOCASTA, girl, 7) come running in to Tara, Bridget scurrying after them.

JOCASTA

Mummy! Tarquin says I smell!

They start shoving one another. Tara angrily jumps up, separates them.

TARA

Alfie, leave Jocasta alone! Jocasta, don't tell tales!

Each child locks onto one of Tara's legs. Tara grabs their shoulders, pulls them off of her. They continue to fight. Tara angrily pulls them apart, her anger at Alan clearly getting the best of her.

TARA (CONT'D)

I have had it with the two of you! Stop it now or else! Do you hear me?

She's so angry that the KIDS stop, run over and grab onto Bridget. Even Bridget looks surprised.

TARA (CONT'D)

(politely)

Now is this the way to behave in front of a guest?

The Kids look over at Lydia, looking very ashamed.

JOCASTA AND ALFIE

No...

TARA

OK. Upstairs. Now.

Bridget takes them out. Tara turns, slips back into her chair. Lydia, who has been watching the kids go, suddenly makes eye contact with Tara.

After an uncomfortable pause, Tara bursts into tears.

TARA (CONT'D)

I'm so lost. This isn't what I thought it would be. I don't know who I am anymore. The whole marriage and kids thing...it's not all it's cracked up to be. Sometimes it's so...

(first time she's said this in years)

Fucking hard.

Lydia takes Tara's hand.

LYDIA

Listen. If I screw up this McGuinness gig I lose my job to a twenty five year old tattooed skateboard punk called Gator. And my love life--it's been a year of late night booty calls with my twenty two year old intern.

Tara pours them each another BIG glass of white wine.

TARA

Stay for this?

LYDIA

Sure. Then I have to be somewhere.

INT. BOW STREET MAGISTRATE'S COURT

Boyd, unshaven, but looking better than the previous night, clutching a clear plastic bag with his soiled jeans, "The Metropolitan Police" stamped on it, is in the dock. The MAGISTRATE pronounces sentence.

MAGISTRATE

You have disgraced not only yourself--

Brief CLOSE ON Boyd's soiled pants.

MAGISTRATE (CONT'D)

--but your country. And if it were not for the fact that you are returning to America within 48 hours, I should have pronounced a custodial sentence. However, because of the assurances and undertakings given by your colleague--

He looks over at an anxious Lydia in the gallery.

MAGISTRATE (CONT'D)

--you will bound over to keep the peace for an indefinite period, and I'm imposing a fine of 500 pounds. Do you have anything to say?

Boyd starts thinking hard. Lydia desperately motions to him to say nothing. He pipes up with:

BOYD

Do you take Discover?

INT. GRAHAM'S HOME - RICHMOND - DAY

Massive tudor-style with small gatehouse to the right. The one on the right is Graham's place.

INT. GRAHAM'S PLACE - SAME

Graham is at an electric keyboard, having come up with half a riff, struggling to finish it. A DRUM MACHINE PLAYS near him. Stuck, he's getting frustrated. Suddenly, a LOUD HIGH-PITCHED WHISTLE comes from the kitchen.

GLYNIS'S VOICE (O.S.)

Yoo-hoo! It's only me, dear.

Glynis comes in carrying a tray of tea and plateful of Digestive biscuits.

GLYNIS

It's about that time, isn't it?

GRAHAM

Jesus, Glynis, I was just starting to get somewhere with that one.

GLYNIS

(patting him on the shoulder)

Oh, sorry. Perhaps you should have a rest for a few minutes.

GRAHAM

I don't need a rest; I need to keep going-

GLYNIS

I think you need to relax.

(rubbing his shoulders)

Ooh! Look how tense you are! Got ourselves into a state again, have we? Never mind...

(reaching over his shoulders and undoing his pants)

We'll soon have you nice and relaxed. You let Auntie Glynis get rid of all that nasty stress.

Graham acquiesces just a little too easily, lets Glynnis give him a nice wank under the keyboard.

GLYNIS (CONT'D)

There now. Come on, there's a good chap. Let's have it all out, shall we? Come on. Very nice.

(as he comes)

Ooh! Lovely! Lovely. There's a good chap. Very good. Now that's better, isn't it? Much better.

She takes a pack of tissues from her pocket and cleans him up. As she does so, there's a knock at the window. It's Morris. Graham is surprised; Glynis is furious.

INT. LAMBETH STREET - DAY

A really dodgy neighborhood. Lydia and Boyd can't believe where they are. They stand in front of the Al-Rashid Pakistani Food and Wine Shop. They look up to the second floor, see a filthy window with the words, "LAMBETH LAW CLINIC, Barry Critchlow, Solicitor" in peeling decals. Well, at least this is the place. Lydia checks her watch, nervously. It's 4:15.

A moment later, chain-smoking 50 year old BARRY CRITCHLOW, nicotine-stained mustache, baldish except for his ponytail, ill-fitting brown suit, paisley relic of a tie, shuffles toward the building, an open greasy bag of chips and chicken and mushroom pie in his butt-free hand.

As he reaches Lydia and Boyd, he takes a chomp out of the pie. It's so hot, his mouth pops open sending some of the steaming juice dripping down his tie. Lydia looks at him: Oh God, could this be him?

BARRY

(trying to compose himself)

Greetings, you must be Miss Slitnock.

LYDIA

("Oh God, it is.")

Slotnick. I'm so glad to meet you.

He wipes his oily hand on the back of his pants, offers it to Lydia. She shakes it, trying not to touch the skin. Barry pulls out his keys.

BARRY

And you sir?

BOYD

Boyd Mann, VTV producer.

Barry's fingers, brown from cigarette tar, turn the key.

BARRY

So you want to talk to Graham McGuinness--

INT. GRAHAM'S HOME - RICHMOND - DAY - TWENTY MINUTES LATER

Graham and Morris sit by the fireplace as Glynis pours out tea, watching over them like a hawk.

MORRIS

I'm tellin' ya' this is the bollocks. I don't hang about. One word from you and I've got it sorted. Now what I reckon--

GLYNIS

(purposely interrupting)

Sugar, Morris?

MORRIS

Five, please.

GRAHAM

Don't tell me you went to see Virgin fuckin' Records.

MORRIS

No, no. Better than that.

GLYNIS

(holding plate up to Morris)

Biscuit?

Morris grabs half the packet in one deft scoop.

INT. BARRY'S OFFICE - A FEW MINUTES LATER

An absolute mess of papers and boxes. A thin path of blackened floor for Lydia and Boyd to slip to their seats. Between two of the cartons, a peek of the old, light colored linoleum floor.

BARRY

By the time he split with Tommy -- and I took over -- it had already started to come apart at the seams. I mean there was the Mind The Gap album; he paid for that; the disastrous tour; he paid for that, all his own money mind, and Tommy had trussed him up like a chicken for all the publishing. He went from riches to rags in a very short time. I manage to keep him going on a few royalties I dig up every now and then from South America, Eastern Europe. You know, markets you couldn't even call secondary. But it's a living.

BOYD

What about the sample on the Deadly Urge album? That went triple platinum.

BARRY

Tommy Michaels owns that outright. When Graham was going skint he pawned all the rights to "You Make Me Want to Fly" with Tommy. Tommy gave him twenty grand and that was that.

LYDIA

Well, that's why we're here. This could be just what his career needs. Now, can you arrange for him to sit down and talk with us?

BARRY

I'll have a word with him. He's a bit temperamental, but he's not an unreasonable bloke.

INT. GRAHAM'S HOME - DAY

As Graham throws his tea cup against the wall, tea and china everywhere,

GRAHAM

VTV? Fuck off!

MORRIS

But you told me in the motor three weeks ago! I'm only trying to--

GRAHAM

Fuck off! Get out!

Glynis holds the door open for Morris. Morris runs out.

GLYNIS

I tried to tell him the other night that you wouldn't--

GRAHAM

You fuck off, too!

GLYNIS

But I haven't done nothin'!

GRAHAM

Out! Now!

INT. BARRY'S OFFICE - A SHORT TIME LATER

Barry, standing on a stool, pulls down a box marked: GM.

BARRY

This is the only surviving copy. I liberated it from Tommy Michaels. Long story. Not even the Beeb has this. BBC! Idiots wipe over all their good stuff. Anyway...

He plops papers and junk on his desk, pulls out a videotape.

BARRY (CONT'D)

This is legendary. 1974 Top of the Pops performance.

He moves away some garbage to reveal an old dusty TV and VCR.

BARRY (CONT'D)

Wouldn't lip synch it. Always live.

He sticks the tape in.

ON TV

a handsome 22 year old Graham, the Instigators behind him, SINGS a live version of "You Make Me Want to Fly." The audience is mesmerized. So are Lydia and Boyd.

Suddenly, midway, the SONG is interrupted and replaced by a recording of another television program, a serious-looking chat show with black background and round table in center.

The title appears in WHITE BLOCK LETTERS: State of the Art. "Goldberg Variations" PLAYS over this.

WIDER ANGLE

Barry jumps toward the set.

BARRY (CONT'D)

Oh, no, no, no, you don't want to see this--

LYDIA

(trying to stop Barry)

Are you kidding? This is priceless. State of the Art! Graham's last public appearance! This is what set off all the lawsuits. I thought this was gone! You can't even get this on You Tube!

BARRY

Well, for all intents and purposes it is gone. And I'd like it to stay that way.

Barry moves to turn it off.

LYDIA

No, no, Barry, please, a quick look. C'mon, as a fan of his here...nothing else.

Barry relents, moves away.

ON TV

The host, MORGAN TROLLOPE, a professorial-looking fop with horn-rimmed glasses and too-tight bow tie, appears, mic. in hand. Every word is uttered with utmost gravity.

MORGAN

Hello, good evening and welcome to State Of The Art. I'm Morgan Trollope. On tonight's show we are going to be talking to Diedre Mfume!Nkeaka about her ground-breaking book on female circumcision in Chad: The Flint's Edge.

PAN to big black woman in knee-length African print shirt, bell bottoms, hush puppies, globe-sized afro wig. She nods gravely.

MORGAN (CONT'D)

We shall also be talking to the American music critic, Mimi Jacobs...

ON MIMI, a smug, short cropped woman with dangling earrings and hawk-like eyes.

MORGAN (CONT'D)

But first, a man who needs no introduction. Formerly of the rock group The Instigators, and here to defend his critically lambasted triple concept L.P., Mind The Gap, is Mr. Graham McGuinness.

Applause. ON GRAHAM, can of beer in hand, clearly drunk.

MORGAN (CONT'D)

Graham, your intention with this project has been, and I quote:

(looking at a sheaf of papers)

"to show James Joyce's Ulysses to be the pile of plagiaristic crap that it was via three hours of free form rock written to make the listener uncomfortable." Can I start by asking you why, when "You Make Me Want to Fly" was such a runaway commercial success, did you choose such a radical departure?

GRAHAM

The answer to that Morgan is "You Make Me Want to Fly" was a piece of commercial shite. Should've been called "You Make Me Wanna' Puke Me Fuckin' Guts Out."

Mimi leans in to speak, but Graham immediately bellows:

GRAHAM (CONT'D)

And every arsehole who bought that fuckin' piece of wank should go out into the street and smash it with a fuckin' sledgehammer, if you ask me.

MIMI

Well, I think they should do that to Mind the Gap.

GRAHAM

Fuck off, you fuckin' slag!

He throws his beer at her then sticks his face into the CAMERA.

GRAHAM (CONT'D)

And fuck all of youse!

Graham starts to smash the CAMERA EYE as GUARDS come to drag him off. He kicks over the table with his flailing feet as he's pulled away.

BARRY'S OFFICE - WIDER ANGLE

Lydia watches the tape, fascinated.

INT. GRAHAM'S HOME - SAME

Graham back at the piano, drum machine on. He poises his hands over the keyboard about to expand his riff, when he freezes. He turns off the machine, shuts the blinds. He then walks over to his sofa, grabs the blanket rolled up on top. He lies down and covers himself with it, head and all.

INT. BARRY'S OFFICE - SAME

The tape ends. Silence. Boyd jumps up.

BOYD

That is off the freakin' hook! That's totally what we need!

(grabbing tape)

We'll get it copied tonight and back to you tomorrow--

Barry tries to grab it back.

BARRY

Excuse me! That is mine, and Graham is my friend. If you want my help with your program, that goes nowhere.

BOYD

Oh come on, man. Dude!--

LYDIA

(grabbing tape from Boyd)

Of course, whatever you say, Mr. Critchlow.

(handing tape back to Barry)

Look, we're going to make a great documentary about a great musician. And we can't do it without your help.

BARRY

Well, right now, to be honest, I'm not so sure I want to help.

LYDIA

Mr. Critchlow, we will make a piece that Graham will be proud of. And from what you've told me, he could really do with some positive exposure right now. With the piece I'm--

(looking at Boyd)

we're going to do, you'll be able to shop for a new deal with every record company in town.

(while staring at Boyd)

Isn't that right, Boyd? Boyd?

Boyd doesn't answer. Lydia pushes the heel of her shoe subtly into the toe of his. Boyd jerks up.

BOYD

Yeah. Yes.

Lydia moves her heel from him.

BARRY

Alright then. As long as we

understand the contents of that tape come under the auspices of the Official Secrets Act.

Lydia nods.

BARRY (CONT'D)

Alright then. Every Wednesday, the Mrs. and I have Graham over to tea. So happens tonight's Wednesday so you, Ms. Slipknot, are cordially invited to join us.

LYDIA

Great, great. Should we bring--

BARRY

Not "we," you. I'd prefer it if this gentleman remains behind.

INT. BARRY'S OFFICE - DAY (A FEW MINUTES LATER)

Lydia and Boyd walk out of the building; she's excited.

LYDIA

Oh, thank God. We cracked it!

BOYD

What are you talking about?

LYDIA

I'm going to meet Graham tonight--

BOYD

Fuck him! That tape back there has everything we need. And God knows what other great shit that old fucker has.

LYDIA

Boyd: Slowly, slowly. Now look, I'm going to have dinner with the guy back at whatever greasy ashtray he--

(pointing towards Barry's)

--lives in. And then I'm going to make him let us film McGuinness. And don't you worry: by the time I'm done with this he's going to be eating out our hands.

INT. BOYD'S HOTEL ROOM - NIGHT

Lydia is dressed for dinner and action. Boyd lies on his bed. Lydia turns, about to go, does a self-check through her bag:

LYDIA

OK, I have money, Blackberry with--

(turns on Blackberry)

--Critchlow's address...and cool!--

(holding up folded papers)

Contract for McGuinness to nail himself into his coffin.

As Lydia goes to the door:

BOYD

While you're gone, what am I supposed to do? Just lie here playing with myself.

LYDIA

That's exactly what you should be doing. I ordered you some porn flicks on the hotel telly and a shitload of room service.

BOYD

Yeah, but--!

LYDIA

No "but" nothing. Just stay in this room until I come back. Okay? Okay?

BOYD

Yeah, Okay. By the way, Lydia: Thanks for this afternoon -- and for saving my ass on this story.

LYDIA

Well, if your brother calls, tell him that. See you later.

EXT/INT. BLACK CAB - SOUTH LONDON - NIGHT

looking out the window as they cross the Thames.

INT. BOYD'S HOTEL ROOM - NIGHT

Empty room service trays and cum-soaked tissues on the floor. A sated, but bored Boyd opens his cell phone, speed dials.

ELDERLY WOMAN'S VOICE (O.S.)

Hello.

Boyd is surprised to hear a high-pitched ELDERLY WOMAN'S VOICE answer the phone. He hesitates, then:

BOYD

Is Morris there?

ELDERLY WOMAN'S VOICE (O.S.)

Yes. Hold on, please.

INT. LYDIA'S BLACK CAB - VARIOUS LONDON STREETS - NIGHT

As it travels through some very dodgy parts of Peckham. Here is poverty, neglect, violence.

The cab turns off a main road into a quiet residential street. Large Victorian houses, some boarded up, others done up.

INT. CRITCHLOW HOME - NIGHT

The cab pulls up outside one of the more decent homes.

INT. SAMUELS'S HOME - SAME

Morris's Mom, a frail woman in a robe and slippers, calls up the stairs.

MRS. SAMUELS

Telephone, Moishe. Moishe!

MORRIS (O.S.)

Alright, alright! I got it, Mum!

INT. BOYD'S HOTEL ROOM (BACK TO SCENE)

CUT BACK AND FORTH AS NEEDED

Boyd HEARS Morris's mother HANG UP the phone.

MORRIS

Hello.

BOYD

Yo, Moishe, you still shacked up with with Mommy?

MORRIS

Who's this?

BOYD

Boyd Mann.

MORRIS

Boyd! I was hoping to hear from you. Look, I just want to let you know that whatever your friend Lydia told you, I'm on the case with Graham--

BOYD

Yeah, yeah. We'll talk later. Can you pick me up?

INT. CRITCHLOW HOUSE - NIGHT

Barry opens the door from the inside; Lydia's on the door- step, a bottle of red in one hand and white in the other.

BARRY

Come in, come in. Oh what's this? Thank you, very nice!

(calling back)

Barbara, Ms. Slitknocker's here!

LYDIA

I didn't know what we were eating so I brought one of each.

BARRY

Marvelous. I'm sure they'll both go well with sausage and chips. Come through, please!

INT. CRITCHLOW KITCHEN - SAME

BARBARA CRITCHLOW, 48, black, an English teacher in a dodgy local comprehensive, strong South London accent, is deep frying chips. Lydia looks up, notices a huge circular grease stain on the ceiling directly above the stove.

BARBARA

Hello Ms.--

LYDIA

(looking back down)

Lydia, please call me Lydia.

BARBARA

Nice to meet you Lydia,

(seeing the wine)

Oh! That's lovely! You shouldn't have. Thank you so much; it's only sausage and chips I'm afraid, but thanks anyway.

LYDIA

You're welcome. Is Graham here yet?

Barbara and Barry look at one another for a beat. Tension. She nods her head in the direction of the living room.

BARRY

Yes, yes. He's in the front room watching telly. Come on, I'll introduce you.

WE FOLLOW into--

INT. CRITCHLOW LIVING ROOM - CONTINUOUS

Every piece of furniture has a throw on it to cover the holes and stains. The house is large but a shambles. And there's Graham watching Premiership football on the box, nursing a Murphy's.

LYDIA

Hello.

(no answer)

Good game?

GRAHAM

Shite. Nil nil.

Silence except for the game. A tense beat or two.

LYDIA

Um, Graham, Mr. McGuinness, I don't know if Barry told you but I'm--

GRAHAM

(cold, on guard)

I know who you are.

LYDIA

Do you also know what I want to talk to you about?

GRAHAM

I haven't the faintest idea. I'm here for dinner with my mate. Next thing I know he's told me there's a chick from VTV coming over, too.

LYDIA

Listen, I've always been a big fan of your music. And I want to do a tribute piece.

GRAHAM

Tributes are for war heroes and dead people. Do I look like one of them?

LYDIA

Are you testing me?

GRAHAM

Why should I let you do a tribute piece about me? A tribute to what?

LYDIA

To your music. You made a great record. A classic. It got under a lot of people's skin.

GRAHAM

What, like a dose of scabies?

LYDIA

You are testing me.

GRAHAM

What if I am?

LYDIA

Well, how am I doing?

Barbara comes in from kitchen.

BARBARA

It's on the table, people.

Barbara leaves.

LYDIA

Well?

GRAHAM

I'm hungry.

They get up and go into the kitchen. He leaves the telly on.

INT. SAMUELS'S HOME - SAME

Mrs. Samuels watching the TV. Morris comes into the room.

MORRIS

Mum. Please. Don't call me Moishe on the phone.

MRS. SAMUELS

Why? It's yer name. Are you going out?

MORRIS

Business innit.

MRS. SAMUELS

At nine o'clock he has business. Leaves his mother at 'ome. Alone in the dark. Very nice.

Morris just turns and walks out. His mother continues kvetching.

INT. CRITCHLOW HOUSE - NIGHT (A SHORT TIME LATER)

ON DINING TABLE

Everyone's plate is covered with a mountain of sausages and the greasiest, oiliest chips you've ever seen.

Lydia gingerly bites into a sausage, doing her heroic best, when a blob of oil bursts out of it, down her chin and her hand.

She looks up and witnesses Barry, Graham, and Barbara scarfing down their plate load of sausage and chips as if they're in a contest. Without missing a beat, they pass each other bottles of brown sauce, ketchup, salt, and vinegar, which they heap onto their food.

Quickly finished, Barry, then Barbara, and, finally, Graham light up cigarettes, blow their smoke one after the other. Lydia's nose twitches, suppressing a cough.

Barbara stares at Barry and jerks her head in Lydia's direction.

BARRY

Oh, sorry.

(offering Lydia a smoke)

Would you like, er,...

Lydia politely shakes her head.

INT. MORRIS'S LIMO - NIGHT

Morris drives; Boyd lights a spliff the size of a parsnip. They're already blitzed and giggling like madmen.

BOYD

That fucking tape man; it was the shit! I mean, it was like so sick...and that fucking bitch, she grabs it outta' my hands...

MORRIS

Where'd you say his office was?

INT. CRITCHLOW HOUSE - LIVING ROOM (A FEW MINUTES LATER)

Barry and Graham continue smoking; Lydia across from them. Barry pulls a vinyl record from his huge, rigorously catalogued, neatly arranged collection.

He puts a disc on the player. Mike Oldfield's Tubular Bells STARTS PLAYING.

INT. KITCHEN - NIGHT

Barbara Brillos a greasy pan. HEARING "Tubular Bells" she raises her head, rolls her eyes.

INT. CRITCHLOW HOUSE - BACK TO LIVING ROOM

Barbara sticks her head out from the kitchen.

BARBARA

Baz! Baz, I need you in here a second.

Barry, clearly enjoying the MUSIC, turns to Barbara.

INT. KITCHEN (BACK TO SCENE)

Barry walks in, incredulous. Barbara whispers, emphatically.

BARBARA

Let them get on with it. You don't have to babysit your pet rock star for the rest of his life, you know? I've got two adolescent boys; I don't need another. I mean, we all love Graham, right, but you've got to let him get on with it.

Barry nods, getting it. Barbara hands him the pan and a tea towel.

INT. BARRY CRITCHLOW'S OFFICE - NIGHT

The limo with Morris and Boyd drives up, knocks over a garbage bin as it comes to a stop. Cats scurry.

INT. CRITCHLOW HOME - LIVING ROOM - NIGHT (BACK TO SCENE)

GRAHAM

(referring to Tubular Bells)

D'you wanna get rid of that?

LYDIA

It's a bit much, right? What do you want to listen to?

GRAHAM

You choose something.

LYDIA

(the test continues)

OK...

She runs her finger along the album spines, searching.

She pulls out an album, puts it on: Junior Walker's R&B anthem, "Shotgun," a powerful mix of bass and drums and honking sax BEGINS to PLAY. Graham's impressed.

GRAHAM

Ah, good! This is feel. All fucking feel. Dead honest. Did you know that's a white woman playing bass?

LYDIA

Carol Kaye. Wicked.

They listen, Lydia standing near player, Graham leaning on the arm of the sofa.

INT. TOP OF STAIRWELL OUTSIDE BARRY'S OFFICE - NIGHT

Very dark. Boyd and Morris, wasted off their heads, try to push open the door to Barry's office. It's locked. Morris pulls out his AMEX card.

MORRIS

Don't leave home wivvout it.

Morris uses it to jimmy the lock. The door pops open.

INT. CRITCHLOW HOME - LIVING ROOM - NIGHT (A SHORT TIME LATER)

Graham and Lydia bob their heads to Hendrix's blasting "Manic Depression." He's on the sofa; she's on the arm chair.

GRAHAM

The man! The fuckin' man!

INT. BARRY'S OFFICE - NIGHT (A FEW MINUTES LATER)

The only light is from the NEON PETROL STATION across the road.

Morris tries to hold Boyd up as he reaches for the GM box Barry showed earlier. Boyd grabs it, pulls it back, slips off Morris, sending them both dropping onto all the junk on the floor and emptying the contents (the videos, papers, photographs)of the box all around them.

They laugh like two idiots, then start gathering up what they can see into a garbage bag.

A MINUTE LATER

Boyd slides the GM box back into its old spot. Morris flings the garbage bag they've filled over his shoulder like Santa's bag, and they exit, closing the door behind them.

INT. CRITCHLOW HOME - LIVING ROOM - NIGHT (A SHORT TIME LATER)

Lydia walks away from the stereo, a look of self-satisfaction on her face.

LYDIA

Track 8. Wait...

A mood changer: The luscious French Horn of the opening bars of The Beach Boys' magnificent "God Only Knows" fills the room.

Graham is surprised. As the SONG PLAYS Lydia makes her way over to the couch in arm's distance from Graham. Their eyes close, their heads bob, lost in the chorus, "God only knows/what I'd do without you..." The SONG CONTINUES.

INT. STREET OUTSIDE BARRY'S OFFICE - NIGHT

Morris and Boyd, clutching the garbage bag in hand, scurry to the Morris's limo, parked in front. A few KIDS are leaning on it, smoking.

MORRIS

Oi! My motor!

INT. CRITCHLOW HOME - LIVING ROOM - NIGHT

"God Only Knows" CONTINUES casting its spell. Graham snaps his fingers to call her attention to the chord changes that go with "The world would show nothin' to me,/But what good would livin' do me..".

GRAHAM

(sublimely)

Check out that passing chord...exquisite.

It's a little bit of heaven and they both melt into it.

INT. CRITCHLOW OFFICE - STREET - NIGHT - SAME TIME

As Morris and Boyd slide into the limo with their booty, giving each other five, then peeling off.

INT. CRITCHLOW HOUSE - LIVING ROOM (BACK TO SCENE)

Lydia starts to pull the contract from her bag, looks over at Graham. He's lost in the music.

INT. BOYD'S HOTEL ROOM - NIGHT

Boyd and Morris barge in, excitedly empty the contents of the garbage bag onto to the bed.

INT. CRITCHLOW HOME - LIVING ROOM - NIGHT

Lydia looks uneasy. As "God Only Knows" winds down, Graham starts it again. He sits back down next to her. He's attracted to her.

INT. CRITCHLOW HOME - KITCHEN - NIGHT

Barry and Barbara smoke at the table, an ashtray overflowing with butts.

BARBARA

That's the third time they've listened to that.

Graham comes in; he's nice and high from the drink, but not out of control. He gets another Murphy's off the counter.

BARBARA (CONT'D)

Everything alright out there? You two seem to be getting on like a house on fire.

GRAHAM

She's alright, that chick. We're gonna' do an interview tomorrow at my house.

He walks out. Barry and Barbara are amazed. He gets up to follow, wanting to get involved. Barbara yanks him back down again.

BARBARA

Leave it.

INT. CRITCHLOW HOUSE - LIVING ROOM

Lydia sits next to Graham on the couch and holds the contract and a pen in her hand. She points out the signing spaces.

LYDIA

So look, this is just to keep it legal and straight with the company and the suits. It's a totally routine release that says you agreed to do this and we didn't, like, hold a gun to your head or anything--

She gives Graham a pen and opens the contract on the coffee table in front of them, her hand holding the page down, covering nearly all but the signature line.

LYDIA (CONT'D)

You just sign it there--

Graham signs. Lydia quickly flips the page, holds paper the same way.

LYDIA (CONT'D)

--and once there. And--

Lydia flips to the final page, holds paper out the usual way.

LYDIA (CONT'D)

--finally, just initial here--

Graham is about to initial when something catches his eye.

CLOSE ON CONTRACT and the show's title: Back From the Dead.

Graham grabs the contract, eyes it closer.

LYDIA (CONT'D)

It's all kosher; don't worry about--

He throws the contract down and stands up, suddenly livid.

GRAHAM

You must think I'm fucking stupid!

LYDIA

What?

GRAHAM

Back From the Dead? Is that what you think I am, a fuckin' old has-been for you to make a fuckin' prick out of in front of the whole world? You lot make me sick!

INT. CRITCHLOW HOUSE - KITCHEN - NIGHT

Barry and Barbara at the table look up as THEY HEAR a DOOR SLAM. They're about to get up when Lydia walks in, a little sheepish.

LYDIA

I think I need you to call me a cab.

BARRY

Oh dear.

(pulling up a chair)

Sit down.

INT. BOYD'S HOTEL ROOM - NIGHT

Boyd and Morris are shitted. They have the contents of their motherlode all over the floor and are playing the State Of The Art segment over and over, hysterically laughing and eating CHOCOLATES out of a BOX on the floor.

Lydia comes in, pauses a moment while she takes in the scene.

Boyd, seeing Lydia, jumps up, does a mad victory dance.

LYDIA

Holy shit!

BOYD

We rule! We rule! We rule!

LYDIA

Oh, my God! How did you get--

BOYD

How's that for tenacious, Lydia! Check out all this other cool shit! look at these photos!

Boyd shows one of Graham with Keith Moon passed out on the floor while Morris rummages for more.

BOYD (CONT'D)

This stuff's so fuckin' dope! Guy's gonna' flip when he sees it.

LYDIA

That's for sure, but we got a problem.

BOYD

What problem?

LYDIA

The problem is we can't show that without getting clearance from the people who own it.

BOYD

Fuck that. We'll just say they gave it to us.

LYDIA

No, we won't because when they sue us for nine zillion dollars, their lawyers--

BOYD

Their lawyer is Barry Critchlow. He can't wipe his ass--

LYDIA

Even he's smart enough to demand to see the release waiver, which Graham wouldn't sign--

MORRIS

(pointing to State of the Art video PLAYING ON TV)

Don't matter. The copyright to that video belongs to the BBC. They own it, not McGuinness. You won't have any problem getting clearance.

LYDIA

Really? You sure it's copyright BBC?

MORRIS

Safe as houses. Hang on, there's more.

Morris pulls out a videocassette with no case or writing on it, pops it in the VCR.

MORRIS (CONT'D)

Let's see what this is.

ON TV a crackly homemade video with unidentifiable tits and arses.

BOYD

Aha! Little home made porn! No wonder that old guy didn't want us to see inside his box...

MORRIS

(about video)

We're getting a nice shot inside hers right now.

LYDIA

Oh, very clever, Morris. Good one.

ON TV: The video suddenly cuts to a SHOT of Tommy Michaels, much younger, face red from drink, leering into the eye of the video lens.

MORRIS

Who's this bloke with a face like a slapped arse?

Tommy retreats, revealing a much younger Graham McGuinness getting head from an unseen YOUNG GIRL.

LYDIA

That's Graham! And the other guy is Tommy Michaels!

BOYD

What a perv, man. That chick's gotta' be 15 tops.

A naked Tommy plops down on the other side of her, grabs her breasts from behind. This carries on for an uncomfortable few beats. Boyd and Morris start cheering.

Finally the girl on the tape looks up, her face coming into focus. Lydia gasps.

LYDIA

Tara!

CLOSE ON 15 year old Tara's face.

LYDIA (CONT'D)

Jesus!

Lydia tries to suppress a growing internal absolute freak out. She grabs for the remote, presses the buttons furiously, but the VIDEO keeps PLAYING. She throws down the remote in a fury, then looks up: Boyd and Morris are staring at her.

LYDIA (CONT'D)

What the fuck are you staring at?

BOYD

Tara? You said, "Tara!"

LYDIA

Uh, no, no, no I didn't--

BOYD

You know that chick?

LYDIA

No, I don't--

BOYD

Yeah, you do. That's Tara, the chick you had lunch with! The one you said was gonna' shit when she heard you were here to see McGuinness!

LYDIA

(stomping toward VCR)

OK, now that we've seen it--

BOYD

Graham McGuinness and his manager caught on tape fucking an underage chick! No way we're lettin' that slip by.

Lydia jumps to the VCR; Boyd quickly tries to block her. She tries to get by him, but he keeps getting in her way. Lydia finally gives him a mighty shove smack bang in the middle of his chest and he goes flying backwards onto the bed.

LYDIA

Get away from me!

She grabs the video out of the VCR, storms toward the exit.

BOYD

Hey, the teen cocksucker sent you a big bunch of flowers; they're in the tub.

MORRIS

And choco--

Boyd gives Morris a "shut up" look, flings the empty chocolate box under the bed.

Lydia takes a sharp left into the bathroom, emerges a second later carrying a bunch of dripping wet flowers.

LYDIA

Fuck you!

She storms out, not seeing she's dropped the card on the floor.

BOYD

Hey, you forgot--

But she's gone. Boyd goes to pick it up, reads.

ON CARD "Thanks friend. Love Tara, Always."

Boyd flips it over and there's Tara's address. Jackpot!

INT. LYDIA'S ROOM - NIGHT (A SHORT TIME LATER)

A ROOM SERVICE WAITER finishes setting up an elegant setting of Pringle's and chocolate cake. She hands him some bills and he exits.

She grabs a big mouthful of the chips, pushes them into her mouth.

INT. BOYD'S HOTEL ROOM - SAME

Boyd on the phone. Morris stokes the bong behind him.

BOYD

I'm tellin' ya', Guy, it's the fuckin' dope. And now she's gone all fuckin' sensitive 'cause this chick is her girlfriend or something.

INT. VTV - GUY'S OFFICE - NIGHT

Guy standing with his back to us with his head set on, the luminous city at night lit up around him.

GUY MANN

Just bring those tapes home, Boyd, both of them. Do whatever you have to do to get them. And Boyd...here's what I want you to do.

INT. LYDIA'S ROOM --SAME

Lydia's onto the chocolate cake now as she summons up the nerve to push the video into her VCR. She stares at it, mouth agape, morbidly fascinated.

Something on the TAPE grabs her attention. She moves closer to the TV, raises the VOLUME.

ON VIDEO: Much younger Graham, SEEN from BEHIND through the bedroom door, talking to an unseen 15-year old Lydia.

GRAHAM (ON TAPE)

...it ain't about the music; it's never been about the fuckin' music; it's about image. Looks and cool. You got those and you're in.

(starts closing the door)

And if you don't...you're out.

As he closes the door, WE CATCH A GLANCE at a lonely looking teenaged Lydia (pimples, frizzy hair, braces), on the sofa alone, staring up at Graham with desperate longing.

Graham closes the door, shutting her out, then stares into the CAMERA LENS.

GRAHAM (ON TAPE) (CONT'D)

OK, that's the spotty dog out there taken care of. Let's get down to it then.

The CAMERA follows Graham falling onto Tara as Lydia FLIPS OFF the SET.

She turns and stares at herself in the mirror, below which sits her lotions and potions. It's clear they're not doing such a good job of defying her age tonight.

In her reflection, she sees the huge volume of trendy crap she's bought: the BLAHNNIK's BOX and shopping bags from JOSEPH, PRADA, STELLA MCCARTNEY.

Lydia has a good cry.

Her cell RINGS. Still weeping, she checks the caller ID: VTV GUY MANN, 212 number.

She hits IGNORE. With barely a beat, the room phone starts RINGING. And RINGING. And RINGING. She does her best to compose herself, picks it up, knowing damned well who it is.

LYDIA

(faking a yawn)

Guy...

GUY MANN (O.S.)

Lydia. Just got off the phone with my brother and he tells me you guys have some great shit. I'm really excited.

LYDIA

(stressed to the max; trying to cover)

Oh, yeah, it's pretty...phat.

Even Lydia's embarrassed by her use of that word.

GUY MANN (O.S.)

Can't wait to see it.

LYDIA

Yeah, it's gonna be, uh, great.

GUY MANN (O.S.)

Knew I could count on you Lydia.

CLICK. He hangs up. Lydia has another look at herself in the mirror, then at the Tara's FLOWERS in their vase.

She grabs her head in utter frustration, opens her mouth to let out a big SILENT scream.

FADE TO:

INT. LYDIA'S HOTEL ROOM - WINDOW - MORNING

LIGHT SNEAKS through the closed shade as David Bowie's "Thursday's Child" BRIEFLY PLAYS under

TITLE: Thursday 8:57 AM MUSIC ENDS.

TRAVEL ALARM BUZZES in LOUDLY.

Lydia goes through her morning routine, but it's clear as she goes through the following that her heart is not in it, her mind is elsewhere.

--Lydia rolls out yoga mat

--Lydia doing downward dog

--Lydia rolling yoga mat

--Lydia in shower

--Lashing on pricey exfoliant

--rubs in several different age defying moisturizers

--plucking chin hairs

--applying foundation and makeup

--grabbing Preparation H suppository and rubbing it under her eyes (reduces swelling)

--Tampax in mouth, checking panties.

ON HER BED

looks at diary and counts days. Now she's freaking.

INT. GRAHAM'S HOME - MORNING - WIDE ANGLE

Barry and Barbara in their beat up old Renault parked in front. Barbara wagging her finger emphatically at Barry, who nods, beleagueredly. He starts to open the car door, but is held back as a big LABRADOR finishes taking a huge DUMP.

The dog scuttles on. Barry gets out of the driver's seat, starts onto the front path to Graham's.

INT. GRAHAM'S HOME - A FEW MOMENTS LATER

A shattered-looking hungover Graham shuffles to the front door, an insistent RINGING coming from the DOORBELL.

GRAHAM

What the fuck? It's fuckin' 8:30 in the morning!

Graham flings open the door, sees Barry there.

A SHORT TIME LATER

Graham's back in bed, his head turned to the wall, away from Barry, who sits in a chair next to him, smoking.

BARRY

I don't know what else to tell you, Graham. I've got a law practice to run; I do my best, but you've got fuck all in the way of airplay; Tommy's got the catalog; this is a gift horse and you're staring down its throat.

No answer.

BARRY (CONT'D)

I can't do this for you anymore. I'm sorry, but I've no choice, mate.

INT. LYDIA'S HOTEL ROOM - SAME

The PHONE RINGS breaking Lydia's panic. She picks it up.

LYDIA

Lydia Slotnick.

(face momentarily brightening)

Hey, Barry...He will?

(switching to grim determination)

Good...Yes...I'll be there with a crew in an hour.

Lydia hangs up, looks over at her diary and Tampax, decides to ignore that for now. She quickly tosses them in her bag, ejects the video of Graham with Tara from the VCR, tosses that in her bag, too, grabs her new Prada jacket, stomps out.

INT. HALLWAY - BOYD'S HOTEL ROOM DOOR - A HALF HOUR LATER

Lydia has been knocking on Boyd's door. He finally opens it a bit, cranes his head through.

LYDIA

We got it.

BOYD

Got what?

LYDIA

The interview, genius. Come on; car's waiting.

BOYD

Lydia, I'm sorry, but I think I'm too sick. Must be that shit Morris scored us last night--

LYDIA

Whatever. Get dressed.

BOYD

(cough, cough)

I just don't think I'll make it.

A nauseous Boyd quickly shuts the door. A moment later, Lydia HEARS UPCHUCKING NOISES coming from inside.

Lydia shakes her head, sighs. She's had enough baby-sitting. She leaves.

INT. BOYD'S HOTEL ROOM - BATHROOM - SAME

Boyd makes loud fake retching vomit noises while pouring water from his garbage pail into the toilet bowl.

INT. HIRED CAR - DAY

Lydia in the back with British CAMERA MAN NIGEL and SOUND WOMAN KATE. They jabber to each other about inconsequential work stuff as Lydia stares out the window, pensive. She looks down, catches a glimpse of the Tara video sitting in her bag.

INT. GRAHAM'S HOME - DAY

Lydia gets out the car; her Crew right behind her. She looks up at the house, surprised by how palatial it is. They start toward the big house, when Graham sticks his head out the door of the much smaller carriage house, a steaming cup of tea in his hand. He looks neat, combed, nervous.

GRAHAM

Back here.

As Lydia and Crew walk toward him.

GRAHAM (CONT'D)

Sold off that part 19 years ago. Nice family. Kids have crap taste in music, though.

As they walk inside, Lydia looks at the mug in Graham's hand; his hand is shaking.

LYDIA

Morning, Graham.

He nods.

INT. GRAHAM'S HOME - LIVING ROOM - CONTINUOUS

Graham shuts the door behind them. The Crew start unrolling chords, look to Lydia for direction. She's totally in charge; a real pro.

LYDIA

I thought we'd get you at the keyboards. Is that OK, Graham?

GRAHAM

Alright. It'll do.

Lydia smiles at him, reassuringly.

LYDIA

We're just about ready.

She looks over the Crew. Kate looks at Lydia, points to her own face to indicate something on Lydia's in the same spot.

Lydia doesn't comprehend; Kate is more emphatic. Now realizing, Lydia grabs her hand mirror, gasps at what she sees.

Pimples. She's broken out.

LYDIA (CONT'D)

Goddamned motherfucker!

Everyone turns, stunned. Where'd that come from? Seeing all eyes on her, Lydia calms, goes back into pro-mode.

LYDIA (CONT'D)

Graham, we'll be just a few more minutes. Can I use your bathroom quickly?

Graham nods in the bathroom's direction.

IN GRAHAM'S BATHROOM

Hanging on a line above the bath are THREE HUGE PAIRS of once white, now grey and tatty UNDERPANTS with holes in them. Draped over the sink is a pair of WET SOCKS. The TOOTHPASTE tube is rolled up to its last drop and his TOOTHBRUSH looks like it's been used to scrub the floor.

Lydia takes this in as she applies foundation to cover the pimple on her face.

WE FOLLOW her out of the bathroom back to the--

LIVING ROOM

Where Graham and the crew are waiting.

LYDIA

OK, Graham, we'll do a practice run, a few questions and then we'll try a take.

(to Nigel)

While I'm doing this would you get some background? Quick view around the house.

(pointing to bathroom; whisper)

Start in there.

GRAHAM

Wait, why do--

LYDIA

Just atmosphere. Don't worry. Let's try: OK?

Graham nods. Lydia positions herself with mic., begins.

LYDIA (CONT'D)

OK, so, Graham, a few minutes earlier you happened to mention that the music the neighbor kids listened to was crap. Tell me, what do you think of today's music?

Long pause. Graham thinking.

GRAHAM

It's crap.

LYDIA

Would you care to elaborate? You know, give any examples?

Long pause. Graham thinking.

GRAHAM

Nah.

Lydia sighs. This is going to be harder than she thought.

BATHROOM

As Nigel shoots close ups of Graham's dirty laundry.

BACK TO LIVING ROOM

LYDIA

Well, last night we listened to some great music. What did you like so much about that music?

GRAHAM

It was good.

LYDIA

(growing impatience)

But last night, when we were together, you talked about the songs, and you were really passionate and excited. What was that about?

GRAHAM

I don't remember.

Graham takes his TEA from next to his keyboard. His hands are shaking so badly he spills some on Lydia's new PRADA JACKET. Lydia has had enough.

LYDIA

Graham, you gotta' give me something here. One word answers don't cut it and you know that.

A cheerful SHRIEK from outside the front door.

GLYNIS (O.S.)

Yoo-hoo!

GRAHAM

Jesus Christ!

GLYNIS

(coming through front door)

It's about that time--

She sees Lydia and Crew. She's livid, but covers.

GLYNIS (CONT'D)

Oh! Ooh! What's all this?

Lydia motions for Nigel to get this on camera as she swiftly pokes a microphone in Glynis's face.

LYDIA

You're on VTV! We're doing a segment on Rock Legend Graham McGuinness and you are?

GRAHAM

Not now, Glynis. Just leave the tea and--

LYDIA

Ah, you must be Graham's girlfriend!

GLYNIS

Well, I suppose I am--

GRAHAM

--Is she fuck! Now wait a minute! Glynis, just go!

Glynis looks at Graham, forlornly.

GRAHAM (CONT'D)

Go on! Fuck off!

Glynis angrily shoves the tray at Graham, runs out crying. On the way she steps in the DOG SHIT the labrador left behind.

LYDIA

(to Nigel)

Did you get that?

Nigel nods a little guiltily as Glynis runs off, humiliated.

LYDIA (CONT'D)

Great!

Nigel and Kate exchange looks. Lydia's manic intensity is scaring them. Furious, Graham purposely drops the tray, sending everything on it SMASHING to the floor.

GRAHAM

What the fuck is the matter with you?

Lydia and the Crew turn.

GRAHAM (CONT'D)

You said you wanted to talk about the music? The music we listened to last night was fucking good but it isn't what you want to talk about! You're just like the rest of those fuckers! All you want is the dirt! Think I don't know what your man was doing in my bathroom? What the fuck! Why d'you have to pick on my housekeeper? Why d'you have to make a prick out of me? What the fuck did I ever do to you? The interview's over! Get the fuck out of here! NOW!

Silence: Now what?

LYDIA

Oh, no, Graham, it's not over!

(to Nigel and Kate)

You two! Lunch! Leave that shit here and come back in an hour!

Nigel and Kate quickly dump their gear and leave in a hurry. Graham and Lydia stare at each other for a few tense beats.

GRAHAM

Well?

LYDIA

Well. About 20 years ago you told me that the music business was all about looks and image and that if I didn't have that I was an outcast--

GRAHAM

Told you? I never met you before in me life--

LYDIA

Oh, we have. At Tommy Michaels'. I looked a little different then: 15, no boobs, braces, face full of zits. You had me wait in the living room while you and Tommy took turns with my best friend.

GRAHAM

What are you talking about? Load of fuckin' bollocks!

Lydia pulls out the videotape. She puts it in his VCR.

LYDIA

Yeah? Check this out.

There he is, and there's Tara and Tommy. And then there's Lydia having the door slammed on her with Graham's parting blast.

He watches a few seconds, busted. She turns it off.

LYDIA (CONT'D)

So my question is this: Can you give me one good reason why I shouldn't make this public knowledge?

GRAHAM

(after a pause for thought)

No, I can't. I can tell you this: I don't remember you or your friend. I'm sorry. I hurt a lot of people back then. It seems I hurt you and your friend. And I'm sorry about that, too. And I don't have any excuses.

LYDIA

So what the fuck is it all about?

GRAHAM

All about? What do I know? Look at me. I thought it was all about the music, I mean, all I ever wanted to do was play music. Then I had the hit. Everybody went mental. And I had way too much way too soon. Everyone was telling me how great I was, what a classic I'd written, what a rarity for a first album to be so monumental. So I lapped up the praise and thought, "That's it; I can do anything. I can drink and smoke and fuck whatever I want." And then they were after me to do it all over again. I had to come up with another album, a better single. But how could I follow that? I was 22! I was a kid! I never meant to hurt anybody.

(off the video)

And I'm sorry about that. I was out of me mind.

A pause. They're both calmer, look at one another. Something of last night's connection steals back into the room.

LYDIA

Thank you.

GRAHAM

You're welcome. I hope that clears things up a bit.

LYDIA

That's what I wanted to know. That's what everyone wanted to know, all these years. Graham, I want you to tell me the rest of the story. Wait a minute.

She picks up Nigel's camera, starts Kate's tape recorder.

GRAHAM

Ah no! Not with all that shit!

LYDIA

Graham, please! This is the real deal. You touched a lot of people with a great song. A really great song. All they ever wanted was another. What happened? Just relax and tell us what happened.

GRAHAM

Alright.

(picks up tea, avoiding her jacket)

Every time I sat down at the piano or picked up the guitar the only thing that came out was "You Make Me Want to Fly." You know, I was piss drunk when I wrote "You Make Me Want to Fly." It took me five minutes!

So I'd get good and drunk and try it again, but nothing'd come out. I'd get a few chords going, but I could never find the next one, so I'd get more drunk and more stoned, and I'd wake up two days later, and I'd still have nothing. I thought, "Fuck it! I'm going to do something so out of left field, so different from what I know, from the three-chord wonder." But I was out of my mind, and that's what Mind the Gap came out of.

The record company dropped it less than halfway through, so I paid for it. And the tour that followed. Took ten trucks and over 100 people from Land's End to John O' Groats, and guess what? Everybody hated it. Of course they hated it; it was a load of fucking shite and noise.

So you know what I did when I got back home?

INT. RIVER THAMES - MUD FLAT UNDER BRIDGE - MORNING (1977)

Foggy, desolate. 24 year old Graham sloshes gasoline onto a 10 foot high pile of Mind the Gap albums sitting in the middle of a boat.

GRAHAM (O.S.)

I bought every copy I could, thousands of 'em, and--

Graham throws a match onto the pile. A huge flame ignites.

GRAHAM (CONT'D; O.S.) (CONT'D)

I burned the fucking lot of them in a boat and I shoved it out into the Thames.

A FEW MINUTES LATER

The bonfire on the boat drifts down river, a huge billow of black smoke wafting in the wind behind it. BIG BEN BONGS in the far distance.

GRAHAM (O.S.)

You could see the fucking smoke from Calais.

INT. GRAHAM'S HOME - DAY (BACK TO SCENE)

GRAHAM

So by the time I must have met you, I had nothing, only Tommy. I thought Tommy was my only connection to the music, but he was only connected to the music business.

INT. KNIGHTSBRIDGE RESIDENTIAL STREET - THURLOE SQUARE - DAY

Boyd gets out of the passenger seat of Morris's limo wearing a dark suit and pair of shades. Morris comes out of his side, wearing an ill-fitting version of the same.

From the back seat, a portable two-piece VTV CAMERA CREW emerges. Boyd turns to Morris.

BOYD

Watch, listen, and learn.

Boyd beckons his Crew to follow him and WE MOVE toward Tara's place--

FRONT DOOR -- THROUGH VIDEO LENS -- OVER BOYD'S SHOULDER -- MOVING

at a clip and to the front door. Boyd rings it. A moment later, BRIDGET answers.

BRIDGET

May I hel--?!

Rolling up her sleeves, she squares up the CAMERAS.

BRIDGET (CONT'D)

What do you want?

Boyd looks at Morris and his Crew, realizes he has to take her on.

BOYD

(as if it's the most important thing in the world)

We're VTV! Where's Tara?

BRIDGET

VTV?

(then sternly; prepared)

Get out!

Boyd is frozen a moment. This is not what he expected.

BOYD

We know your boss Tara sucked Graham McGuinness's cock!

Bridget reaches into her apron, pulls out an aerosol can and SPRAYS the CAMERA LENS.

THROUGH THE LENS

as black spray paint blocks out the frame.

BRIDGET (O.S.)

Now get out or I'll set the dogs on ya!

BACK TO SCENE

WE SEE the backs of Boyd, Morris, and the Crew as Bridget chases after them, spraying them with the paint. They hop into the car. Bridget starts to spray the windshield as they speed away. Bridget watches them go, laughs, then looks down as the Little Maltese comes into the doorway, looks out.

As she is about to step back into the house, she sees a bit of rust on the painted wrought-iron railing. She paint sprays it and walks back in, the dog scurrying behind her.

INT. GRAHAM'S HOME - LATER

Graham's leaning over the keyboard. Lydia videotapes this.

GRAHAM

The first thing you need is the groove.

He's about to PLAY the KEYBOARD, turns on the DRUM MACHINE. The four bar loop he used earlier to write his riff PLAYS.

GRAHAM (CONT'D)

Then you need a chord progression.

He PLAYS a COUPLE of CHORDS.

GRAHAM (CONT'D)

This is like your verse. You've got to have some tension in it; you can't shoot your wad from the get-go. And nearly every pop song wanders around--

(playing)

from the one....

(changing chord)

...to the four...

(changing chord)

...and back again. And then you get another little bit where you take it up maybe a minor third, like this--

(plays)

Then you go up to the four

(he does)

and back down on the one again 'cause you're gettin' ready for the big mighty chorus, the hook, the bit that'll grab ya'; the bit everybody'll sing.

(now changing absent-mindedly from one to four and back)

The trick is to do it in a way that's never been done before. You're talking about thousands of permutations here, but you gotta' find one that doesn't sound like you worked it out with a calculator. It's got to be real, have some soul. It's the tricky little chords in between -- the passing notes, the major sevenths, the diminished sixths, a descending bass line -- and that's just for your chord progressions. The top line, the melody, that's the one that's got to be the kicker. And it's got to fit in perfectly with the lyric, like--

We think he might be just about to sing and show us what he means, then he falters and reaches to stop the drum machine.

GRAHAM (CONT'D)

Can we take a break for a few minutes?

LYDIA

No! That sounds great! Go on, keep going!

GRAHAM

Jaysus, Lydia, I'm knackered. I just need to relax for a bit. Cup of tea.

LYDIA

Graham, that sounds like it was totally about to go somewhere. C'mon, I love this.

She watches him intently. He notices that. He plays a bit more, then finds a SUBLIME PASSING CHORD by divine accident; then another and another. It surprises him. He writes a note, then plays again and stops at the end of the new line.

GRAHAM

Huh...that's something...

They look at each other. She turns off the camera; She caught a gem of a moment. They each got something out of this.

INT. VTV LONDON - MAIN FLOOR - EVENING

The main floor lobby area CAN BE SEEN from the street.

INT. VTV LONDON - EQUIPMENT OFFICE

As his crew checks their cameras and sound equipment, Boyd talks on his cell phone.

BOYD

Uhh...it didn't really go so well...no, no don't worry, I'll definitely get it...yeah, Guy, sure...OK, OK! I will! I promise!

He shuts his flip-phone, turns to Morris.

BOYD (CONT'D)

We got some serious work to do.

INT. BOOTS PHARMACY - EVENING

Lydia checks out the aisles until she finds what she's looking for. She goes over to the center of the aisle, picks up a pregnancy test kit, peruses the directions. This'll do. She goes over to the cash register, gets on line to buy it.

INT. LYDIA'S HOTEL ROOM - BATHROOM - NIGHT

Lydia sits on the toilet, peeing on the stick from the pregnancy test. She FLUSHES. She pulls out the stick, look at it, anxiously. No results yet.

She stands, keeps the stick in hand as she paces around. A KNOCK at the door.

BOYD (O.S.)

Lydia, open up! It's me! I know you're there! I heard you flush!

Keeping the stick behind her back, she opens the door. Morris and Boyd are raring to go.

LYDIA

What do you want, Boyd? What's so important?

BOYD

Uh... well, Morris and I...

LYDIA

Yeah...?

BOYD

Can we come in?

He pushes on the door. She holds back.

LYDIA

No.

BOYD

OK, cool, uh, well, we want to take you out! Morris knows this really cool Indian place.

(looking around her room, he sees the Tara tape on her bed)

Thought we could grab some food; you know, celebrate.

LYDIA

I don't think so. I think I'm just gonna' go to bed early.

BOYD

(losing the battle)

You sure? 'Cause--

MORRIS

(taking over)

Come on, I'll treat you to a mad hot one. You know, a bucket o' Vindaloo. The old ring sting. I know this gaff down Westbourne Grove. Marvelous. Well worth the extra trouble in the morning.

LYDIA

Appealing as that sounds, I think I'll take a pass.

Boyd gives one last desperate shove. She holds firm.

BOYD

You sure?

LYDIA

(closing the door)

Absolutely.

Lydia stares down at the stick. From her look of shock, then dismay, WE KNOW it's positive.

LYDIA'S HOTEL ROOM DOOR - HALLWAY

Boyd and Morris look beaten.

BACK TO LYDIA

She madly paces, then quickly picks up the phone, dials.

INT. LYDIA'S OFFICE - OUTER ROOM - (NEW YORK) - DAY

Spence picks up the ringing phone.

SPENCE

Yo...hey! What's up?

BACK TO LYDIA

LYDIA

Oh, I'm exhausted. But everything's finished up here. Ah, I wanted to tell you...

She hesitates.

BACK TO SPENCE

Aleatra and Guy are talking at the office entrance. They look over at Spence.

SPENCE

What? I'm kinda' busy...

BACK TO LYDIA

LYDIA

Oh. No, I just wanted to know if there's anything I need to know about Friday. Alicia Keys or Aretha -- neither cancelled or anything, right?

BACK TO SPENCE

Aleatra taps her watch.

SPENCE

(a little nervous)

No, we're all cool on that. Look , I gotta' go. You're back tomorrow, right? OK, I'll see you then.

LYDIA'S ROOM

LYDIA

OK....

She puts the phone down, feeling crappy.

INT. BOYD'S HOTEL ROOM - SAME

BOYD

Did you see it? It was right there on the bed. Now what the fuck are we gonna' do?

MORRIS

Got an idea. We used to do this at school for a laugh.

SMASH CUT TO:

INT. VARIOUS HOTEL HALLWAYS

People screaming! Pandemonium! Guests and staff running over each other to escape the hotel in a panic. ALARMS CLANG! SIRENS SCREECH in the background.

OUTSIDE LYDIA'S DOOR

Lydia's still throwing on clothes as she swings open her door.

LYDIA

What the hell's going on?

RUNNING GUESTS

Bomb scare! Bomb scare!

HOTEL SECURITY GUARDS move people along.

GUARD

Keep your doors open people!

Lydia is about to run back into her room when a Security Guard takes her arm.

GUARD (CONT'D)

This way, ma'am, please.

LYDIA

But all my stuff--

GUARD

You need to leave immediately. Probably nothing, but it'll all be safe right where you left it.

He gently shoves Lydia into the running pack.

INT. BOYD'S HOTEL ROOM - SAME

Clamoring NOISES outside. Boyd has his eye to the peephole.

BOYD

The goons have passed. Ready?

HALLWAY

Boyd swings open the door, runs to the back of the crowd. As soon as the hallway empties, Morris hurriedly sneaks into--

INT. LYDIA'S HOTEL ROOM - CONTINUOUS

where he grabs the video out of its sleeve, shoves it in his trench pocket, slips in a replacement tape, then tears out and down the now empty corridor.

INT. HOTEL - NIGHT

Police cars and fire trucks zoom up in front as the throng, now encompassing Lydia and Boyd, moves across the street.

DISSOLVE TO:

INT. HALLWAY - A FEW HOURS LATER

Quiet. An exhausted looking Lydia is trailed by Boyd as they drag back to their rooms.

BOYD

Weird, huh?

LYDIA

Don't forget; flight's at 10. See you downstairs at 7.

BOYD

Got it. 7. Downstairs.

They both go into their rooms.

INT. LYDIA'S HOTEL ROOM - CONTINUOUS

Lydia quickly surveys her room. Things have shuffled around, but everything looks like it's there. Lydia drops down on the bed, TURNS OUT the LIGHT.

FADE TO:

INT. HOTEL HALLWAY - ON LYDIA AND BOYD'S DOORS

Title: Friday, 5:44 AM. "Friday I'm in Love" by the Cure BRIEFLY PLAYS.

Lydia sitting up in bed, hugging her knees. TRAVEL ALARM BUZZES LOUDLY. She TURNS OFF the ALARM.

INT. HOTEL HALLWAY - ON LYDIA AND BOYD'S DOORS

Packed and dressed way down, (army pants, sweater, flats) Lydia goes to Boyd's door to knock, sees it is already ajar. She goes in to find a Filipino MAID stripping the bed. She look around the room anyway.

LYDIA

Boyd? Where's the guy that was in here?

MAID

Nobody here. This empty.

Lydia leaves.

INT. LOBBY - SAME

At the front desk with the concierge.

LYDIA

Two hours ago?

CONCIERGE

Yes. A car was ordered for...I believe it was 5.

LYDIA

(slowly realizing)

That asshole! The fucking asshole!

CONCIERGE

Excuse me, madam. The arsehole left you this.

He gives Lydia Boyd's BILL. Lydia's shocked, furious. It all becomes clear to her: she rummages through her bag and checks the tapes. Rages as she sees the Tara tape she's been guarding has been replaced by a VIDEO HEAD CLEANING CASSETTE.

LYDIA

Oh, God! Oh, no!

INT. HEATHROW AIRPORT--DAY

Lydia at the American Airlines counter harassing the CHECK IN GUY.

LYDIA

Look, I just need to know if he was on the 8 AM flight.

CHECK IN GUY

I'm sorry, ma'am. I can't give out that information.

LYDIA

What kind of music do you like?

CHECK IN GUY

Sorry?

LYDIA

Who's your fave?

CHECK IN GUY

(like an admission)

Well...I kinda' like Kylie.

LYDIA

OK. Two tix to her next album launch party. Guaranteed.

CHECK IN GUY

Tempting....I'd love to, but I can't. FAA rules.

Lydia sighs, defeated. She's steps away when:

CHECK IN GUY (CONT'D)

However, I can tell you a gentleman fitting that description was near the ticket counter at, say, 6 AM?

LYDIA

About the time the 8 AM was checking in?

CHECK IN GUY

(nodding)

Could be, but I'm not allowed to tell.

INT. AIRPORT - STARBUCK'S - A SHORT TIME LATER

Lydia sucks up a cappuccino, busily trying to figure out what to do. She looks up at the Departure Board, sees her 10 AM flight go from ON TIME to BOARDING.

She tosses her cappuccino in the garbage, when her attention is drawn to a MOTHER and her TODDLER cradling a doll in a stroller. She smiles at it; she feels the maternal pull in a way she hasn't before. Toddler coos; Mother smiles.

She turns to go, but something catches her eye, stops her:

A posted sign: "Seen something suspicious? Don't be afraid to call. Call XXXXXXX."

ON LYDIA'S CELL Spence's name on the speed dial. Lydia starts to send it, then looks back over at the baby, then even closer at the baby's doll.

PHONE BOX - A FEW MINUTES LATER

As an announcement bellows "Last call for Flight 223 to New York," Lydia's plane, she furiously punches in numbers.

LYDIA

Get up, get up, get up...hello, great. It's Lydia...Lydia!...I need you to do something and I need you to do it exactly as I tell you...

INT. LAURIE AND ARNIE'S MASTER BEDROOM - NIGHT

Inside a giant doll's house. Laurie sits at the edge of her double canopy bed, dressed in baby dolls, listening, not quite comprehending -- her eyes abulge.

Arnie, in footsie pajamas, sneaks over to listen in.

LYDIA (O.S.)

So will you do this for me? Please? Please?

Laurie's frozen. Arnie speaks up.

ARNIE

Drugs? Heroin? Sounds dangerous, Lydia.

We can't get mixed up--

BACK TO AIRPORT - PHONE BOX

LYDIA

Did I tell you he's hidden the stuff in the stomach of a Raggedy Andy. Original.

BACK TO LAURIE AND ARNIE

They look at each other, aghast. Who would dare do that?

BACK TO AIRPORT - SKY HALL DEPARTURE LOUNGE

Lydia drags her bag toward the custom's entrance. As she does, she passes the bar. She turns, captivated by a WOMAN, mid-50's, dyed-blonde hair, skirt too short, heels too high. Just like Lydia, only alcoholic and older. Hideous.

She's bending the ear of the impatient BARTENDER.

WOMAN IN BAR

So I told him, "Go back to your wife. Let her suck your cock for the next 20 years."

She motions for him to pour her another drink. As he does, she turns, feels Lydia's gaze on her. Lydia walks away quickly as she can.

INT. AIRPLANE - DAY

Lydia, in business class, on the GTE Airfone.

LYDIA

Hi, is Tara there?

TARA'S HOUSE

Bridget on the phone.

INTERCUT AIRPLANE AND TARA'S HOUSE

LYDIA

This is Lydia Slotnick. What do you mean, she hasn't come back since last night?

BRIDGET

She's gone with the children.

LYDIA

Where? Did she get my message?

BRIDGET

She's asked me not to tell anyone where she's gone. Especially you!

She abruptly hangs up on Lydia.

BACK TO LYDIA

LYDIA

Wait wait, what happened?...

(the phone's dead; Lydia's confused)

Oh my God...

A SHORT TIME LATER

Lydia, feet out, staring out the window. A FLIGHT ATTENDANT approaches with the booze trolley.

FLIGHT ATTENDANT

Would you like something to drink? Mimosa? Bloody Mary?

LYDIA

Milk please.

INT. JFK - AIRPLANE TAXIING INTO A GATE - MORNING

This is Boyd's flight.

INT. AIRPLANE - SAME

The plane has come to a stop and the doors open as the Flight Attendant gives the following direction:

FLIGHT ATTENDANT

Everyone please remain seated! Do not get your bags! This will only take a few minutes.

TWO TOUGH-looking MARSHALS pass her and make their way down the aisle. They stop at a snoring man, drool seeping out of his mouth. The shake him awake. He turns. Boyd.

MARSHAL # 1

Could you please come with us, sir?

BOYD

Wha--huh?

They lift Boyd out of his seat and start dragging him off.

INT. CUSTOMS INTERROGATION ROOM - A FEW HOURS LATER

Boyd is picking up his pants after having just been cavity searched. There are TWO MALE AGENTS with him. As the cavity-searcher pulls off his rubber gloves, the other pushes Boyd's belongings, now in a messy heap, toward him on a table.

BOYD

(dressing)

This was fucked, man. Why me?

AGENT # 2

Like I told you, sir, we were given information; we had to check it out.

INT. CUSTOM'S AREA NEAR BAGGAGE CLAIM - A FEW MINUTES LATER

Lydia, having arrived at JFK, watches as the Agents escort Boyd out of their office area. She quickly runs over to him.

LYDIA

Boyd! There you are! I was so worried.

BOYD

What the hell--

LYDIA

Thank you, officers. I'll take him from here. His brother sent me to meet him--

The Agents nod, turn back to their office area.

LYDIA (CONT'D)

I'd be in so much trouble if--

Seeing the Agents disappear, Lydia turns on Boyd.

LYDIA (CONT'D)

You sneaky prick!

BOYD

Ah, go to hell.

He starts to walk faster when Lydia eyes his bag held together by duct tape, and, in one swift move, rips the tape off, sending the contents toppling onto the floor.

BOYD (CONT'D)

You bitch!--

Lydia snaps up the Tara tape, then seeing the BBC State of the Art tape, grabs that, too, shoves them halfway into her bag and sprints toward the door. Boyd quickly cobbles his things back into his bag, tears after her.

He's about to grab her when Lydia quickly ducks behind a passing senior citizen tour group with EL AL airlines. Unstoppable, Boyd barrels into the oldsters, sending them flying every which way, then grabs Lydia's bag, snatches out the tapes, then flings her bag like a discus. Her clothes, shoes, make-up go flying everywhere.

INT. AIRPORT - DAY

Bagless, Lydia flies out of the building in time to see Boyd pull away in a taxi. Seeing the taxi line is long, she jumps out into the street where a limo has just dropped someone off. Lydia quickly jumps in.

INT. LIMO - CONTINUOUS

Lydia slams the door, shouts to the driver.

LYDIA

What kind of music do you like?

INT. TIMES SQUARE - NEAR VTV BUILDING - DAY

Another crowd of teen music fans are screaming for today's guest JUSTIN TIMBERLAKE. Lydia's limo drives up near curb and is quickly surrounded by the throng.

CROWD

Justin! Justin! Justin!

The door opens and Lydia appears. A collectively disappointed "Oh!" mews from the crowd.

Lydia closes the limo door and pushes her way through the crowd into the building.

LYDIA

Excuse me! Excuse me!

INT. VTV FLOOR - CONTINUOUS

Paco is at the door.

LYDIA

Hey, Paco.

He levels his arm in front of her like a gate.

PACO

Lydia, I'm sorry. I have orders not to let you in the building.

LYDIA

Paco, you've got to help me--

She grabs his sunglasses from his shirt pocket, then his bandana, which she wraps around her like a headband.

LYDIA (CONT'D)

--You haven't seen me, OK? Big favor!

INT. VTV - MAIN FLOOR - CONTINUOUS

People are running around frantically, doing the Friday routine. Lydia, without the heels, hairdo, and make-up -- with the sunglasses and bandana -- is nearly unrecognizable.

She slips down the busy corridors, past folks exclaiming, "It's Friday!" "TGIF!" No recognition.

Gator whizzes down the hall on his skateboard -- right past her. A moment later, Aleatra and Spence, their eyes staring down at a clipboard full of papers, come toward her. Lydia freezes, but they pass by.

Spence stops. Something familiar in the corner of his eye. He turns, just as Lydia has turned out of sight.

INT. GUY'S OFFICE - SAME

Guy and Boyd are celebrating watching the tape. The swirling amateur CAMERA on the tape catches Graham, Tommy, and Tara going at it.

Guy is wild with glee.

GUY MANN

This guy's fuckin' hilarious Boyd! I'm proud of you, bro. This is the dope.

BOYD

That's right. Rock legend Graham MacGuiness and his sleazy producer gang banging an underage American Girl. How's that for tenacity?

Guy goes to his wine cabinet and retrieves a very old bottle of claret.

GUY MANN

I think we should open something really special, right?

ON the TAPE the CAMERA lurches wildly and rests on a crack in a doorway. Beyond the doorway is Lydia, aged 15, looking at herself in the coke dusted mirror. She looks up and gives a sad half smile to the camera. There's the braces, the zits.

GUY MANN (CONT'D)

Jesus Christ! Who's the barker?

Suddenly the TAPE FREEZES.

LYDIA (O.S.)

Gimme the tape Guy. Or the rug gets fucked.

WE HEAR A CORK POP AS WE BACK TO SHOW Lydia standing defiantly on his precious rug, in her shoes, in front of his desk, holding the remote in one hand and an open bottle of claret in the other, ready to pour it out.

GUY MANN

Lydia, no!

LYDIA

(dipping the neck of the bottle)

I mean it, Guy! Gimme the fucking tapes!

BOYD

You crazy assed bitch! What the fuck--

LYDIA

Guy, tell him ! I'll do it!

GUY MANN

Boyd, shut the fuck up! Just give her the tapes!

BOYD

Ah, man! It's just a rug!

GUY MANN

Boyd! Do it! Give her the goddamned motherfucking tapes! NOW!

Boyd walks over and gets the tapes. Hands them to Lydia.

LYDIA

That's better.

She tucks the tapes under her arm and turns to go. Just as she's walking out the door she turns.

LYDIA (CONT'D)

Oh, here's your wine.

She lobs the bottle up in the air. SLO-MO as we watch it spin, spraying wine all over the priceless Kilim. Guy lunges forward to catch it, but too late. It drops and smashes. A big red explosion of glass and wine ruins his rug.

Lydia turns and runs.

INT. VTV - MAIN FLOOR CONTINUOUS

Lydia tearing through the corridors. No one pays any attention to someone running with video tapes.

INT. DOWNSTAIRS STUDIO

CLOSE ON a big stack of fried chicken and waffles.

WIDER ANGLE REVEALS

the great ARETHA FRANKLIN, dressed in one of those sleeping bag-like dresses, and Alicia Keys doing a practice jam on a duet of "Chain of Fools."

Lydia walks past the set. THROUGH THE GLASS she sees that Aleatra is clearly the one in charge of the session. Lackeys are deferring to her. Next to Aleatra is Spence, handing her some papers. She surreptitiously rubs his arm sensually as she takes them.

Lydia is gobsmacked. This is the father of her unborn child and she's never going to tell him. She runs on.

INT. VTV - TLR STUDIO

Lydia is about to run though the studio and out into the lobby when a tidal wave of TLR freaks and their idol, JUSTIN TIMBERLAKE, surrounded by his handlers, block her path.

The shrieking fans give up their accolades: "Justin, you look so hot in that video!" "Justin! You're beautiful!" "You look awesome, Justin! We love you!"

She pushes her way against the tide of the crowd, TWO BURLY SECURITY GUARDS are on her tail. She runs out--

INT. VTV BUILDING - BROADWAY - DAY

Still pushing against the shrieking crowd, trying to push its way in and out of the now pelting rain and whooshing traffic.

Suddenly there's a collective enthralled CHEERS and everyone, including Lydia, looks up as Justin Timberlake waves to throng of fans on the street.

The Guards are shoving even harder, approaching Lydia, just as her eyes scan one flight further up, and spots Guy and Boyd pounding like mad on his office window, shouting directions to the nearing Guards to get the tapes from Lydia. Just then, they grab her, pull her back. But:

Lydia tosses the tapes in the air as high as she can.

From the window, Guy instinctively grabs for them, but with the glass in the way there's nothing he can do, but silently scream as the priceless tapes FALL CRASHING DOWN ONTO BROADWAY, just as a speeding red tour bus comes careening by, SMASHING THEM TO SMITHEREENS.

Lydia smiles, then laughs and laughs as we

DISSOLVE TO:

INT. VTV - MAIN FLOOR

Lydia being escorted through the building, holding one small box of personal office belongings, by the security guards.

TWO DUDES in armor with big jousting sticks in hand, the logo for The Joust on their backs, follow behind her. As they walk, WE SEE the armor is only on their torsos. On their bottom halves they wear surfer shorts and flip-flops.

FADE TO:

INT. COBBLE HILL, BROOKLYN - STREET - SIX MONTHS LATER - DAY

Colored leaves let us know it's autumn.

INT. BROOKLYN APARTMENT - DAY

CLOSE ON -- a pair of sneakers

WIDER ANGLE REVEALS they are being worn by Lydia, six months pregnant, and showing every month of it. She walks from the--

LIVING ROOM - MOVING

Where a MAN is installing cable on her big TV, to the--

HALLWAY PAST THE KITCHEN - MOVING

where she hesitates as she sees her father, Jack, and stepmother, Pammy, at the bagel spread by her table in the kitchen. Her cat Grizabella sniffs at the whitefish salad.

LYDIA'S P.O.V. - KITCHEN

Jack picks up a piece of cheese.

JACK

Is that the Jack or the Muenster?

PAMMY

It's the Muenster, Jack!

JACK

Are you sure?

PAMMY

Of course, I'm sure.

JACK

(taking bagel)

It's so dark; I can't see anything in here! Her last place, now that had good light. Why she'd leave that job; now what is she going to do?

They turn, see Lydia.

PAMMY

Lydia!

JACK

Sweetheart!

They begin to follow her as she moves into the--

HALLWAY AND UPSTAIRS - MOVING

Pam puts her arm around her.

PAMMY

I want to share this with you, Lydia, and you have to trust me on this! After I had Laurie, my body snapped right back. Right back! Here's what you do: After, you grip a pencil -- you know, down there. When you can hold it, tight, and it doesn't fall out, that's when you know.

Lydia speeds on ahead and moves into the--

SECOND BEDROOM - MOVING

where Laurie and her husband, Arnie, get in the way as a PAINTER stenciling pictures of cats for a mural on the wall of what is clearly going to be a nursery.

Laurie places a huge CLASSIC OLD-FASHIONED FRILLY BABY DOLL in the crib.

LAURIE

Arnie, do you think Prudence Marie will be happy here?

ARNIE

(putting his arm around her)

She looks happy.

Laurie bulges her eyes at this.

Lydia smiles at them, starts out to the room as Pam and Jack head in, intercepting her.

PAMMY

Did you hear? We got a closing date on the house.

Lydia walks out, the entire family behind her now as she passes through the

HALLWAY - MOVING

JACK

About time. I'm telling you. I didn't want to at first, but now I'm counting the days until we get there. I need sunshine, 365 days of it, if possible. And the place we got in Delray. Tell them, Pammy; it's gorgeous. We don't need a big house or two cars. What were we thinking all these years?

and into the

LIVING ROOM

where Lydia moves a chair closer to a window.

PAM

Arnie, help her with that. She can't move that alone--

Arnie goes to help Lydia. They move it, though she does most of the work. As they move it, Jack points to a corner in the living room.

JACK

So that's the place of honor for the desk, huh? What can I say everyone? The old man is finally parting with his old mahogany desk. What can I say? It just doesn't fit in the new place. I'm just glad it's going to stay in the family.

Lydia stops, looks at her Dad, hugs him.

CABLE GUY

OK, I'm all done here.

He flips on the set, starts flipping through the channels. He stops it on VTV.

There is Boyd's hatchet job on McGuinness.

ON SCREEN WE SEE:

--Graham in his heyday with the Instigators doing a killer version of "You Make Me Want to Fly" on Midnight Special.

--Headlines of Graham's public drunkesnees; about his State of the Art meltdown; photos of Graham with young Tommy, then:

--a video/sound byte from present-day Tommy at his slickest

TOMMY

I mean we were all a bit mad in those days, but he was on another planet. I tried to keep him off the booze and drugs, but he was like an animal. A total pig. Sad, really...

--Photos of Barry Critchlow's office in lamentable Lambeth:

VTV VOICE OVER (V.O.)

This is McGuinness's so-called manager's office. Deep in the ghetto of South London's Peckham.

--a LONG SHOT of McGuinness's gatehouse. A sole figure shuts the shades in the distance as:

VTV VOICE OVER (cont'd) (CONT'D)

And where is McGuinness today? Still in search of that elusive lost chord in the gatehouse of the mansion where he once lived.

Lydia shuts the TV, signs off on the cable; Cable Guy leaves.

LYDIA

Let's eat.

Arnie, Laurie and Pam start out first, followed by Jack and Lydia. Jack stops her before they move on.

JACK

By the way, Lydia. The movers for the desk: It'll cost $300. They said they'd--

LYDIA

(resigned)

No problem, Dad.

They start out when the phone RINGS. Jack leaves as Lydia grabs the phone.

LYDIA (CONT'D)

Hello!

(face suddenly beaming)

What are you doing in New York?

INT. LITTLE ITALY - EVENING

The streets are crowded in this famous touristy neighborhood.

INT. ITALIAN RESTAURANT - EVENING

Lots of glass and pictures of gondolas on the wall. Lydia sits watching Barry and Barbara Critchlow suck down a plate of pasta and sausage in record time. She just sips a mineral water, resplendent in stretchy velvet pants and sexy top that accentuate and glamorize her pregnancy. Her Prada shoes match it perfectly.

BARBARA

(between bites)

Well of course he was devastated, wasn't he, Baz?

BARRY

Bit of a spicy thing going on with these bangers innit. Nice...

BARBARA

Barry!

BARRY

Oh, yes. Very upset. Didn't get out of bed for three months. Doing an ostrich he calls it. Never seen him cry before. Didn't stop for days.

BARBARA

That's right. But when you sent him that letter saying how'd VTV'd let you go--

LYDIA

Tossed out, is more like it--

BARBARA

Well, when he found out why...how, you know, what you'd done for him, he got up!

After a couple of weeks he found that song he was working on when you was with him. So, make a long story short, he only goes and finishes it, and guess what: it's blinding. Really good, right, Barry?

BARRY

Cracker. You'll hear it soon.

BARBARA

Anyway, Morris had the VP of A&R at Virgin in the back of the cab one night and played him the tape.

FLASH TO:

INT./EXT. MORRIS'S LIMO - NIGHT

Through the center of London, Morris drives with the slick-looking VP OF A&R OF VIRGIN RECORDS. They're LISTENING to Graham's NEW SONG.

VP A&R

This is Graham McGuinness? This is brilliant! How the fuck did you get this?

INT. ITALIAN RESTAURANT - EVENING - (BACK TO SCENE)

BARBARA

So Barry negotiated a little distribution deal the next week for finished masters. He's finished a whole new album and we're here to do a little club tour. Just him and two other blokes. Brilliant, innit!

LYDIA

Amazing! How come I didn't hear anything?

BARBARA

It's the way he wanted it. You know what he's like. He insisted the record company keep everything under wraps for now...

BARRY

He's had a bit of a funny turn. I mean to be frank he hasn't, you know, played out in front of anybody for quite a long time. He's started to make a few noises about cancelling the whole thing, going home; I mean you know Graham. This venue's too large; that one's too small; this soundman's no good; these lights are too bright.

Barry and Barbara use the leftover bread to soak up what's left on their plates.

BARBARA

I think he's just feeling a bit lost--

BARRY

I mean, so we was wondering, since it was because of you that he, well...

BARBARA

Got his groove back?

BARRY

Yes, that's right. That maybe you could tell us what we can do to get him to play live again?

Barry and Barbara look at her, expectantly. Lydia shrugs.

LYDIA

Sorry. I just don't know.

Lydia's WATCH ALARM starts to BEEP. She turns it off.

LYDIA (cont'd)

I'm afraid I have to go.

Barry and Barbara look at her, a bit helpless.

LYDIA (cont'd)

I mean if I think of anything I'll let you know.

Lydia stands, starts collecting her stuff.

BARRY

Yeah...Anyway, look, I wanted to give you these.

(hands over tickets)

These are for the first night. He's opening for Steve Forbert at The Knitting Factory.

LYDIA

Thanks a lot! Wow, I'll definitely be there.

BARRY

Yeah, well let's hope he is.

The SURLY ITALIAN WAITER grabs Barry and Barbara's sucked-empty plates, takes them away.

LYDIA

Yeah. Listen you guys, I'm afraid I'm gonna have to love you and leave you. I have something I'm supposed to be at. But it was so good to see you.

Lydia kisses them warmly, then heads out. Barry and Barbara watch her go as they pull out their cigarettes, light them.

The OWNER immediately growls something to them in Italian. It sounds dangerous to them. They immediately stub them out.

INT. BANQUET ROOM - NIGHT

A SIGN READS: Welcome to the Beth-El Academy Reunion, Class of 1985. A DJ spins HITS of the DAY. Presently, REO Speedwagon's "Can't Fight the Feeling" is PLAYING.

Lydia, proudly wearing a nametag with her old photo on it, gets a soft drink from the side. As she crosses the room, there are a few nods and "hellos." Finally, she stands on the side, watching people dance as the middle-aged crowd starts dancing excitedly to Animotion's new wavey "Obsession" Some are heavier, some look great.

One Woman wears a short-short skirt and super-high heels -- not unlike Lydia would've worn six months ago. She looks a little wobbly as she dances, and a little ridiculous.

Suddenly a head looks closely at her name tag, smiles. Then Lydia recognizes him. His hair's thinner but he looks good.

LYDIA

Alex?

ALEX

Lydia! How are you? Warren told me you look great! He wasn't kidding.

(pointing to her belly)

But he didn't tell me you were married.

LYDIA

I'm not.

ALEX

OK. Hey, so what about Tara? Do you guys keep in touch?

LYDIA

It's a long story; we were on the outs, but now we're sort of on the mend. She's happy. Lives in London. Kids. Rich husband. Why does everyone ask me about Tara?

ALEX

Sorry. So you're a single mom, huh? I'm a single dad. I have a son.

LYDIA

(finally genuinely engaged)

Wow.

ALEX

He's 15. Really. I knocked a girl up sophomore year. Married her and everything. Didn't last, of course. But my kid's great. Lives with me now. Much smarter than I was. Much cooler, too.

LYDIA

Yeah? Cool's kind of overrated, Alex.

ALEX

Easy for you to say: I hear you've got a cool job. Probably the coolest job of all of us here. VTV, Wow!

LYDIA

Nah, I don't work at VTV. What about you?

ALEX

Pediatrician.

He hands her his card.

ALEX (cont'd) (CONT'D)

Just in case...

(referring to baby)

Well, you know.

Lydia takes it, smiles. Uncomfortable pause.

ALEX (cont'd) (CONT'D)

Give me a call. Perhaps we could get a cappuccino or something.

LYDIA

Yeah. Maybe.

ALEX

So what is it you really do?

INT. RADIO STATION STUDIO

Quiet. Lydia's behind the mike with the letters WFUV on it.

LYDIA

Tonight on All About The Music we are very lucky to have something of a legend with us. Here to perform live in our studio -- and it's his first performance for a public audience in more than 20 years -- playing a song from his long- awaited new album is the one and only Graham McGuinness.

PULL BACK REVEALS McGuinness and his TWO BACK-UP GUYS (acoustic bass and trombone).

Lydia takes off her headphones and pushes UP a FADER. McGuinness looks nervous. She pushes DOWN a FADER and gives him a big smile. Graham takes a breath. Lydia gives his arm a reassuring squeeze.

GRAHAM

One...two...one, two, three, four...

FADE OUT:

THE SONG PLAYS OVER THE CLOSING CREDITS.

THE END